UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Immunomedics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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October 22, 2014

Dear Fellow Stockholders:

I am pleased to invite you to our 2014 Annual Meeting of Stockholders, which will be held on Wednesday, December 3, 2014, at 10:00 a.m., local time, at our executive offices located at 300 The American Road, Morris Plains, New Jersey 07950. The Annual Meeting is an excellent opportunity to learn more about our business and research and development efforts, as well as our pipeline of therapeutic product candidates. I hope you will make every effort to join us at our Annual Meeting.

On the pages after this letter, you will find the notice of our 2014 Annual Meeting of Stockholders, which lists the matters to be considered at the meeting, and the proxy statement, which describes the matters listed in the notice. Instead of mailing a printed copy of our proxy materials, including our Annual Report, to each stockholder of record, we have decided to provide access to these materials in a fast and efficient manner via the Internet. This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to all stockholders. Accordingly, on October 22, 2014, we will begin mailing a Notice Regarding Internet Availability of Proxy Materials, or the Notice, to all stockholders of record as of October 8, 2014, and have posted our proxy materials on the website referenced in the Notice (www.proxyvote.com). As more fully described in the Notice, all stockholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Your vote at this meeting is important. Whether or not you plan to attend the meeting, I hope you will vote as soon as possible. If you are a stockholder of record, you may vote over the Internet or by telephone. If you requested a printed copy of the proxy materials by mail, you may mark, date, sign, and mail the proxy card in the envelope provided. You will find voting instructions in the Notice and proxy statement and on the proxy card. If your shares are held in “street name” — that is, held for your account by a broker or other nominee — you will receive instructions from the holder of record that you must follow for your shares to be voted.

With many thanks for your ongoing support and continued interest in Immunomedics, I am,

Sincerely yours,

CYNTHIA L. SULLIVAN

President and Chief Executive Officer

IMMUNOMEDICS, INC.

300 The American Road

Morris Plains, New Jersey 07950

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

Date		Wednesday, December 3, 2014.
Time		10:00 a.m., local time.
Place		300 The American Road, Morris Plains, New Jersey 07950.
Proposals	1.	Elect six directors to serve for a term of one year until the 2015 Annual Meeting of Stockholders;
	2.	Approve, on an advisory basis, compensation of our named executive officers;
	3.	Approve the amendment and restatement of the Company’s certificate of incorporation, as amended, to increase the maximum number of authorized shares of the Company’s capital stock, all classes, from 145,000,000 shares, consisting of (i) 135,000,000 shares of common stock, $0.01 par value per share (“Common Stock”), and (ii) 10,000,000 shares of preferred stock, $0.01 par value per share (“Preferred Stock”), to 165,000,000 shares, consisting of (x) 155,000,000 shares of Common Stock, and (y) 10,000,000 shares of Preferred Stock;
	4.	Approve the Immunomedics, Inc. 2014 Long-Term Incentive Plan;
	5.	Ratify the selection by the Audit Committee of our Board of Directors of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2015; and
	6.	Consider any other business as may properly come before the Annual Meeting or any postponement or adjournment of the meeting.
Record Date		Only stockholders of record at the close of business on the record date, October 8, 2014, are entitled to receive notice of and to vote at the Annual Meeting and any adjournment of the meeting.
Stock Transfer Books		The stock transfer books will remain open between the record date and the date of the Annual Meeting. A complete list of stockholders entitled to vote will be available from our Secretary at our executive offices for a period of 10 days before the Annual Meeting.

Instead of mailing a printed copy of our proxy materials, including our Annual Report, to each stockholder of record, we have decided to continue to provide access to these materials in a fast and efficient manner via the Internet. This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to all stockholders. Accordingly, on October 22, 2014, we will begin mailing a Notice Regarding Internet Availability of Proxy Materials, or the Notice, to all stockholders of record as of October 8, 2014, and have posted our proxy materials on the website referenced in the Notice (www.proxyvote.com). As more fully described in the Notice, all stockholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, PLEASE PROMPTLY VOTE YOUR PROXY BY TELEPHONE, BY ACCESSING THE INTERNET SITE AND FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD OR BY REQUESTING A PRINTED COPY OF THE PROXY MATERIALS AND MARKING, DATING, SIGNING AND RETURNING THE PROXY CARD.

On behalf of the Board of Directors,

PHYLLIS PARKER, Secretary

October 22, 2014

IMMUNOMEDICS, INC.

300 The American Road

Morris Plains, New Jersey 07950

www.immunomedics.com

PROXY STATEMENT—2014 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement contains information about the 2014 Annual Meeting of Stockholders of Immunomedics, Inc., a Delaware corporation, including any postponements or adjournments of the meeting. The meeting will be held at our executive offices located at 300 The American Road, Morris Plains, New Jersey 07950, on Wednesday, December 3, 2014, at 10:00 a.m., local time. In this proxy statement, we sometimes refer to Immunomedics, Inc., and our consolidated subsidiaries as “Immunomedics,” the “Company,” “we” or “us.”

We are sending you this proxy statement and related materials in connection with the solicitation of proxies by our Board of Directors.

Instead of mailing a printed copy of our proxy materials, including our Annual Report, to each stockholder of record, we have decided to continue to provide access to these materials in a fast and efficient manner via the Internet. This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to all stockholders. Accordingly, on October 22, 2014, we will begin mailing a Notice Regarding Internet Availability of Proxy Materials, or the Notice, to all stockholders of record as of October 8, 2014, and have posted our proxy materials on the website referenced in the Notice (www.proxyvote.com). As more fully described in the Notice, all stockholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Our Annual Report on Form 10-K for the fiscal year ended June 30, 2014 is available on the Internet at www.proxyvote.com or through the SEC’s electronic data system called EDGAR at www.sec.gov. To request a printed copy of our Form 10-K, which we will provide to you without charge, either write to our Investor Relations Department, Immunomedics, Inc., 300 The American Road, Morris Plains, New Jersey 07950, or e-mail Investor Relations at investor@immunomedics.com.

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, PLEASE PROMPTLY VOTE YOUR PROXY BY TELEPHONE, BY ACCESSING THE INTERNET SITE AND FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD OR BY REQUESTING A PRINTED COPY OF THE PROXY MATERIALS AND MARKING, DATING, SIGNING AND RETURNING THE PROXY CARD.

VOTING PROCEDURES

WHO CAN VOTE?	Each share of our common stock that you owned as of the close of business on October 8, 2014, the record date for the 2014 Annual Meeting, entitles you to one vote on each matter to be voted upon at the Annual Meeting. On the record date, there were 93,167,819 shares of Immunomedics common stock issued and 93,133,094 shares of Immunomedics common stock outstanding and entitled to vote. Accordingly, there are an aggregate of 93,133,094 votes entitled to be cast at the Meeting.

HOW DO I VOTE?	If your shares are registered directly in your name, you may vote:

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Over the Internet or by Telephone. If you are a registered stockholder (that is, if you hold your stock directly and not in street name), you may vote by telephone or over the Internet by following the instructions included in the Notice by accessing the Internet at www.proxyvote.com and following the instructions contained on that website. Stockholders with shares registered directly with us may vote (i) by telephone by dialing 1-800-690-6903 (toll free from the United States, Canada and Puerto Rico) or (ii) by Internet at www.proxyvote.com and following the instructions contained on that website. Internet and telephone voting are available 24 hours a day. Votes submitted through the Internet or by telephone must be received by 11:59 p.m. (Eastern Time) on the day before the Annual Meeting. You must specify how you want your shares voted or your Internet or telephone vote cannot be completed and you will receive an error message. Your shares will be voted according to your instructions.

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By Mail. If you request a printed copy of the proxy materials by mail, mark, date, sign, and return the enclosed proxy card to Broadridge. A postage prepaid envelope addressed to Broadridge will be provided with requested printed proxy materials. Your proxy will be voted according to your instructions. If you do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.

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In Person at the Meeting. If you attend the meeting, you may vote by completing a ballot, which will be available at the meeting or, if you request a printed copy of the proxy materials, you may deliver your completed proxy card in person.

If your shares are held in “street name” (held for your account by a broker or other nominee) you may vote:

•	Over the Internet or by Telephone. You will receive instructions from your broker or other nominee if you are permitted to vote over the Internet or by telephone.

•	By Mail. You will receive instructions from your broker or other nominee explaining how to cast your vote.

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In Person at the Meeting. Contact the broker or other nominee who holds your shares to obtain a broker’s proxy card and bring it with you to the meeting. You will not be able to vote at the meeting unless you have a proxy from your broker issued in your name giving you the right to vote the shares.

HOW CAN I CHANGE MY VOTE?	You may revoke your proxy and change your vote at any time before the meeting. To do this, you must do one of the following:

•	Vote over the Internet or by Telephone as instructed above. Only your latest Internet vote is counted.

•	Sign and date a new proxy and submit it as instructed above. Only your latest proxy vote is counted.

•	Attend the meeting and vote in person. Attending the meeting will not revoke your proxy unless you specifically request it.

WILL MY SHARES BE VOTED IF I DO NOT RETURN MY PROXY?	If your shares are registered directly in your name, your shares will not be voted if you do not vote over the Internet, by telephone or return your proxy, or attend and vote at the Annual Meeting. If you have misplaced your proxy, you may obtain another by following the instructions provided in the Notice or by accessing the Internet website at www.proxyvote.com and following the instructions contained on that website.

If your shares are held in “street name,” your brokerage firm, under certain circumstances, may vote your shares for you if you do not return your proxy. Brokerage firms have authority to vote customers’ unvoted shares on matters that the New York Stock Exchange, or NYSE, determines to be “routine.” If you do not give a proxy to your brokerage firm to vote your shares, your brokerage firm may either: vote your shares on routine matters, or leave your shares unvoted. Proposal 1, the election of directors; Proposal 2, the advisory vote on executive compensation; Proposal 3, the approval of the Amended and Restated Certificate of Incorporation; and Proposal 4, the approval of the Immunomedics, Inc. 2014 Long-Term Incentive Plan, are not considered routine matters. Proposal 5, the ratification of the independent registered public accounting firm, is currently considered a routine matter. We therefore strongly encourage you to provide voting instructions to your brokerage firm by submitting your proxy. This ensures your shares will be voted at the meeting according to your instructions. You should receive directions from your brokerage firm about how to submit your proxy to them.

IF I DO NOT GIVE INSTRUCTIONS TO MY BANK OR BROKER, WHAT MATTERS DOES MY BANK OR BROKER HAVE AUTHORITY TO VOTE UPON?	Pursuant to NYSE Rule 452 and corresponding Listed Company Manual Section 402.08, discretionary voting by brokers of shares held by their customers in “street name” is prohibited. If you do not give instructions to your bank or broker within ten days of the Annual Meeting, it may vote on matters that the NYSE determines to be “routine,” but will not be permitted to vote your shares with respect to “non-routine” items. Under the NYSE rules, the ratification of the independent registered public accounting firm is a routine matter, while the election of our directors, approval of the compensation of our named executive officers, approval of the Amended and Restated Certificate of Incorporation, and approval of the Immunomedics, Inc. 2014 Long-Term Incentive Plan are non-routine matters. When a bank or broker has not received instructions from the beneficial owners or persons entitled to vote and the bank or broker cannot vote on a particular matter because it is not routine, then there is a “broker non-vote” on that matter. Broker non-votes will be counted in determining whether there is a quorum for the Annual Meeting. As a result, we strongly encourage you to submit your voting instructions and exercise your right to vote as a stockholder.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?	It means that you have more than one account, which may be at the transfer agent, with stockbrokers or otherwise. Please vote over the Internet, or complete and return all proxies for each account to ensure that all of your shares are voted.

HOW MANY SHARES MUST BE PRESENT TO HOLD THE MEETING?	A majority of our outstanding shares of common stock as of the record date must be present at the meeting to hold the meeting and conduct business. This is called a quorum. Shares are counted as present at the meeting if the stockholder votes over the Internet or telephone, completes and submits a proxy or is present in person at the meeting. Shares that are present that vote to abstain or do not vote on one or more of the matters to be voted upon are counted as present for establishing a quorum. If a quorum is not present, we expect that the meeting will be adjourned until we obtain a quorum.

WHAT VOTE IS REQUIRED TO APPROVE EACH MATTER AND HOW ARE VOTES COUNTED?	Proposal 1—Election of Directors.

To elect each director nominee, if a quorum is present or represented by proxy at the meeting, stockholders holding a majority of Immunomedics common stock present or represented by proxy at the meeting and voting on the matter must vote FOR the director. If your broker holds your shares in “street name,” and if you do not vote your shares, your brokerage firm does not have the authority to vote your unvoted shares held by the firm since such matter is not considered routine. When a bank or broker has not received instructions from the beneficial owners or persons entitled to vote and the bank or broker cannot vote on a particular matter because it is not routine, then there is a “broker non-vote” on that matter. Broker non-votes do not count as votes “FOR” or “AGAINST” any nominee, but will be counted in determining whether there is a quorum for the Annual Meeting. You may vote FOR any one or more of the nominees, AGAINST any one or more of the nominees or ABSTAIN from voting FOR or AGAINST any one or more of the nominees. Abstentions are not counted FOR or AGAINST this proposal.

Proposal 2—Advisory Vote to Approve Compensation of our Named Executive Officers.

To approve Proposal 2, if a quorum is present or represented by proxy at the meeting, stockholders holding a majority of Immunomedics common stock present or represented by proxy at the meeting and voting on the matter must vote FOR the proposal. This vote is advisory in nature and is not binding on, nor does it overrule, any decisions of the Company, the Board or the Compensation Committee. In the event that a majority of the votes cast are against this proposal, however, the Board and the Compensation Committee will carefully consider the outcome of the vote and the reasons therefore when making future decisions on the compensation of our named executive officers. Abstentions and broker non-votes will have no effect on the outcome of the vote, as they will not be counted as votes cast.

Proposal 3—Approval of the Amended and Restated Certificate of Incorporation.

To approve Proposal 3, if a quorum is present or represented by proxy at the meeting, stockholders holding a majority of Immunomedics common stock outstanding and entitled to vote at the meeting must vote FOR the proposal. Abstentions will have the same effect as a vote against the proposal, and broker non-votes will have no effect on the outcome of the vote.

Proposal 4—Approval of the Immunomedics, Inc. 2014 Long-Term Incentive Plan.

To approve Proposal 4, if a quorum is present or represented by proxy at the meeting, stockholders holding a majority of Immunomedics common stock present or represented by proxy at the meeting and voting on the matter must vote FOR the proposal. Abstentions and broker non-votes will have no effect on the outcome of the vote, as they will not be counted as votes cast.

Proposal 5—Ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2015.

To approve Proposal 5, if a quorum is present or represented by proxy at the meeting, stockholders holding a majority of Immunomedics common stock present or represented by proxy at the meeting and voting on the matter must vote FOR the proposal. Abstentions will have no effect on the outcome of the vote, as they will not be counted as votes cast. As Proposal 5 is a routine matter, broker non-votes will not occur with respect to this proposal.

The inspector of election appointed for the 2014 Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes, will tabulate all votes.

HOW DOES THE BOARD OF DIRECTORS RECOMMEND THAT I VOTE?	Our Board of Directors recommends that you vote:

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FOR Proposal 1—elect our six nominees to the Board of Directors for a one-year term ending at the 2015 Annual Meeting of Stockholders or such time as their respective successors are duly elected and qualified;

•	FOR Proposal 2—advisory vote to approve the compensation of our named executive officers;

•	FOR Proposal 3—approve the amendment and restatement of our Certificate of Incorporation;

•	FOR Proposal 4—approve the Immunomedics, Inc. 2014 Long-Term Incentive Plan; and

•	FOR Proposal 5—ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2015.

ARE THERE OTHER MATTERS TO BE VOTED ON AT THE MEETING?	We do not know of any other matters that may come before the Annual Meeting other than the election of directors, approval of the Amended and Restated Certificate of Incorporation, approval of Immunomedics, Inc. 2014 Long-Term Incentive Plan and ratification of the independent registered public accounting firm. If any other matters are properly presented to the meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their judgment.

WHERE DO I FIND THE VOTING RESULTS OF THE MEETING?	We intend to announce preliminary voting results at the Annual Meeting. We will publish final results in a current report on Form 8-K, which will be filed with the Securities and Exchange Commission, or SEC, no later than four business days following the Annual Meeting. To request a printed copy of our filings with the SEC, please write to Investor Relations, Immunomedics, Inc., 300 The American Road, Morris Plains, New Jersey 07950, or e-mail Investor Relations at investor@immunomedics.com. You will also be able to find a copy on the Internet through our website at www.immunomedics.com or through the SEC’s electronic data system called EDGAR at www.sec.gov. Our website is not part of this proxy statement; references to our website address in this proxy statement are intended to be inactive textual references only.

WHO WILL PAY THE COSTS OF SOLICITING THESE PROXIES?	We will pay the costs of soliciting proxies. In addition to the mailing of these proxy materials, our directors, officers and employees may solicit proxies by telephone, e-mail and in person, without additional compensation. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for distributing proxy materials to stockholders.

HOW CAN I RECEIVE FUTURE PROXY STATEMENTS AND ANNUAL REPORTS OVER THE INTERNET?	As permitted by the rules adopted by the SEC, instead of mailing a printed copy of our proxy materials, including our Annual Report, to each stockholder of record, we have decided to continue to provide access to these materials in a fast and efficient manner via the Internet. This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to all stockholders. Accordingly, on October 22, 2014, we will begin mailing a Notice to all stockholders of record as of October 8, 2014, and have posted our proxy materials on the website referenced in the Notice (www.proxyvote.com). As more fully described in the Notice, all stockholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Your election to receive proxy materials by mail or email will remain in effect until you terminate it. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended June 30, 2014, are also available on the Internet site at www.proxyvote.com. If your shares are held through a broker or other nominee, you should check the information provided by them for instructions on how to elect to view future proxy statements and annual reports over the Internet.

PROPOSAL 1—ELECTION OF DIRECTORS

The Board of Directors has nominated six people to serve as members of the Board of Directors until the 2015 Annual Meeting of Stockholders. Each nominee currently serves as a member of the Board of Directors and each has previously been elected by our stockholders.

The Board of Directors recommends a vote FOR each of the nominees named below.

Our Board of Directors, upon the recommendation of our Governance and Nominating Committee, voted to nominate Dr. David M. Goldenberg, Ms. Cynthia L. Sullivan, Mr. Brian A. Markison, Ms. Mary E. Paetzold, Mr. Richard L. Sherman and Mr. Don C. Stark for election at the 2014 Annual Meeting of Stockholders to serve until the 2015 Annual Meeting of Stockholders, or such later date as their respective successors have been duly elected and qualified, or until their earlier death, resignation or removal. Set forth below are their ages as of October 1, 2014, their offices with us, if any, their principal occupations or employment for the past five years, the length of their tenure as directors, and the names of other public companies in which they serve or served as a member of the Board of Directors. The persons named in the enclosed proxy will vote to elect as directors the six nominees listed below, unless you indicate on the proxy that your vote should be withheld from, or that you wish to vote against, any or all of these nominees. All of the nominees have indicated their willingness to serve, if elected, but if any of them should be unable or unwilling to serve, proxies may be voted for a substitute nominee designated by the Board of Directors, unless the Board of Directors chooses to reduce the number of directors serving on the Board of Directors.

NOMINEES FOR DIRECTORS

Dr. David M. Goldenberg	Principal occupation: Chairman of the Board of Directors and Chief Scientific Officer and Chief Medical Officer, Immunomedics, Inc.

Age: 76	Prior business experience:

Director since: 1982	• Founded Immunomedics in 1982.

• Chief Executive Officer from July 1982 through July 1992; February 1994 through May 1998; and July 1999 through March 2001.

• Chief Strategic Officer from July 2003 through June 2007.

• Chief Scientific Officer from March 2001 through June 2003 and from July 2007 to present.

• Chief Medical Officer from July 2007 to present.

• Currently serves as the President and Trustee of the Center for Molecular Medicine and Immunology, an independent, non-profit research center.

•    Currently serves as the President and Chief Executive Officer of the Garden State Cancer Center, a subsidiary of the Center for Molecular Medicine and Immunology, and a Trustee of the Garden State Cancer Center Foundation.

• Currently serves as the Chairman of the Board of IBC Pharmaceuticals, Inc., a majority-owned subsidiary of the Company.

Cynthia L. Sullivan	Principal occupation: President and Chief Executive Officer, Immunomedics, Inc.

Age: 59	Prior business experience:

Director since: 2001	• Joined Immunomedics in 1985.

• President and Chief Executive Officer since March 2001.

• Previously served as President from December 2000 to March 2001; and as Executive Vice President and Chief Operating Officer from June 1999 to December 2000.

• Concurrently serves as President of IBC Pharmaceuticals, Inc.

Public company directorships: From November 2007 to December 2009 served as a director of Urigen Pharmaceuticals, Inc., a specialty pharmaceutical company focused on the development and commercialization of treatments for urological disorders. From September 2002 to July 2007 served as a director of Digene Corp., a leader in molecular diagnostics and women’s health diagnostic markets (which was merged with Qiagen N.V., effective July 30, 2007).

Brian A. Markison	Principal occupation: Healthcare Industry Executive at Avista Capital Partners, a leading private equity firm, since September 2012.

Age: 55	Prior business experience:

Director since: 2004 Compensation Committee Governance and Nominating Committee Research & Development Committee Lead Independent Director

•     President and Chief Executive Officer of Fougera Pharmaceuticals, from July 2011 to July 2012.

•     President and Chief Executive Officer of King Pharmaceuticals, Inc., from 2004 to 2011.

•     Previously served as President of Bristol-Myers Squibb’s Oncology, Virology and Oncology Therapeutics Network Businesses from 2002 until 2004.

•     From 1999 to 2001, Mr. Markison served in various positions, including President, Bristol-Myers Squibb’s Oncology, Virology and Oncology Therapeutics Network; Senior Vice President, Licensing and External Development.

Public company directorships: Chairman of the Board of Directors for Lantheus Medical Imaging, Inc., a global leader in developing, manufacturing and distributing innovative diagnostic imaging agents, since 2012, and Rosetta Genomics, Ltd., a leading developer of microRNA-based molecular diagnostics, since April 2011. Member of the Board of Directors for Alere Inc., a global leader in enabling individuals to take charge of their health at home through the merger of rapid diagnostics and health information solutions, since 2013, and PharmAthene, Inc., a biodefense company developing medical countermeasures against biological and chemical threats, since September 2011. From July 2011 to July 2012, served on the Board of Directors of Fougera Pharmaceuticals, a company created from the acquisition of Nycomed A/S by Takeda Pharmaceuticals, (which was acquired by Novartis AG, effective July 23, 2012). From December 2006 to February 2011 served as Chairman of the Board of Directors of King

Pharmaceuticals, Inc., a vertically integrated pharmaceutical company engaged in the development, manufacturing, marketing and sales of branded prescription pharmaceutical products (which was acquired by Pfizer Inc., effective February 28, 2011).

Mary E. Paetzold	Principal occupation: Chief Financial Officer of SMG Indium Resources Ltd., since July 2011.

Age: 65	Prior business experience:

Director since: 2001 Audit Committee Compensation Committee Governance and Nominating Committee

•     Adjunct Professor, Cameron School of Business, University of North Carolina—Wilmington from 2008 to 2009.

•     Vice President, Chief Financial Officer, Secretary, and Treasurer of Ecogen, Inc., from 1994 to 2000, member of the Ecogen Board of Directors from 1996 to 1997.

•     Served as audit partner, and as SEC reviewing partner, at KPMG LLP, an independent registered public accounting firm, prior to 1994.

Public company directorships: From February 2003 to July 2011 served as a member of the Board of Directors and Chair of the Audit Committee of Orthovita, Inc., a specialty spine and orthopedic company with orthobiologic and biosurgery products (which was acquired by Stryker Corporation, effective June 27, 2011).

Richard L. Sherman	Principal occupation: Senior Vice President, Strategic Transactions and General Counsel of TetraLogic Pharmaceuticals Corporation, a publicly traded biopharmaceutical company, since 2012.

Age: 67	Prior business experience:

Director since: 2013 Audit Committee Compensation Committee Governance and Nominating Committee

•     Prior to joining TetraLogic, Mr. Sherman provided consulting services to TetraLogic as Vice President, Strategic Partnering and Transactions at Malvern Consulting Group.

•     From 1992 to 2001, he was founder and managing officer of QED Technologies, Inc., a life science business consulting firm purchased in 1999 by The Omnicom Group.

•     From 1990 to 1992, Mr. Sherman was a partner in the law firm of Pepper Hamilton LLP.

•     From 1976 through 1989, he served as Deputy General Counsel of SmithKline Beckman Corporation (now GlaxoSmithKline).

Don C. Stark	Principal occupation: Chief Executive Officer and President of Whistler Associates, Inc., a marketing and strategic planning consulting firm for companies focused on oncology, since 1996.

Age: 60	Prior business experience:

Director since: 2005 Audit Committee Governance and Nominating Committee Research and Development Committee

•     From 2002 to 2012, he served as partner and member of the Board of Directors of Strategic Answers, Inc., a strategic planning consulting firm.

•     From 1980 to 1995, Mr. Stark served in various market research, marketing and business development positions at Bristol-Myers Squibb Oncology Division, Immunex and Repligen, all in the fields of oncology and immunology.

Vote Required and Board Recommendation

If a quorum is present, the election of each nominee requires the affirmative vote of a majority of the votes cast at the Annual Meeting for each nominee. Abstentions and broker non-votes will not be considered as votes cast for or against any nominee, and will therefore have no effect on the outcome of the vote.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO ELECT EACH OF OUR SIX NOMINEES TO THE BOARD OF DIRECTORS FOR A ONE-YEAR TERM UNTIL THE 2015 ANNUAL MEETING OF STOCKHOLDERS.

PROPOSAL 2—ADVISORY (NON-BINDING) VOTE TO APPROVE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (SAY-ON-PAY)

The Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, requires that our stockholders have the opportunity to cast an advisory (non-binding) vote on executive compensation at the Annual Meeting, commonly referred to as a “Say-on-Pay” vote.

The advisory vote on executive compensation is a non-binding vote on the compensation of our “named executive officers,” as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this proxy statement. Please read the “Compensation Discussion and Analysis” section starting on page 43 of this proxy statement for a detailed discussion about our executive compensation programs, including information about the fiscal 2014 compensation of our named executive officers.

The advisory vote on executive compensation is not a vote on our general compensation policies, the compensation of our Board of Directors, or our compensation policies as they relate to risk management. The Dodd-Frank Act requires that we hold the advisory vote on executive compensation at least once every three years. At the 2011 Annual Meeting of Stockholders, the Company’s stockholders recommended, on an advisory basis, that the frequency of the stockholder vote on the compensation of our named executive officers occur every year. As such, the next advisory vote to approve compensation of our named executive officers will be conducted at our 2015 Annual Meeting of Stockholders.

The Compensation Committee of our Board of Directors oversees and administers our executive compensation program, including the evaluation and approval of compensation plans, policies and programs offered to our named executive officers. The Compensation Committee has designed the executive compensation program for our named executive officers to meet the following objectives:

•	Ensure executive compensation is aligned with our corporate strategies and business objectives.

•	Reinforce the importance of meeting and exceeding identifiable and measurable goals through superior awards for superior performance.

•	Provide total direct compensation that is competitive in markets in which we compete for management talent in order to attract, retain and motivate the best possible executive talent.

•	Provide an incentive for long-term continued employment with our Company.

•	Reinforce our desired culture and unique corporate environment by fostering a sense of ownership, urgency and overall entrepreneurial spirit.

The vote solicited by this Proposal No. 2 is advisory, and therefore is not binding on the Company, our Board of Directors or our Compensation Committee. The outcome of the vote will not require the Company, our Board of Directors or our Compensation Committee to take any action, and will not be construed as overruling any decision by the Company or the Board of Directors.

Furthermore, because this non-binding, advisory resolution primarily relates to the compensation of our named executive officers that has already been paid or contractually committed, there is generally no opportunity for us to revisit these decisions. However, our Board of Directors, including our Compensation Committee, values the opinions of our stockholders and, to the extent there is any significant vote against the executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and evaluate what actions, if any, may be appropriate to address those concerns.

Stockholders will be asked at the 2014 Annual Meeting to approve the following resolution pursuant to this Proposal No. 2:

RESOLVED, that the stockholders of Immunomedics, Inc. approve, on an advisory basis, the compensation of the Company’s named executive officers, disclosed pursuant to Item 402 of Regulation S-K in the Company’s definitive proxy statement for the 2014 Annual Meeting.

Approval of this resolution requires the affirmative vote of a majority of the shares of Immunomedics’ common stock voted at the 2014 Annual Meeting. Abstentions and broker non-votes will not be counted and, accordingly, will have no effect on the outcome of the vote on this proposal.

Vote Required and Board Recommendation

If a quorum is present, approval of the compensation of our named executive officers requires the affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions and broker non-votes will not be considered as votes cast for or against the proposal and will therefore have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 3—APPROVAL OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Description of Proposal

The Company’s Certificate of Incorporation, as amended (the “Certificate”) currently authorizes the Company to issue up to 145,000,000 shares of stock, all classes, consisting of (i) 135,000,000 shares of Common Stock, and (ii) 10,000,000 shares of Preferred Stock. On August 14, 2014, the Board of Directors approved, subject to stockholder approval, an amendment and restatement of the Company’s Certificate to increase the maximum number of shares of the Company’s stock authorized to 165,000,000 shares of stock consisting of: (x) 155,000,000 shares of Common Stock, and (y) 10,000,000 shares of Preferred Stock.

The Board of Directors has determined that an increase in the number of shares authorized for issuance, thereby increasing the number of shares of Common Stock authorized for issuance, is in the Company’s best interests. The proposed increase in the number of shares of Common Stock authorized for issuance will ensure that shares will be available, if needed, for issuance in connection with grants of equity awards under our equity incentive plans, possible acquisitions, partnering, financings, potential share purchases under existing licensing agreements, and other corporate purposes. The Board of Directors believes that the availability of the additional shares for such purposes, without delay or the necessity for a special stockholders’ meeting, would be beneficial to the Company. The Company does not have any immediate plans, arrangements, commitments or understandings with respect to the issuance of any of the additional shares of Common Stock that would be authorized by the proposed amendment and restatement. No further action or authorization by the Company’s stockholders would be necessary prior to the issuance of the additional shares of Common Stock, unless required by applicable law or regulatory agencies or by the rules of any stock market on which the Company’s securities may then be listed. A copy of the proposed Amended and Restated Certificate of Incorporation is attached hereto as Appendix D.

The holders of any of the additional shares of Common Stock issued in the future would have the same rights and privileges as the holders of the Common Stock currently authorized and outstanding. Those rights do not include preemptive rights with respect to the future issuance of any additional shares.

Outstanding Capital Stock and Shares of Capital Stock Available for Issuance

As of October 8, 2014, 93,167,819 shares of Common Stock were issued and 93,133,094 shares were outstanding, an aggregate of 6,451,763 shares of Common Stock were reserved for issuance upon the exercise of outstanding options granted under our existing stock plans, an aggregate of 3,395,843 shares of Common Stock were reserved for issuance upon the exercise of future option grants under such plans, and 1,000,000 shares of common stock were reserved for issuance upon the exercise of outstanding warrants. No shares of Preferred Stock were issued and outstanding. As a result, as of October 8, 2014, we have 30,984,575 shares of Common Stock available for issuance. If the proposed amendment and restatement is approved, 20,000,000 additional shares of Common Stock would be authorized but unissued, resulting in a total of 50,984,575 shares of Common Stock available for future issuance.

Potential Anti-Takeover Effect and Other Provisions

The proposal to increase the number of shares of Common Stock that we are authorized to issue could have a potential anti-takeover effect, even though our Board of Directors is not presenting the proposal for that reason and does not presently anticipate using the increased authorized shares for such purpose. The effect of the proposed increase in the authorized number of shares of Common Stock might render more difficult or discourage a merger, tender offer, proxy contest or change in control and the removal of management, which a majority of independent stockholders might otherwise deem favorable. The authority of our Board of Directors to issue Common Stock might be used to create voting impediments or to frustrate an attempt by another person or entity to effect a takeover or otherwise gain control of the Company, because the issuance of additional shares of Common Stock would dilute the voting power of the Common Stock and Preferred Stock then outstanding. The additional shares of Common Stock could also be issued to purchasers who would support our Board of Directors in opposing a takeover bid that our Board of Directors determines not to be in the best interests of the Company or our stockholders. We are not currently aware of any pending or proposed transaction involving a change in control. While authorization of additional shares may be deemed to have potential anti-takeover effects, this proposal is not prompted by any specific effort or perceived threat of takeover. Our Board of Directors does not currently have any plans to implement additional measures that may have an anti-takeover effect.

Various provisions of our Certificate, our Amended and Restated Bylaws and of Delaware corporate law may discourage, delay or prevent a change in control or takeover attempt of the Company by a third party that is opposed by our Board of Directors, including the following: (a) authorization of “blank check” preferred stock that could be issued by our Board of Directors to make it more difficult for a third party to acquire, or to discourage a third party from acquiring, a majority of our outstanding voting stock; (b) non-cumulative voting for Directors; (c) control by our Board of Directors of the size of our Board of Directors; and (d) advance notice requirements for proposing matters that can be acted upon by our stockholders at stockholder meetings.

We also are subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a business combination includes mergers, consolidations, sales or other dispositions of assets having an aggregate value in excess of 10% of the consolidated assets of the corporation and certain transactions that would increase the interested stockholder’s proportionate share ownership in the corporation. Generally, an interested stockholder is a person who owns 15% or more of a corporation’s voting stock or is an affiliate or associate of the corporation and owned 15% or more of the corporation’s voting stock within three years prior to the determination of interested stockholder status. The existence of this provision could prevent a takeover of the Company with respect to transactions not approved in advance by our Board of Directors, including takeover attempts that might result in a premium over the market price of our Common Stock.

Proposed Amendment and Restatement

The Stockholders are being asked to consider and vote upon a proposed amendment and restatement of the Company’s Certificate to increase the maximum number of shares of the Company’s stock authorized from 145,000,000 shares of stock, all classes, to 165,000,000 shares of stock consisting of: (i) 155,000,000 shares of Common Stock, and (ii) 10,000,000 shares of Preferred Stock. Although the Company has no present intent to issue any additional shares of Common Stock, the Board of Directors believes that the additional shares of Common Stock would provide the Company with added flexibility in connection with its future financing and stock issuance requirements, including with respect to possible future stock splits, if any.

Vote Required and Board Recommendation

If a quorum is present, approval of the Amendment and Restatement of our Certificate of Incorporation requires the affirmative vote of a majority of Immunomedics common stock outstanding and entitled to vote on the matter. Abstentions will have the same effect as a vote against the proposal, and broker non-votes will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF OUR CERTIFICATE OF INCORPORATION.

PROPOSAL 4—APPROVAL OF THE IMMUNOMEDICS, INC. 2014 LONG-TERM INCENTIVE PLAN

On September 15, 2014, the Board of Directors adopted the Company’s 2014 Long-Term Incentive Plan (the “Plan”), subject to stockholder approval. The material features of the Plan are summarized below. If approved by the Company’s stockholders, the Plan will become effective on the date of such approval. The Plan is intended to replace the Company’s 2006 Stock Incentive Plan (the “2006 Plan”), which will terminate upon stockholder approval of this proposal. Consequently, no further awards will be made under the 2006 Plan after the effective date of the Plan. The 2006 Plan will not terminate, however, if this proposal is not approved by the Company’s stockholders. Approval of the Plan will allow us to continue attracting and retaining the best personnel by providing them the appropriate equity incentives. The number of shares of our common stock issuable pursuant to awards under the Plan as of its effective date is equal to the sum of 9,000,000 shares plus the number of unallocated shares available for issuance as of the effective date under the 2006 Plan that are not then subject to outstanding awards. As of October 8, 2014, there were 3,395,843 shares available under the 2006 Plan. This remaining share pool will not be sufficient to fulfill the Company’s equity compensation program during the next several years. We consider it important to maintain a strong association between compensation of our employees and our stockholders’ long-term interests. Awards under the Plan are intended to provide our employees significant incentive to protect and enhance stockholder value. We believe that there is an insufficient number of shares remaining available for new grants under our 2006 Plan to sustain these important stock-based incentives.

Timing of Proposal

There are a number of reasons why we are seeking approval of the Plan at this time. The last time we had our stockholders approve a long-term equity incentive plan was in 2006. The 2006 Plan has served us well, but since that time there have been a number of developments with respect to plan design and plan provisions, including governance-related best practices. In addition, under the terms of the 2006 Plan, it will expire in 2016 and no future grants will be available under that plan. Accordingly, we think it timely for us to update our long-term equity incentive plan to make it more consistent with current practices and our need to provide equity compensation to our employees to enhance stockholder value. In addition, adopting the Plan at this time will make an additional 9,000,000 common shares of the Company available for issuance to participants, bringing the total number of shares available to approximately 12,395,843 based on the shares expected to be carried over from the 2006 Plan. Adoption of the Plan also will enable us to qualify any performance-based compensation grants under Section 162(m) of the Internal Revenue Code of 1986 (“Internal Revenue Code”). Stockholder approval of the performance measures is required every five years and, accordingly, the performance measures in the 2006 Plan no longer are Section 162(m) qualified.

Key Features Designed to Protect Stockholders’ Interests

The Plan’s design reflects our commitment to strong corporate governance and our desire to preserve stockholder value as demonstrated by the following Plan features:

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Independent Administrator. The Compensation Committee of our Board of Directors, which is comprised solely of independent, non-employee directors, administers the Plan. Administrative powers may be delegated to officers and other employees, but all determinations regarding awards to our executive officers and non-employee directors must be made by the Compensation Committee.

•	No Evergreen Feature. The Plan does not contain an “evergreen” provision that automatically increases the number of shares authorized for issuance under the Plan.

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Repricing and Reloading Prohibited. Stockholder approval is required for any repricing, replacement, or buyout of underwater awards. In addition, no new awards are granted automatically upon the exercise or settlement of any outstanding award.

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No Discount Awards; Maximum Term Specified. Stock options and stock appreciation rights must have an exercise price no less than the closing price per share on the date the award is granted and a term no longer than seven years’ duration unless required otherwise by applicable law.

•	Per-Participant Limits on Awards. The Plan limits the size of awards that may be granted during any one year to any one participant.

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Award Design Flexibility. Different kinds of awards may be granted under the Plan, giving us the flexibility to design our equity incentives to complement the other elements of compensation and to support our attainment of strategic goals.

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Performance-based Awards. The Plan permits the grant of performance-based stock and cash-incentive awards that are payable only upon the attainment of specified performance goals. The Plan includes the provisions necessary to enable us to grant qualified performance-based awards which are intended to be exempt from the $1,000,000 limit on deductions for compensation paid to covered employees.

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No Dividends on Performance-based Awards Unless and Until Performance Goals Are Met. The Plan prohibits the payment of dividends or dividend equivalents on performance-based awards unless and until applicable performance goals are met.

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No Liberal Definition of Change in Control. The Plan’s definition of a change-in-control transaction provides that any award benefits triggered by the transaction are contingent upon the actual consummation of the transaction, not merely its approval by our Board of Directors or stockholders.

•	No Transfers for Value. Participants are not permitted to transfer awards for value under the Plan.

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Awards Subject to Clawback Policy. Awards granted under the Plan generally will be subject to any and all policies, guidelines, codes of conduct, or other agreement or arrangement adopted by our Board of Directors or Compensation Committee with respect to the recoupment, recovery or clawback of compensation.

Our Compensation Committee has full discretion to determine the number of awards to be granted to participants under the Plan, subject to an annual limitation on the total number of awards that may be granted to any one person. No awards have been granted contingent upon stockholder approval of the Plan.

Summary of the Plan

The following is a summary of the principal features of the Plan but it is qualified in its entirety by reference to the full text of the plan document, which appears as Appendix E to this proxy statement.

Background and Purpose

We adopted the Plan to (a) promote our long-term financial interests and growth by attracting and retaining management and other personnel and key service providers with the training, experience and ability to enable them to make a substantial contribution to the success of our business; (b) motivate management personnel by means of growth-related incentives to achieve long-range goals; and (c) further the alignment of interests of participants with those of our stockholders through opportunities for increased stock or stock-based ownership in the Company.

Shares Available

As of the effective date of the Plan, the number of shares of our common stock issuable pursuant to awards that may be granted under the Plan will be equal to the sum of 9,000,000 shares plus the number of unallocated shares available for issuance as of the effective date under the 2006 Plan that are not then subject to outstanding awards. In other words, we are asking you to approve the issuance of 9,000,000 new shares in addition to the remaining number of shares available under the 2006 Plan which will be carried over to the Plan. No further awards will be granted under the 2006 Plan once the Plan becomes effective. As of September 15, 2014, the date on which the Board of Directors adopted the Plan, there were 3,395,843 shares remaining available for grant under the 2006 Plan. As such, we anticipate that there will be approximately 12,395,843 shares of our common stock available for issuance under the Plan when the Plan first becomes effective. The number of shares available for issuance under the Plan will be increased, on the relevant date, by the number of unissued shares underlying or used as a reference measure for any award or portion of an award granted under the Plan, the 2006 Plan or the Company’s 2002 Stock Option Plan (together with the 2006 Plan, the “Prior Plans”) if

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any award or portion of an award expires or terminates unexercised, becomes unexercisable, is settled in cash without delivery of shares, or is forfeited or otherwise terminated, tendered in payment of an exercise price, surrendered or canceled as to any shares (including upon a net issuance of shares);

•	any shares are repurchased by or surrendered to us in connection with any award (whether or not such surrendered shares were acquired pursuant to any award);

•	any shares are withheld by us for the payment of taxes or otherwise;

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the amount of any shares we reacquired on the open market or otherwise using the cash proceeds we received in payment of the exercise price and/or the statutory minimum tax withholding obligation that arises in connection with the exercise of stock options (up to no more than the amount of cash proceeds we received divided by the fair market value of the shares on the date of exercise that generated such proceeds); or

•	there is a failure to meet a contingency or condition with respect to any award or portion of an award.

The number and class of shares subject to the Plan, the number and class of shares subject to any numerical limit in the Plan, and the number, price and class of shares subject to awards will be adjusted in the event of a merger, consolidation, stock rights offering, statutory share exchange or similar event affecting the Company or a stock dividend, stock split, reverse stock split, separation, spinoff, reorganization, extraordinary dividend of cash or other property, share combination or subdivision, or recapitalization or similar event affecting our capital structure that occurs at any time after adoption of the Plan by the Board of Directors.

In the event of a merger, consolidation, stock rights offering, statutory share exchange or similar event affecting the Company, the Compensation Committee of the Board of Directors may make discretionary adjustments, including the cancellation of outstanding awards for cash, securities, other property or a combination of the three and the substitution of cash, securities, other property, a combination of the three or equivalent awards of the surviving or successor entity or its parent.

As of the date of this proxy statement, we have an aggregate of 3,395,843 shares reserved for issuance under our Prior Plans that are not subject to outstanding awards and 6,451,763 shares subject to outstanding awards under our Prior Plans. With respect to outstanding stock options, the weighted average exercise price and remaining contractual term are $3.35 per share and 3.65 years, respectively. With respect to performance-contingent awards, 389,864 shares are subject to outstanding awards, all of which are unearned as of the date of this proxy statement. The total number of shares of common stock outstanding as of October 8, 2014 is 93,133,094. We anticipate granting a limited number of new awards to new hires pursuant our customary practices and applicable employment agreements or other contractual requirements under the Prior Plans between the date of this proxy statement and the adjournment of the Annual Meeting.

Administration

The Compensation Committee of our Board of Directors is the Administrator of the Plan (the “Administrator”). At any time the Board of Directors may serve as the Administrator in lieu of or in addition to the Compensation Committee. Except as provided otherwise under the Plan, the Administrator has plenary authority to grant awards pursuant to the terms of the Plan to eligible individuals, determine the types of awards and the number of shares covered by the awards, establish the terms and conditions for awards and take all other actions necessary or desirable to carry out the purpose and intent of the Plan.

The Compensation Committee or Board of Directors may delegate to officers and employees limited authority to perform administrative actions under the Plan to assist in its administration to the extent permitted by applicable law and stock exchange rules. The delegation of authority, however, may not extend to the exercise of discretion with respect to awards to participants who are “covered employees” within the meaning of Section 162(m) of the Internal Revenue Code or officers under Section 16 of the Securities Exchange Act of 1934. With respect to any award to which Section 16 of the Securities Exchange Act applies, the Administrator shall consist of either our Board of Directors or the Compensation Committee, which committee shall consist of two or more directors, each of whom is intended to be a “non-employee director” as defined in Rule 16b-3 of the Securities Exchange Act and an “independent director” to the extent required by NASDAQ. With respect to any award that is intended to be a qualified performance-based award, the Administrator shall consist of two or more directors, each of whom is intended to be an “outside director” as defined under Section 162(m) of the Internal Revenue Code. Any member of the Administrator who does not meet the foregoing requirements shall abstain from any decision regarding an award and shall not be considered a member of the Administrator to the extent required to comply with Rule 16b-3 of the Securities Exchange Act or Section 162(m) of the Internal Revenue Code.

Eligibility and Participation

Participation in the Plan is generally open to all officers and employees of, and other individuals, including non-employee directors, who are natural persons providing bona fide services to the Company. However, individuals whose services to the Company are limited to capital-raising transactions or the promotion and maintenance of a market for our securities are ineligible to participate in the Plan. Prospective officers, employees and other service providers who have accepted offers to provide services to the Company may also participate in the Plan. As of the date of this proxy statement, four non-employee directors and approximately 124 employees and other persons rendering services to the Company or any of its affiliates are eligible to participate in the Plan.

Types of Awards

The Plan enables the grant of stock options, stock appreciation rights, stock awards, stock unit awards, performance shares, cash-based performance units and other stock-based awards, each of which may be granted separately or in tandem with other awards. The Plan contains all elements necessary to enable such awards granted to covered employees to qualify for the performance-based exemption to the $1,000,000 deduction limit under Section 162(m) of the Internal Revenue Code, if desired, to ensure maximum deductibility by the Company. All awards made under the Plan may be subject to vesting and other contingencies as determined by the Administrator and will be evidenced by agreements approved by the Administrator which set forth the terms and conditions of each award.

Stock Options. Stock options entitle the participant, upon exercise, to purchase a specified number of shares at a specified price for a specified period of time. The Administrator may grant incentive and nonqualified stock options under the Plan. The exercise price for each stock option is determined by the Administrator but will in no event be less than 100% of the fair market value of the common stock on the grant date. The “fair market value” means, if the principal market for our common stock is a national securities exchange or an established securities market (e.g., the Nasdaq Stock Market), the official closing price per share of common stock for the regular market session on the day of determination, or, if the principal market for our common stock is not a national securities exchange or an established securities market, but the common stock is quoted by a national quotation system, the average of the highest bid and lowest asked prices for our common stock on the day of determination as reported on a national quotation system, or in the absence of an established market for the stock or its quotation by a national quotation system, the value determined by the Administrator in good faith by the reasonable application of a reasonable valuation method, which method may, but need not, include taking into account an appraisal of the fair market value of the common stock conducted by a nationally recognized appraisal firm selected by the Administrator. As of October 21, 2014, the fair market value of a share of our common stock was $3.65 per share.

Any stock options granted in the form of an incentive stock option will be intended to comply with the requirements of Section 422 of the Internal Revenue Code. Only options granted to employees qualify for incentive stock option treatment.

Each stock option will expire at the time the Administrator determines on the grant date. No stock option will be exercisable later than the seventh anniversary of its grant, unless required otherwise by applicable law. A stock option may be exercised in whole or in installments. A stock option may not be exercisable for a fraction of a share. Shares purchased upon the exercise of a stock option must be paid for in full at the time of exercise in cash or such other consideration determined by the Administrator.

Stock Appreciation Rights. A stock appreciation right (“SAR”) is the right to receive a payment equal to the excess of the fair market value of a specified number of shares on the date the SAR is exercised over the base price per share specified in the award agreement. The base price for each SAR cannot be less than 100% of the fair market value of the common stock on the grant date, and the term of a SAR cannot be more than seven years from the grant date, unless required otherwise by applicable law. At the discretion of the Administrator, the payment upon a SAR exercise may be in cash, shares or a combination of the two.

Prohibition on Repricing. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of stock options and stock appreciation rights granted under the Plan may not be amended, after the date of grant, to reduce the exercise price of such stock options or stock appreciation rights, nor may outstanding stock options or stock appreciation rights be canceled in exchange for (i) cash, (ii) stock options or stock appreciation rights with an exercise price that is less than the exercise price of the original outstanding stock options or stock appreciation rights, or (iii) other awards, unless such action is approved by our stockholders.

Restricted Stock. Awards of restricted stock are actual shares of our common stock that are issued to a participant, but that are subject to forfeiture if the participant does not remain employed by us for a certain period of time and/or if certain performance goals are not met. Except for these restrictions and any others imposed by the Administrator, the participant will generally have all of the rights of a stockholder with respect to the restricted stock, including the right to vote the restricted stock, but will not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of restricted stock before the risk of forfeiture lapses. Dividends declared payable on shares of restricted stock that are granted subject to risk of forfeiture conditioned solely on continued service over a period of time will be paid either at the dividend payment date or deferred for payment to such later date as determined by the Administrator, and may be paid in cash or as unrestricted shares of our common stock or may be reinvested in additional shares of restricted stock. Dividends declared payable on shares of restricted stock that are granted subject to risk of forfeiture conditioned on satisfaction of performance goals will be held by us and made subject to forfeiture at least until the applicable performance goal related to such shares of restricted stock has been satisfied.

Restricted Stock Units. An award of restricted stock units represents a contractual obligation of the Company to deliver a number of shares of our common stock, an amount in cash equal to the fair market value of the specified number of shares subject to the award, or a combination of shares and cash. Until shares of our common stock are issued to the participant in settlement of stock units, the participant shall not have any rights of a stockholder of the Company with respect to the stock units or the shares issuable thereunder. Vesting of restricted stock units may be subject to performance goals, the continued service of the participant or both. The

Administrator may provide that dividend equivalents will be paid or credited with respect to restricted stock units, but such dividend equivalents will be held by us and made subject to forfeiture at least until any applicable performance goal related to such restricted stock units has been satisfied.

Performance Shares and Performance Units. An award of performance shares, as that term is used in the Plan, refers to shares of our common stock or stock units that are expressed in terms of our common stock, the issuance, vesting, lapse of restrictions or payment of which is contingent on performance as measured against predetermined objectives over a specified performance period. An award of performance units, as that term is used in the Plan, refers to dollar-denominated units valued by reference to designated criteria established by the Administrator, other than our common stock, whose issuance, vesting, lapse of restrictions or payment is contingent on performance as measured against predetermined objectives over a specified performance period. The applicable award agreement will specify whether performance shares and performance units will be settled or paid in cash or shares of our common stock or a combination of both, or will reserve to the Administrator or the participant the right to make that determination prior to or at the payment or settlement date.

The Administrator will, prior to or at the time of grant, condition the grant, vesting or payment of, or lapse of restrictions on, an award of performance shares or performance units upon (A) the attainment of performance goals during a performance period or (B) the attainment of performance goals and the continued service of the participant. The length of the performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be conclusively determined by the Administrator in the exercise of its absolute discretion. Performance goals may include minimum, maximum and target levels of performance, with the size of the award or payout of performance shares or performance units or the vesting or lapse of restrictions with respect thereto based on the level attained. An award of performance shares or performance units will be settled as and when the award vests or at a later time specified in the award agreement or in accordance with an election of the participant, if the Administrator so permits, that meets the requirements of Section 409A of the Internal Revenue Code.

Minimum Restriction Period for Full Value Awards. Except as provided below, each award of stock, stock units, performance shares or performance units (“Full Value Awards”) granted under the Plan will be subject to a minimum restriction period of 12 months from the date of grant if vesting of or lapse of restrictions on such award is based on the satisfaction of performance goals and a minimum restriction period of 36 months from the date of grant, applied in either pro rata installments or a single installment, if vesting of or lapse of restrictions on such award is based solely on the participant’s satisfaction of specified service requirements with us. If the grant of a performance award is conditioned on satisfaction of performance goals, the performance period must not be less than 12 months’ duration, but no additional minimum restriction period need apply to such award. Except as provided below, the Administrator does not have discretionary authority to waive the minimum restriction period applicable to a Full Value Award, except in the case of death, disability, or a change in control of the Company. The Administrator has discretion to grant Full Value Awards that do not adhere to these minimum restriction period requirements, or otherwise may waive the requirements, with respect to up to the number of Full Value Awards that is equal to 10% of the initial number of shares available for grant under the Plan as of its effective date.

Qualified Performance-Based Awards. The Administrator may, prior to or at the time of grant, designate an award of restricted stock, restricted stock units, performance shares or performance units as a qualified performance-based award intended to qualify for the performance-based exemption to the $1,000,000 deduction limit under Section 162(m) of the Internal Revenue Code, if desired. For any award so designated as a qualified performance-based award, the Administrator will take steps to ensure that the terms of the award are consistent with such designation. The Administrator may retain in an award agreement the discretion to reduce, but not to increase, the amount or number of qualified performance-based awards which will be earned based on the achievement of performance goals. Achievement of the performance goals will be certified by a committee of outside directors, within the meaning of Section 162(m) of the Internal Revenue Code, before any payment is made under a qualified performance-based award.

If Full Value Awards are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code, the award agreement must specify a predetermined amount of cash or shares that may be earned by the covered employee to the extent that one or more predetermined performance goals based on the following specified performance metrics are attained within a predetermined performance period:

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Earnings or Profitability Metrics: any derivative of revenue; earnings/loss (gross, operating, net, or adjusted); earnings/loss before interest and taxes (“EBIT”); earnings/loss before interest, taxes, depreciation and amortization (“EBITDA”); profit margins; operating margins; expense levels or ratios; provided that any of the foregoing metrics may be adjusted to eliminate the effect of any one or more of the following: interest expense, asset impairments or investment losses, early extinguishment of debt or stock-based compensation expense;

•	Return Metrics: any derivative of return on investment, assets, equity or capital (total or invested);

•	Investment Metrics: relative risk-adjusted investment performance; investment performance of assets under management;

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Cash Flow Metrics: any derivative of operating cash flow; cash flow sufficient to achieve financial ratios or a specified cash balance; free cash flow; cash flow return on capital; net cash provided by operating activities; cash flow per share; working capital;

•	Liquidity Metrics: any derivative of debt leverage (including debt to capital, net debt-to-capital, debt-to-EBITDA or other liquidity ratios);

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Stock Price and Equity Metrics: any derivative of return on stockholders’ equity; total stockholder return; stock price; stock price appreciation; market capitalization; earnings/loss per share (basic or diluted) (before or after taxes);

•	New Product Development: any new product development or successful completion of research and development projects;

•

Joint Ventures: formation of joint ventures, research or development collaborations, or the completion of other corporate transactions intended to the enhance the Company’s revenue or profitability or enhance its customer base; and/or

•

Strategic Metrics: product research and development; completion of an identified special project; clinical trials; regulatory filings or approvals; patent application or issuance; manufacturing or process development; sales or net sales; market share; market penetration; economic value added; customer service; customer satisfaction; inventory control; balance of cash, cash equivalents and marketable securities; growth in assets; key hires; employee satisfaction; employee retention; business expansion; acquisitions, divestitures, joint ventures or financing; legal compliance or safety and risk reduction.

Performance metrics may apply to an individual, one or more business units, divisions or affiliates or on a company-wide basis. Performance metrics may be expressed in absolute terms, relative to a base period or relative to the performance of one or more comparable companies, peer groups or an index covering multiple companies. Performance goals may be applied on a per share or absolute basis and relative to one or more performance metrics, or any combination thereof, and may be measured pursuant to U.S. generally accepted accounting principles (“GAAP”), non-GAAP or other objective standards in a manner consistent with Immunomedics’ or its subsidiary’s established accounting policies, all as the Administrator shall determine at the time the performance goals for a performance period are established. The Administrator may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to the manner in which one or more of the performance goals is to be calculated or measured to take into account, or ignore, one or more of the following: (1) items related to a change in accounting principle; (2) items relating to financing activities; (3) expenses for restructuring or productivity initiatives; (4) other non-operating items; (5) items related to acquisitions; (6) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (7) items related to the sale or disposition of a business or segment of a business; (8) items related to discontinued operations that do not qualify as a segment of a business under U.S. generally accepted accounting principles; (9) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (10) any other items of significant income or expense which are determined to be appropriate adjustments; (11) items relating to unusual or extraordinary corporate transactions, events or developments, (12) items related to amortization of acquired intangible assets; (13) items that are outside the scope of the Company’s core, on-going business activities; (14) changes in foreign currency exchange rates; (15) items relating to changes in tax laws; (16) certain identified expenses (including, but not limited to, cash bonus expenses, incentive expenses and acquisition-related transaction and integration expenses); (17) items relating to asset impairment charges; or (18) items relating to gains or unusual or nonrecurring events or changes in applicable law, accounting principles or business conditions. For all awards intended to qualify as qualified performance-based awards, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Internal Revenue Code.

Other Stock-Based Awards. The Administrator may from time to time grant to eligible individuals awards in the form of our common stock or any other award that is valued in whole or in part by reference to, or is otherwise based upon, shares of our common stock, including without limitation dividend equivalents and convertible debentures (“Other Stock-Based Awards”). Other Stock-Based Awards in the form of dividend equivalents may be (A) awarded on a free-standing basis or in connection with another award other than a stock option or stock appreciation right, (B) paid currently or credited to an account for the participant, including the reinvestment of such credited amounts in common stock equivalents, to be paid on a deferred basis, and (C) settled in cash or our common stock as determined by the Administrator; provided, however, that dividend equivalents payable on Other Stock-Based Awards that are granted as a performance award shall, rather than be paid on a current basis, be accrued and made subject to forfeiture at least until the applicable performance goal related to such Other Stock-Based Awards has been satisfied. Any such settlements, and any such crediting of dividend equivalents, may be subject to such conditions, restrictions and contingencies as the Administrator may establish.

Award Limitations

The following limitations on awards are imposed under the Plan.

•

ISO Award Limit. No more than 9,000,000 shares of our common stock may be issued in connection with awards granted under the Plan that are intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code.

•	Section 162(m) Individual Limits:

•

Appreciation Awards. The maximum number of shares of our common stock that may be made subject to awards granted under the Plan during a calendar year to any one person in the form of stock options or stock appreciation rights is, in the aggregate, 500,000 shares.

•

Stock-Based Performance Awards. The maximum number of shares of our common stock that may be made subject to awards granted under the Plan during a calendar year to any one person in the form of performance shares is, in the aggregate, 500,000 shares. If such performance shares will be settled in cash, the maximum cash amount payable thereunder is the amount equal to the number of performance shares to be settled in cash multiplied by the closing price of the shares, as determined as of the payment date.

•

Cash-Based Performance Units. In connection with awards granted under the Plan during a calendar year to any one person in the form of cash-based performance units, the maximum cash amount payable under such performance units is $1 million.

•

Adjustments to Limits during Initial Year of Service. Each of the individual limits set forth above (as required by Section 162(m) of the Internal Revenue Code) are multiplied by two when applied to awards granted to any individual during the calendar year in which such individual first commences service with us.

•

Adjustments for Multi-year Performance Periods. The individual limits set forth above for stock-based performance awards are multiplied by the number of calendar years over which the applicable performance period spans (in whole or in part), if the performance period is longer than 12 months’ duration.

If any award is terminated, surrendered or canceled in the same year as the year in which it is granted, that award nevertheless will continue to be counted against the Internal Revenue Code Section 162(m) individual limits set forth above for the calendar year in which it was granted.

Change in Control

In the event of a change in control (as defined in the Plan) of the Company, outstanding awards (other than those granted to our non-employee directors) will terminate upon the effective time of the change in control unless provision is made for the continuation, assumption or substitution of awards by the surviving or successor entity or its parent. Unless an award agreement says otherwise, the following will occur with respect to awards that terminate in connection with a change in control of the Company:

•	stock options and stock appreciation rights will become fully exercisable and holders of these awards will be permitted immediately before the change in control to exercise them;

•

restricted stock and restricted stock units with time-based vesting (i.e., not subject to achievement of performance goals) will become fully vested immediately before the change in control, and restricted stock units will be settled as promptly as is practicable in accordance with applicable law; and

•

performance shares and units that vest based on the achievement of performance goals will vest as if the performance goal for the unexpired performance period had been achieved at the target level; and the performance units will be settled as promptly as is practicable in accordance with applicable law.

Awards granted under the Plan to our non-employee directors become fully exercisable and vested upon a change in control of the Company.

Duration, Amendment and Termination

The Plan will terminate on the earliest of (a) the earliest date as of which all awards granted under the Plan have been satisfied in full or terminated and no shares approved for issuance under the Plan remain available to be granted under new awards, (b) August 14, 2024 or (c) a date chosen by the Administrator in its discretion subject to the terms of the Plan.

The Administrator may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation will be made that would materially impair the rights of a participant with respect to a previously granted award without his or her consent, except such an amendment made to comply with applicable law or rule of any securities exchange or market on which our common stock is listed or admitted for trading or to prevent adverse tax or accounting consequences to the Company or the participant. In no event, however, will an amendment be made without the approval of our stockholders to the extent such amendment would (A) materially increase the benefits accruing to participants under the Plan, (B) materially increase the number of shares that may be issued under the Plan or to a participant, (C) materially expand the eligibility for participation in the Plan, (D) eliminate or modify the prohibition on repricing of stock options and stock appreciation rights, (E) lengthen the maximum term or lower the minimum exercise price or base price permitted for stock options and stock appreciation rights, or (F) modify the prohibition on the issuance of reload or replenishment options.

New Plan Benefits

No awards have been previously granted under the Plan. Awards that may be granted to eligible persons under the Plan are subject to the discretion of the Compensation Committee, so we cannot currently determine the benefits or amounts that will be received or allocated to our current named executive officers, executive officers as a group, directors who are not executive officers as a group, and employees, including all current officers who are not executive officers, as a group. Consequently, no New Plan Benefits Table is included in this proxy statement.

Federal Income Tax Consequences

The following is a general summary of the federal income tax treatment of certain awards, which are authorized for grant under the Plan, based upon the provisions of the Internal Revenue Code as of the date of this proxy statement. Non-U.S. residents should consult with their tax adviser regarding the specific tax consequences as a result of the grant of awards under the Plan in their country of origin. This summary is not intended to be exhaustive and the exact tax consequences to any award holder depend upon his or her particular circumstances and other facts. Plan participants should consult their tax advisor with respect to any state, local and non-U.S. tax considerations or relevant federal tax implications of awards granted under the Plan.

Incentive Stock Options. An option holder recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option that qualifies under Section 422 of the Internal Revenue Code. Option holders who do not dispose of their shares within two years of the date that the option was granted and within one year following the exercise of the option, normally recognize a capital gain or loss on the sale of shares equal to the difference, if any, between the sale price and the purchase price of the shares. If an option holder satisfies these holding periods, on the sale of shares, we are not entitled to any deduction for federal income tax purposes. Where an option holder disposes of shares within two years after the grant date of those options or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the exercise date and the option exercise price (which is not to exceed the gain realized on the sale, if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) is taxed as ordinary income at the time of disposition. Any gain in excess of that amount is a capital gain. If a loss is recognized, there is no ordinary income, and such loss is a capital loss. Any ordinary income recognized by the option holder on a disqualifying disposition of shares generally results in a deduction by us for federal income tax purposes.

Nonqualified Stock Options. Options not designated or qualifying as incentive stock options are nonqualified stock options having no special tax status. An option holder generally recognizes no taxable income as a result of the grant of the option. On the exercise of a nonqualified stock option, the option holder normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the exercise date. Where the option holder is an employee, such ordinary income generally is subject to withholding of income and employment taxes. On the sale of shares acquired by the exercise of a nonqualified stock option, any gain or loss (based on the difference between the sale price and the fair market value on the exercise date), is taxed as a capital gain or loss. No tax deduction is available to us with respect to the grant of a nonqualified stock option or the sale of the stock acquired pursuant to such grant. We should generally be entitled to a deduction equal to the amount of ordinary income recognized by the option holder as a result of the exercise of a nonqualified stock option.

Restricted Stock and Restricted Stock Units. Any cash and the fair market value of any shares received by a participant in connection with restricted stock or restricted stock units are generally includible in the participant’s ordinary income. In the case of restricted stock, this amount is includible in the participant’s income when shares vest, unless the participant has filed an election with the Internal Revenue Service to include the fair market value of the shares in income as of the date the award was granted. In the case of restricted stock units, generally, the value of any cash and the fair market value of any shares received by a participant are includible in income when the awards are paid. Any dividends or dividend equivalents paid on unvested restricted stock or restricted stock units are also ordinary income for participants.

Deductibility of Compensation. The Internal Revenue Code allows publicly held corporations to deduct compensation that is in excess of $1 million paid to the Company’s chief executive officer and or any of its three most highly compensated executive officers (other than the chief executive officer and the chief financial officer) if the compensation is payable solely based on the attainment of one or more performance goals and where certain statutory requirements are satisfied. It is intended that compensation arising from awards granted under the Plan in the form of stock options and stock appreciation rights, are to be deductible by us as qualified performance-based compensation not subject to the $1 million limitation on deductibility under the Internal Revenue Code. We may also choose to grant performance awards under the Plan that satisfy the requirements for deductibility of compensation. We reserve the right, however, to grant awards under the Plan that do not result in qualified performance-based compensation and, as such, may not entitle us to a tax deduction.

Vote Required and Board Recommendation

If a quorum is present, approval of the Plan requires the affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions and broker non-votes will not be considered as votes cast for or against the proposal and will therefore have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE IMMUNOMEDICS, INC. 2014 LONG-TERM INCENTIVE PLAN.

PROPOSAL 5—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee, with the approval of the Board of Directors, has selected the firm of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2015. KPMG LLP has been engaged by us to audit our consolidated financial statements since September 2013. KPMG LLP has advised our Audit Committee that it is “independent” of us within the meaning of Rule 2-01 of SEC Regulation S-X, as amended.

A description of the services provided by KPMG LLP, and the fees we paid for such services, can be found under the heading “Fees of Our Independent Registered Public Accounting Firm” on page 71 of this proxy statement.

On September 30, 2013, we dismissed Ernst & Young LLP as the Company’s independent registered public accounting firm. The Company, also on September 30, 2013, engaged KPMG LLP as the Company’s new independent registered public accounting firm. The decision to dismiss Ernst & Young LLP and engage KPMG LLP was made at the direction of the audit committee of the Company’s board of directors.

The report of Ernst & Young LLP on the consolidated financial statements of the Company for the fiscal year ended 2013 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

The report of Ernst & Young LLP on the effectiveness of internal control over financial reporting as of June 30, 2013 contained an adverse opinion on our internal control over financial reporting due to the effect of a material weakness in the Company’s internal controls over financial reporting related to the measurement of clinical trial accrued liabilities and related expense including the accuracy of information used in the measurement of services on an as incurred basis. This material weakness was reported as remediated as of June 30, 2014 in the Annual Report on Form 10-K for the fiscal year ended June 30, 2014. Our disclosures on the effectiveness of our internal controls in Item 9A of our Annual Reports on Form 10-K for the fiscal year ended June 30, 2014 and Form 10-K/A for the fiscal year ended June 30, 2013 and Item 4 of our quarterly reports on Form 10-Q or Form 10-Q/A for the quarters ended September 30, 2013, December 31, 2013, and March 31, 2014 address the material weakness.

During the Company’s fiscal year ended 2013 and through September 30, 2013, the Company did not have any disagreement with Ernst & Young LLP on any matter of accounting principle or practice, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused it to make reference to the matter in connection with its report on the Company’s financial statements for the relevant year.

In connection with Ernst & Young LLP’s audit of the Company’s financial statements for the fiscal years ended June 30, 2013 and 2012 and subsequent interim period through September 30, 2013, there was a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K) related to a material weakness in the Company’s internal control over financial reporting as disclosed in the Company’s Form 10-K/A for the fiscal year ended June 30, 2013 (the “2013 Form 10-K/A”). As disclosed in the 2013 Form 10-K/A, the Company’s management concluded that as of June 30, 2013 the Company’s internal control over financial reporting was not effective because of the existence of a material weakness related to the measurement of clinical trial accrued liabilities and related expense including the accuracy of information used in the measurement of services on an as incurred basis. Ernst & Young LLP audit report dated August 22, 2013, except for the effects of the material weakness described above, as to which the date is March 18, 2014 with respect to the Company’s internal control over financial reporting as of June 30, 2013 opined that the Company did not maintain effective internal control over financial reporting as of June 30, 2013 because of this material weakness. The subject matter of this material weakness was discussed by the Company’s management and the Audit Committee with Ernst & Young LLP.

During the Company’s fiscal year ended 2013 and through September 30, 2013, neither the Company nor anyone acting on its behalf consulted with KPMG LLP regarding any of the matters specified in Item 304(a)(2) of Regulation S-K.

The affirmative vote of a majority of the shares voted at the 2014 Annual Meeting is required to ratify the appointment of our independent registered public accounting firm. In the event the stockholders do not ratify KPMG LLP as our independent registered public accounting firm, the Audit Committee will reconsider its appointment.

A representative of KPMG LLP is expected to be present at our Annual Meeting. This representative will have an opportunity to make a statement, if he or she desires to do so, and will be available to respond to appropriate questions.

Vote Required and Board Recommendation

If a quorum is present, ratification of KPMG LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions will not be considered as votes cast for or against the proposal and will therefore have no effect on the outcome of the vote. As this proposal is deemed a routine matter, broker non-votes will not occur with respect to this proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE SELECTION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2015.

OWNERSHIP OF OUR COMMON STOCK

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of October 8, 2014 for: (i) the executive officers named in the “Summary Compensation Table” on page 55 of this proxy statement; (ii) each of our directors and director nominees; (iii) all of our current directors and executive officers as a group; and (iv) each stockholder known by us to own beneficially more than five percent (5%) of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to the securities.

The SEC deems shares of common stock that may be acquired by an individual or group by December 6, 2014 (60 days after October 8, 2014) pursuant to the exercise of options, warrants or other convertible securities to be outstanding for the purpose of computing the percentage ownership of such individual or group, but such securities are not deemed to be outstanding for the purpose of computing the percentage ownership of any other stockholder shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage ownership is based on 93,133,094 shares of common stock outstanding on October 8, 2014.

Name of beneficial owner**	Number of shares	Percentage of common stock
Dr. David M. Goldenberg(1)	7,956,715	8.3%
Cynthia L. Sullivan(2)	8,018,925	8.4%
Brian A. Markison (3)	192,137	*
Mary E. Paetzold (4)	170,437	*
Don C. Stark (5)	143,137	*
Richard L. Sherman (6)	39,087	*
Peter P. Pfreundschuh (7)	18,750	*
Gerard G. Gorman(8)	459,326	*

All Directors and Executive Officers as a group (8 persons)(9)	9,194,428	9.5%

FMR LLC(10)	13,737,152	14.8%
245 Summer Street Boston, MA 02210
BlackRock, Inc.(11)	6,009,203	6.5%
40 East 52nd Street New York, NY 10022

*	Represents beneficial ownership of less than 1% of our outstanding shares of common stock.
**	Except as noted, the address of each of person listed in the above table is c/o Immunomedics, Inc., 300 The American Road, Morris Plains, New Jersey 07950. All information in the table is based upon reports filed with the SEC or upon the 2014 Questionnaire for Directors, Officers and Five Percent Stockholders submitted to us in connection with the preparation of this proxy statement.
(1)

Consists of (i) 2,283,145 shares held by Dr. Goldenberg; (ii) 257,809 shares held by Ms. Sullivan, Dr. Goldenberg’s wife; (iii) 190,000 shares held jointly by Dr. Goldenberg and Ms. Sullivan; (iv) 421,334 shares held by Dr. Goldenberg as beneficial owner of three grantor retained annuity trusts; (v) 2,002,171 shares held by the David M. Goldenberg Millennium Trust; (vi) 34,725 shares held by our majority-owned subsidiary, IBC Pharmaceuticals, Inc., of which Dr. Goldenberg is a director; (vii) 11,200 shares as to which Ms. Sullivan has voting or dispositive power as custodian of her children or as trustee for a trust for their benefit; (viii) 1,433,100 shares which may be acquired by Dr. Goldenberg upon exercise of options to purchase shares of common stock; (ix) 921,150 shares which may be acquired by Ms. Sullivan upon exercise of options to purchase shares of common stock; (x) 152,629 shares as to which Dr. Goldenberg has sole voting power pursuant to an agreement with Hildegard Gruenbaum Katz (his former wife); and (xi) 249,452 shares held by David M. Goldenberg Dynasty Trust. Dr. Goldenberg disclaims beneficial ownership with respect to an aggregate of 3,629,136 shares as listed in items (ii), (v), (vi), (vii), (ix),

(x) and (xi) of the previous sentence. The aggregate number of shares beneficially owned by Dr. Goldenberg does not include 249,442 restricted stock units granted to Dr. Goldenberg for his services as an Officer of the Company, nor does it include 244,092 restricted stock units granted to Ms. Sullivan pursuant to the Company’s 2006 Stock Incentive Plan for her services as President and Chief Executive Officer of the Company, all of which have not vested.
(2)	Consists of (i) 257,809 shares held by Ms. Sullivan; (ii) 2,283,145 shares held by Dr. Goldenberg, Ms. Sullivan’s husband; (iii) 190,000 shares held jointly by Dr. Goldenberg and Ms. Sullivan; (iv) 421,334 shares held as a trustee of three grantor retained annuity trusts for the benefit of Dr. Goldenberg; (v) 2,002,171 shares held by the David M. Goldenberg Millennium Trust; (vi) 34,725 shares held by IBC Pharmaceuticals, Inc., of which Ms. Sullivan is President; (vii) 11,200 shares to which Ms. Sullivan has voting or dispositive power as custodian of her children or as trustee for a trust for their benefit; (viii) 1,433,100 shares which may be acquired by Dr. Goldenberg upon exercise of options to purchase shares of common stock; (ix) 921,150 shares which may be acquired by Ms. Sullivan upon exercise of options to purchase shares of common stock; (x) 214,839 shares held as trustee of Escalon Foundation; and (xi) 249,452 shares held by David M. Goldenberg Dynasty Trust. Ms. Sullivan disclaims beneficial ownership with respect to an aggregate of 4,647,795 shares as listed in items (ii), (iv), (vi), (vii), (viii), (x) and (xi) of the previous sentence. The aggregate number of shares beneficially owned by Ms. Sullivan does not include 244,092 restricted stock units granted to Ms. Sullivan pursuant to the Company’s 2006 Stock Incentive Plan for her services as President and Chief Executive Officer of the Company, nor does it include 249,442 restricted stock units granted to Dr. Goldenberg for his services as an Officer of the Company, all of which have not vested.
(3)	Consists of 49,950 shares held directly by Mr. Markison and 142,187 shares that may be acquired by Mr. Markison upon the exercise of options to purchase shares of common stock. The aggregate number of shares beneficially owned by Mr. Markison does not include 9,554 restricted stock units granted to Mr. Markison on December 4, 2013 pursuant to the Company’s 2006 Stock Incentive Plan for his services as a Director of the Company, which have not vested.
(4)	Consists of 39,950 shares held directly by Ms. Paetzold, 3,300 shares held in her individual retirement account and 127,187 shares that may be acquired by Ms. Paetzold upon the exercise of options to purchase shares of common stock. The aggregate number of shares beneficially owned by Ms. Paetzold does not include 9,554 restricted stock units granted to Ms. Paetzold on December 4, 2013 pursuant to the Company’s 2006 Stock Incentive Plan for her services as a Director of the Company, which have not vested.
(5)	Consists of 25,950 shares held directly by Mr. Stark and 117,187 shares that may be acquired by Mr. Stark upon the exercise of options to purchase shares of common stock. The aggregate number of shares beneficially owned by Mr. Stark does not include 9,554 restricted stock units granted to Mr. Stark on December 4, 2013 pursuant to the Company’s 2006 Stock Incentive Plan for his services as a Director of the Company, which have not vested.
(6)	Consists of 39,087 shares that may be acquired by Mr. Sherman upon the exercise of options to purchase shares of common stock. The aggregate number of shares beneficially owned by Mr. Sherman does not include 9,554 restricted stock units granted to Mr. Sherman on December 4, 2013 pursuant to the Company’s 2006 Stock Incentive Plan for his services as a Director of the Company, which have not vested.
(7)	Consists of 18,750 shares that may be acquired by Mr. Pfreundschuh upon the exercise of options to purchase shares of common stock. The aggregate number of shares beneficially owned by Mr. Pfreundschuh does not include 15,813 restricted stock units granted to Mr. Pfreundschuh pursuant to the Company’s 2006 Stock Incentive Plan, which have not vested.
(8)	Consists of 88,101 shares held directly by Mr. Gorman, our former Senior Vice President Finance and Chief Financial Officer, and 371,225 shares that may be acquired by Mr. Gorman upon the exercise of options to purchase shares of common stock.
(9)	See Notes 1-8 above.
(10)

This information is based solely on a Form 13F report by FMR, LLC for the quarter ended June 30, 2014. FMR LLC, an investment company registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 13,737,152 shares or 14.8% of the Common Stock outstanding of Immunomedics, Inc., as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the funds each has sole power to dispose of the 13,737,152 shares owned by the Funds. Neither FMR LLC nor Edward C. Johnson 3rd, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees.
(11)	This information is based solely on a Form 13F report by BlackRock Institutional Trust Company, N.A. and BlackRock Fund Advisors for the quarter ended June 30, 2014. BlackRock Institutional Trust Company, N.A. and BlackRock Fund Advisors are the beneficial owners of 2,869,665 shares and 3,139,538 shares, respectively, of the Common Stock outstanding of Immunomedics, Inc. In aggregate, the two companies are the beneficial owners of 6.5% of the Common Stock outstanding of Immunomedics, Inc. BlackRock Institutional Trust Company, N.A. and BlackRock Fund Advisors are institutional investment managers subject to Section 13(f) of the Securities Exchange Act of 1934 and the rules promulgated thereunder. BlackRock Institutional Trust Company, N.A. and BlackRock Fund Advisors are subsidiaries of BlackRock, Inc. The securities positions reported by BlackRock Institutional Trust Company, N.A., and BlackRock Fund Advisors are also being reported on behalf of BlackRock, Inc. However, BlackRock, Inc. does not exercise, and therefore disclaims investment discretion, with respect to any Section 13(f) securities positions over which BlackRock Institutional Trust Company, N.A. and BlackRock Fund Advisors exercise discretion. Prior to a name change which was effective 12/01/2009, BlackRock Institutional Trust Company, N.A. and BlackRock Fund Advisors reported for 13F purposes as Barclays Global Investors N.A. and Barclays Global Fund Advisors, respectively.

31

OUR CORPORATE GOVERNANCE

Our Commitment to High Corporate Governance Standards

We believe that in order for Immunomedics to achieve real business success while also creating value for our stockholders, it is essential that we maintain a commitment to excellence in corporate governance and an environment of the highest ethical standards. Our Board of Directors is committed to high governance standards and to continually work to improve them. During the past year, we have reviewed our corporate governance practices. We also reviewed with our legal counsel and other professional advisors the rules of the SEC, as well as other proposed SEC rules and regulations and listing requirements of the NASDAQ Global Market. We have also compared our governance practices against those identified as best practices by various authorities and other public companies.

Role of Our Board of Directors

Our Board of Directors currently consists of six members, although we regularly seek additional qualified candidates to consider joining the Board of Directors.

The Board of Directors monitors overall corporate performance and the integrity of our financial controls and legal compliance procedures. It appoints senior management and oversees succession planning and senior management’s performance and compensation. The Board of Directors oversees Immunomedics’ long and short term strategic and business planning, and conducts a year-long process that culminates in the review and approval by our Board of Directors each year of a business plan, a capital expenditures budget and other key financial and business objectives.

Members of the Board of Directors keep informed about our business and operations through discussions with the Chairman and other members of our senior management team, by reviewing materials provided to them on a regular basis as well as in preparation for Board of Directors and committee meetings, and by actively participating in meetings of the Board of Directors and its committees. We regularly review key portions of our business with the Board of Directors, including our clinical and pre-clinical development programs. We also make it a practice to introduce our senior executives to the Board of Directors so that the Board of Directors can become familiar with our key talent.

In fiscal 2014, the Board of Directors met six times. Each director attended at least 75% of the total number of meetings of the Board of Directors and all committees of the Board on which such director served, during the periods during which such director served.

Directors are encouraged, but are not required, to attend our Annual Meeting of Stockholders. Dr. Goldenberg, Ms. Sullivan, Mr. Markison, Ms. Paetzold, Mr. Sherman and Mr. Stark attended the Company’s 2013 Annual Meeting of Stockholders.

Director Experience, Qualifications, Attributes and Skills

We believe that the backgrounds and qualifications of our directors and director nominees, considered as a group, provide a broad mix of experience, knowledge and abilities that will allow the Board of Directors to fulfill its responsibilities. Our Board of Directors is composed of a diverse group of leaders in their respective fields. Many of the current directors have leadership experience at major domestic and international companies with operations inside and outside the United States, as well as experience serving on other companies’ boards, which provides an understanding of different business processes, challenges and strategies facing boards and other companies. Certain of our directors have experience as senior management of pharmaceutical and biotechnology companies which brings unique perspectives to the Board of Directors. Further, our directors also have other experience that makes them valuable members, such as prior experience with financing transactions or mergers and acquisitions that provides insight into issues faced by companies.

The following highlights the specific experiences, qualifications, attributes and skills of our individual directors, or director nominees, that have led our Governance and Nominating Committee to conclude that these individuals should serve on our Board of Directors:

Brian A. Markison, our lead independent director who brings extensive research and development, manufacturing and sales experience in the pharmaceuticals and life sciences industries, is a Healthcare Industry Executive at Avista Capital Partners, a leading private equity firm. Previously, he served as President, Chief Executive Officer and a member of the Board of Directors of Fougera Pharmaceuticals Inc. Mr. Markison also serves as the Chairman of the Board of Directors for Lantheus Medical Imaging Inc. and Rosetta Genomics, Ltd., and as a Director for Alere Inc. and PharmAthene, Inc.

Mary E. Paetzold, has over 35 years of experience in accounting, internal controls and finance functions. Ms. Paetzold was a former partner of KPMG, LLP, and is Chief Financial Officer of SMG Indium Resources Ltd.

Richard L. Sherman, has nearly 40 years of experience as a licensing executive, attorney, consultant, and venture capitalist in the biotechnology and pharmaceutical industries, and is Senior Vice President, Strategic Transactions and General Counsel of TetraLogic Pharmaceuticals Corporation.

Don C. Stark, brings extensive expertise in the fields of oncology and immunology both in marketing and sales through his experience with Bristol-Myers Squibb, Immunex, Repligen and most recently through his position as President and Chief Executive Officer of Whistler Associates, Inc., a marketing and strategic planning consulting firm focused on the field of oncology.

Cynthia L. Sullivan, our President and Chief Executive Officer, has over 25 years of biopharmaceutical research and development experience in the fields of oncology and immunology. Additionally, Ms. Sullivan brings extensive public company experience through her past director positions with Urigen Pharmaceuticals, Inc. and Digene Corp. Ms. Sullivan currently serves as a member of Board of Trustees for the HealthCare Institute of New Jersey, a trade association for the research-based pharmaceutical and medical technology industry in New Jersey.

Dr. David M. Goldenberg, our founder, Chairman of the Board of Directors, Chief Scientific Officer and Chief Medical Officer, brings over 40 years of research and development experience in the fields of oncology and immunology. Dr. Goldenberg, a pioneer in the development of radiolabeled antibodies for various applications in the detection, diagnosis and therapy of cancer, has received numerous professional awards and recognition from scientific bodies in the United States and around the world.

Board Leadership Structure and Role in Risk Oversight

Our Board of Directors evaluates its leadership structure and role in risk oversight on an ongoing basis. Since March 2001, our leadership structure has divided the Chairman of the Board of Directors, and the President and Chief Executive Officer roles into two positions. Currently, Dr. David M. Goldenberg, our founder, serves as Chairman of the Board, Chief Scientific Officer and Chief Medical Officer, while Cynthia L. Sullivan serves as our President and Chief Executive Officer. Dr. Goldenberg and Ms. Sullivan are married to each other. Since 2009, our Board of Directors has also designated a lead independent director who acts as the leader of the independent directors of the Board of Directors and as chairperson of the executive sessions of our independent directors, serves as a non-exclusive intermediary between the independent directors and management, including our Chairman of the Board of Directors and President and Chief Executive Officer, provides input to the Chairman in planning agenda for meetings and facilitates discussions among the independent directors as appropriate between Board meetings. Currently, Mr. Markison serves as our lead independent director. Our Board of Directors determines what leadership structure it deems appropriate based on factors such as the experience of the applicable individuals, the current business environment of the Company, the current stage of development of our product candidates and other relevant factors. After considering these factors, our Board of

Directors has determined that the individual roles of Chairman of the Board of Directors, and President and Chief Executive Officer, along with a lead independent director, is an appropriate board leadership structure for our company at this time.

The Board of Directors is also responsible for oversight of our risk management practices, while management is responsible for the day-to-day risk management processes. This division of responsibilities is the most effective approach for addressing the risks facing the Company, and the Company’s board leadership structure supports this approach. Through our President and Chief Executive Officer, and other members of management, the Board of Directors receives periodic reports regarding the risks facing the Company. In addition, the Audit Committee assists the Board of Directors in its oversight role by receiving periodic reports regarding our risk and control environment.

Business Ethics and Compliance

Our Board of Directors has a Company-wide ethics awareness program and an enhanced compliance program that has been communicated to all employees. We have adopted a code of ethics for our Chief Executive Officer and senior financial officers, which complies with Item 406(b) of SEC Regulation S-K and is available on our website at www.immunomedics.com. In addition, all of our directors, officers and employees must act ethically and in accordance with our Code of Business Conduct (the “Code of Business Conduct”). The Code of Business Conduct satisfies the definition of “code of ethics” under the rules and regulations of the SEC and the standards of the NASDAQ Global Market, and is available on our website at www.immunomedics.com.

Review and Approval of Related Person Transactions

Our Code of Business Conduct has certain policies and procedures for the review, approval or ratification of transactions involving us and any executive officer, director, director nominee, 5% stockholder and certain of their immediate family members (each of whom we refer to as a “related person”). The policy and procedures cover any transaction involving a related person (a “related person transaction”) in which the related person has a material interest and which does not fall under an explicitly stated exception set forth in the applicable disclosure rules of the SEC.

Any proposed related person transaction must be reported to the Company’s President and Chief Executive Officer or the Vice President of Finance and Chief Financial Officer (the “Compliance Officers”). The policy calls for the transaction to be reviewed by the Compliance Officer and, if deemed appropriate, approved by the Board of Directors of the Company (or an authorized committee of the Board of Directors). The transaction should be approved in advance whenever practicable. If not practicable, the Compliance Officers, and, if deemed appropriate, the Board of Directors, will review, and may, if deemed appropriate, ratify the related person transaction.

A related person transaction will be considered approved or ratified if it is authorized by the Compliance Officers and the Board of Directors of the Company (or an authorized committee of the Board of Directors) after full disclosure of the related person’s interest in the transaction. In considering related person transactions, the Compliance Officers and the Board of Directors (or an authorized committee of the Board of Directors) will consider any information considered material to investors and the following factors:

•	the related person’s interest in the transaction;

•	the approximate dollar value of the transaction;

•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the terms of the transaction are no less favorable to us than terms that we could have reached with an unrelated third party; and

•	the purpose and potential benefit to us of the transaction.

Independence of Non-Employee Directors

Good corporate governance requires that a majority of the Board of Directors consist of members who are “independent.” There are different measures of director independence—independence under listing standards of the NASDAQ Global Market, under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and under Section 162(m) of the Internal Revenue Code of 1986, as amended. Our Board of Directors has recently reviewed information about each of our non-employee directors and determined that each of Mr. Brian A. Markison, Ms. Mary E. Paetzold, Mr. Richard L. Sherman and Mr. Don C. Stark are deemed “independent” under applicable law and the listing standards of the NASDAQ Global Market, and accordingly if all six nominees are elected to the Board of Directors at the 2014 Annual Meeting of Stockholders, we will have a majority of independent directors on our Board.

Brian A. Markison, a member of the Board of Directors since 2004, was appointed to serve as the Lead Independent Director, for which he is entitled to receive additional compensation as described further below in the section titled “Director Compensation.”

Communications with Directors

Stockholders and other interested parties may communicate directly with any director, including any non-management member of the Board of Directors, by writing to the attention of such individual at the following address: Immunomedics, Inc., 300 The American Road, Morris Plains, New Jersey 07950.

Communications that are intended for the non-management directors generally should be marked “Personal and Confidential” and sent to the attention of the Chair of the Governance and Nominating Committee. The Chair will distribute any communications received to the other non-management member(s) to whom the communication is addressed. Communications that are intended for the whole Board should be sent to the attention of the Company’s Secretary.

Committees of the Board

The Board currently has four standing committees: an Audit Committee; a Compensation Committee; a Governance and Nominating Committee; and a Research and Development Committee. Copies of the charters of the Audit Committee, the Compensation Committee, and the Governance and Nominating Committee, as each has been adopted by our Board of Directors, are attached to this proxy statement as Appendix A, Appendix B and Appendix C, respectively, and can be found on our website www.immunomedics.com. The Board is also empowered to appoint from time to time ad hoc committees to address specific matters. In May 2014, the Pricing Committee of the Board met to decide on the terms related to the Company’s offering of its common stock in May 2014. No other ad hoc committees took place in fiscal 2014.

AUDIT COMMITTEE

Members in Fiscal 2014	Responsibilities	Meetings in Fiscal 2014
Ms. Paetzold, Mr. Sherman & Mr. Stark

The Audit Committee consists entirely of independent directors as defined by the listing standards of the NASDAQ Global Market. Its primary functions are to assist the Board of Directors in monitoring the integrity of our financial statements, our systems of internal control, and the appointment, independence and performance of our independent registered public accounting firm. The Audit Committee is responsible for pre-approving any engagements of our independent registered public accounting firm for non-audit services. The Audit Committee also reviews our risk management practices, strategic tax planning, preparation of quarterly and annual financial reports and our ethics and compliance processes.

At each regularly-scheduled Audit Committee meeting, the Audit Committee members meet with Immunomedics’ independent registered public accounting firm without management present. As part of the regular quarterly Audit Committee meetings, representatives of management, the independent registered public accounting firm and the Audit Committee members meet to review the financial statements prior to the public release of earnings.

The Board of Directors has determined that each current member and proposed member of the Audit Committee satisfies the independence standards for Audit Committee membership as set forth in Section 10A(m)(3) of the Exchange Act and the rules promulgated thereunder. In addition, the Board of Directors has determined that Ms. Paetzold satisfies the SEC’s criteria for an “audit committee financial expert.”

Ms. Paetzold and Mr. Stark were members of the Audit Committee for the entire fiscal 2014. Mr. Sherman was appointed to serve on the Audit Committee following his election to the Board of Directors at the 2013 Annual Meeting of Stockholders.

You may find a more detailed description of the functions of the Audit Committee in the Audit Committee charter which can be found on our website at www.immunomedics.com.

Please see also the Audit Committee Report beginning on page 69.

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COMPENSATION COMMITTEE

Members in Fiscal 2014	Responsibilities	Meetings in Fiscal 2014
Mr. Markison, Ms. Paetzold & Mr. Sherman

The Compensation Committee consists entirely of directors who (i) are “Non-employee Directors” for purposes of Rule 16b-3 under the Exchange Act; (ii) satisfy the requirements of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended; and (iii) are “independent” in accordance with the listing standards of the NASDAQ Global Market. Its primary responsibilities are to oversee compensation and employee benefit matters and management performance.

The Compensation Committee reviews and determines the salaries for corporate officers and key employees and reviews and determines, by grade levels, employees who are eligible to participate in our incentive compensation plans. The Compensation Committee also oversees management of the 2006 Stock Incentive Plan, as amended, including the granting and certain terms of stock options and other stock-based awards, and all other compensation and benefit plans. The Compensation Committee also oversees salary grade administration for all our employees, which is used for establishing merit increases and starting salaries for new employees and is the basis for compensation reviews for all officers, including the Chief Executive Officer.

When deemed appropriate, the Compensation Committee also consults with independent outside advisors for guidance on executive compensation issues.

In fiscal year 2014, the Compensation Committee engaged James F. Reda & Associates, a Division of Gallagher Benefit Services, Inc. (“James F. Reda”), an independent executive compensation consulting firm, to provide competitive compensation data and general advice on our compensation programs and policies for executive officers. James F. Reda reports directly to the Compensation Committee, periodically participates in committee meetings and advises the Compensation Committee with respect to compensation trends and best practices, plan design, and the reasonableness of individual compensation awards. James F. Reda has not provided any services to the Company other than those it provides to the Compensation Committee in its role as independent consultant. The Compensation Committee has assessed the independence of James F. Reda pursuant to SEC rules and concluded that the work performed by James F. Reda does not raise any conflicts of interest.

Our Compensation Committee also monitors and evaluates the adequacy and market competitiveness of our compensation plans and programs and determines whether these plans and programs create incentives for a particular employee group to take actions which could put the Company at undue risk.

Mr. Markison and Ms. Paetzold were members of the Compensation Committee for the entire fiscal 2014. Mr. Sherman was appointed to serve on the Compensation Committee following his election to the Board of Directors at the 2013 Annual Meeting of Stockholders.

The charter of the Compensation Committee, which describes all of the Compensation Committee’s responsibilities, is posted on our website at www.immunomedics.com.

Please see also the Compensation Committee Report on page 55.

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GOVERNANCE AND NOMINATING COMMITTEE

Members in Fiscal 2014	Responsibilities	Meetings in Fiscal 2014
Mr. Markison, Ms. Paetzold, Mr. Sherman & Mr. Stark

The Governance and Nominating Committee (the “G&N Committee”) is responsible for Board governance issues. The G&N Committee also recommends individuals to serve as directors and will consider nominees recommended by stockholders. The G&N Committee will consider nominees recommended by our stockholders for election to the Board of Directors at the 2015 Annual Meeting of Stockholders, provided that any such recommendation is submitted in writing not less than 60 days nor more than 120 days before the anniversary date of the 2014 Annual Meeting of Stockholders, to the G&N Committee, c/o the Secretary of Immunomedics, at our principal executive offices, accompanied by a description of the proposed nominee’s qualifications and other relevant biographical information and evidence of the consent of the proposed nominee to serve.

In recommending candidates, the G&N Committee seeks individuals who possess broad training and experience in business, finance, law, government, medicine, immunology, molecular biology, management or administration and considers factors such as personal attributes, geographic location and special expertise complementary to the background and experience of the Board of Directors as a whole. The G&N Committee does not have a specific policy with regard to the consideration of diversity in identifying director nominees. However, the G&N Committee values diversity on our Board of Directors and considers the diversity of the professional experience, education and skills, as well as diversity of origin, in identifying director nominees.

In accordance with NASDAQ Rule 5605(e), which requires the G&N Committee to consist solely of independent directors, the G&N Committee is comprised of Mr. Markison, Ms. Paetzold, Mr. Sherman and Mr. Stark, who are each deemed to be independent in accordance with the listing standards of the NASDAQ Global Market. Mr. Markison, Ms. Paetzold and Mr. Stark were members of the G&N Committee for the entire fiscal 2014. Mr. Sherman was appointed to serve on the G&N Committee following his election to the Board of Directors at the 2013 Annual Meeting of Stockholders.

The charter of our Governance and Nominating Committee can be found on our website at www.immunomedics.com.

4

RESEARCH AND DEVELOPMENT COMMITTEE

Members in Fiscal 2014	Responsibilities	Meetings in Fiscal 2014
Mr. Markison & Mr. Stark	The Research and Development Committee (the “R&D Committee”) oversees all of our research and development programs, and in addition to reviewing budgets and plans for preclinical as well as clinical trials, meets regularly with our Chief Scientific Officer concerning our product candidate pipeline. Mr. Markison and Mr. Stark were members of the R&D Committee for the entire fiscal 2014.	4

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee in fiscal 2014 were Mr. Markison, Ms. Paetzold and Mr. Sherman. No member of the Compensation Committee was at any time during fiscal 2014, or formerly, an officer or employee of Immunomedics, or any subsidiary of Immunomedics. No executive officer of Immunomedics has served as a director or member of the Board of Directors or the Compensation Committee (or other committee serving an equivalent function) of any other entity while an executive officer of that other entity served as a director of or member of our Board of Directors or our Compensation Committee.

Indemnification of Officers and Directors

We indemnify our directors and officers to the fullest extent permitted by law for their acts and omissions in their capacity as a director or officer of Immunomedics, so that they will serve free from undue concerns for liability for actions taken on behalf of Immunomedics. This indemnification is required under our corporate charter. We also maintain an insurance policy intended to help us meet our obligations under our indemnification covenants.

DIRECTOR COMPENSATION

We compensate our non-employee directors for their service as directors. We do not pay directors who are also Immunomedics employees any additional compensation for their service as directors.

Fiscal 2014 Director Compensation Table

The following table shows the compensation paid to our non-employee directors for their Board service during fiscal 2014:

Name	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Morton Coleman, M.D.(1)	17,500	—	—	—	—	—	17,500
Marcella LoCastro(1)	23,750	—	—	—	—	—	23,750
Brian A. Markison	72,500	45,000	45,000	—	—	—	162,500
Mary E. Paetzold	57,500	45,000	45,000	—	—	—	147,500
Richard L. Sherman	35,000	45,000	111,221	—	—	—	191,221
Don C. Stark	45,500	45,000	45,000	—	—	—	135,500

(1)	Dr. Coleman and Ms. LoCastro did not stand for re-election at the Company’s 2013 Annual Meeting of Stockholders, and retired as members of our Board of Directors effective December 4, 2013.
(2)	Consists of amounts described under “Cash Compensation.”
(3)	Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. For information regarding assumptions underlying the determination of grant date fair value of option awards in accordance with FASB ASC Topic 718, see Note 7 of the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended June 30, 2014.

Cash Compensation

Each non-employee director of Immunomedics receives:

Fees*	Fiscal 2014*	For each:
Basic retainer:	$35,000	Fiscal year
Additional retainers:
Lead Independent Director	$25,000	Fiscal year
Chairman of the Audit Committee	$14,500	Fiscal year
Member of the Audit Committee	$7,500	Fiscal year
Chairman of the Compensation Committee	$8,500	Fiscal year
Member of the Compensation Committee	$5,000	Fiscal year
Chairman of the Governance & Nominating Committee	$5,000	Fiscal year
Member of the Governance & Nominating Committee	$3,000	Fiscal year

*	We also reimburse non-employee directors for reasonable travel and out-of-pocket expenses in connection with their service as directors. We do not pay fees on a per meeting basis.

Stock Compensation

Our non-employee directors also participate in Immunomedics’ 2006 Stock Incentive Plan, as amended, referred to in this proxy statement as the 2006 Stock Incentive Plan. Pursuant to the compensation policy adopted by the Compensation Committee, each individual who is first elected or appointed as a non-employee director is automatically granted, on the date of such initial election or appointment, 22,500 nonqualified stock options (only if the annual equity retainer has not been provided). Initial option grants are fully vested on the date of grant and have an exercise price equal to the fair market value of the common stock on the date of grant, a maximum term of seven years from the date of grant and a post-termination exercise period of 12 months following the date of the non-employee director’s cessation of service on account of the director’s death and upon a change in control or hostile take-over of the Company.

In addition to the foregoing initial grants, pursuant to the compensation policy adopted by the Compensation Committee, each individual who continues to serve as a non-employee director on the date of each annual stockholders meeting shall receive an annual grant of non-qualified stock options and restricted stock units (“RSUs”), each equal in value to $45,000. The 2006 Stock Incentive Plan administrator, which is the Compensation Committee, will determine the actual number of stock options and RSUs at the time of each such annual grant. Annual option grants are fully vested on the date of grant and have an exercise price equal to the fair market value of the common stock on the date of grant, a maximum term of seven years from the date of grant and a post-termination exercise period of 12 months following the date of the non-employee director’s cessation of service on account of the director’s death. Annual RSU grants vest in full upon the earlier of (i) the director’s completion of one year of service as a non-employee director from the date of grant, or (ii) the director’s continuation in service through the day immediately preceding the next annual stockholders meeting following the date of grant. Notwithstanding the foregoing, annual RSU grants will immediately vest upon a non-employee director’s cessation of service as a non-employee director by reason of death or permanent disability and upon a change in control or hostile take-over of the Company (as defined in the Immunomedics 2006 Stock Incentive Plan).

Option and RSU Grants to Non-Employee Directors During Fiscal Year 2014

During fiscal year 2014, the following non-employee directors were granted options to purchase shares of common stock and RSUs. All option and RSU grants listed below were made under the 2006 Stock Incentive Plan.

	Stock Options			RSUs
Director	Number of Shares Underlying Options Granted	Grant Date	Exercise Price Per Share	Number of Shares Underlying Stock Awards (RSUs) Granted	Grant Date
Brian A. Markison(1)	16,587	12/04/2013	$4.71	9,554	12/04/2013
Mary E. Paetzold(2)	16,587	12/04/2013	$4.71	9,554	12/04/2013
Richard L. Sherman(3)	22,500	08/15/2013	$5.11	—	—
	16,587	12/04/2013	$4.71	9,554	12/04/2013
Don C. Stark (4)	16,587	12/04/2013	$4.71	9,554	12/04/2013

(1)	As of October 8, 2014, Mr. Markison had, in the aggregate, 142,187 outstanding stock options and 9,554 outstanding RSU awards.
(2)	As of October 8, 2014, Ms. Paetzold had, in the aggregate, 127,187 outstanding stock options and 9,554 outstanding RSU awards.
(3)	As of October 8, 2014, Mr. Sherman had, in the aggregate, 39,087 outstanding stock options and 9,554 outstanding RSU awards.
(4)	As of October 8, 2014, Mr. Stark had, in the aggregate, 117,187 outstanding stock options and 9,554 outstanding RSU awards.

COMPENSATION OF EXECUTIVE OFFICERS

Executive Officers

The following table sets forth certain information regarding our executive officers. With the exception of Dr. Goldenberg, Ms. Sullivan and Mr. Pfreundschuh, whose agreements are described in detail below, executive officers are at-will employees.

Name	Age	Position(s) with the Company
Cynthia L. Sullivan	59	President and Chief Executive Officer
Dr. David M. Goldenberg	76	Chairman of the Board, Chief Scientific Officer and Chief Medical Officer
Peter P. Pfreundschuh	45	Vice President Finance and Chief Financial Officer

Ms. Cynthia L. Sullivan has been employed by Immunomedics since October 1985, and has served as our President and Chief Executive Officer since March 2001. She previously served as the Company’s President from December 2000 to March 2001 and as Executive Vice President and Chief Operating Officer from June 1999 to December 2000. Prior to joining Immunomedics, Ms. Sullivan was employed by Ortho Diagnostic Systems, Inc., a subsidiary of Johnson & Johnson. Ms. Sullivan’s educational background includes: a B.S. from Merrimack College, North Andover, Massachusetts, followed by a year of clinical internship with the school of Medical Technology at Muhlenberg Hospital, Plainfield, New Jersey, resulting in a M.T. (ASCP) certification in 1979. Ms. Sullivan completed a M.S. degree in 1986 from Fairleigh Dickinson University, where she also received her M.B.A. in December 1991. Ms. Sullivan also serves as President of our majority owned subsidiary, IBC Pharmaceuticals, Inc. From September 2002 to July 2007, Ms. Sullivan served as a member of the Board of Directors of Digene Corp., a company that develops, manufactures and markets proprietary DNA and RNA testing systems for the screening, monitoring and diagnosis of human diseases. Effective July 30, 2007 Digene Corp was merged with Qiagen N.V. From November, 2007 to December 2009, Ms. Sullivan served as a member of the Board of Directors of Urigen Pharmaceuticals, Inc., a specialty pharmaceutical company focused on the development and commercialization of treatments for urological disorders. As of May 2009, Ms. Sullivan also serves as a member of Board of Trustees for the HealthCare Institute of New Jersey, a trade association for the research-based pharmaceutical and medical technology industry in New Jersey.

Dr. David M. Goldenberg founded Immunomedics in July 1982, and has served continuously since that time as the Chairman of our Board of Directors. He also currently serves as our Chief Scientific Officer and Chief Medical Officer, having been our Chief Strategic Officer from July 2003 to July 2007. Dr. Goldenberg previously served as our Chief Executive Officer from July 1982 through July 1992, from February 1994 through May 1998 and from July 1999 through March 2001. He also serves as Chairman of the Board of Directors of IBC Pharmaceuticals, Inc., a subsidiary of Immunomedics. Dr. Goldenberg is a graduate of the University of Chicago College and Division of Biological Sciences (B.S.), the University of Erlangen-Nuremberg (Germany) Faculty of Natural Sciences (Sc.D.), and the University of Heidelberg (Germany) School of Medicine (M.D.). He has written or co-authored approximately 1,800 journal articles, book chapters and abstracts on cancer research, detection and treatment, and has researched and written extensively in the area of radioimmunodetection and radioimmunotherapy using radiolabeled antibodies. In addition to his position with Immunomedics, Dr. Goldenberg is President and a Trustee of the Center for Molecular Medicine and Immunology (“CMMI”), an independent non-profit research center, and its clinical unit, the Garden State Cancer Center. In 1985 and again in 1992, Dr. Goldenberg received an “Outstanding Investigator Grant” award from the National Cancer Institute for his work in radioimmunodetection, and in 1986 he received the New Jersey Pride Award in Science and Technology. Dr. Goldenberg was honored as the ninth Herz Lecturer of the Tel Aviv University Faculty of Life Sciences. In addition, he received the 1991 Mayneord 3M Award and Lectureship of the British Institute of Radiology and in 2002, the Elis Bervin Lectureship and Medal from the Swedish Medical Society and the Swedish Oncology Society for his contributions to the development of radiolabeled monoclonal antibodies used in the imaging and treatment of cancer. The International Society for Oncodevelopmental Biology and Medicine named Dr. Goldenberg the co-recipient of the 1994 Abbott Award. In 2005, he received the Paul Aebersold

Award from the Society of Nuclear Medicine and was named the Inventor of the Year by the Research and Development Council of New Jersey. Maryann Liebert Inc., publisher of Genetic Engineering News, nominated Dr. Goldenberg in 2006 for the Forbes Enterprise Award for outstanding achievements in the scientific community.

Peter P. Pfreundschuh joined Immunomedics as Vice President, Finance and Chief Financial Officer in September 2013. From November 2008 through June 2013, Mr. Pfreundschuh was the Chief Financial Officer of CircuLite Inc., a commercial medical device company with a novel solution for the treatment of late stage chronic heart failure patients. Prior to that, Mr. Pfreundschuh was the Executive Director of Business Development and Licensing for AstraZeneca Pharmaceuticals L.P., where he led finance and negotiations in support of new business development opportunities for all external deals and alliances. Before AstraZeneca, he served at Johnson and Johnson in a variety of capacities including Controller of the R&D division and Controller/Director of Marketing and Global Business Analytics, as well as Chief Financial Officer/Treasurer for 3 Dimensional Pharmaceuticals, which was acquired by Johnson and Johnson. Mr. Pfreundschuh has also held management positions at Alimenterics, Inc., and American Standard Companies, Inc., and was a Senior Auditor at Ernst & Young, LLP. A New Jersey Certified Public Accountant, Mr. Pfreundschuh received an MBA with a concentration in finance from Rider University, a BS in accounting from Rutgers University School of Business, and has continued his education through the Executive Strategic Marketing Program in Healthcare at the Kellogg School of Management at Northwestern University.

Family Relationships

Dr. Goldenberg and Ms. Sullivan are husband and wife. There are no other family relationships between directors, executive officers and other employees.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis discusses the principles underlying our compensation policies and decisions and the principal elements of compensation paid to our executive officers during fiscal year 2014. Our Chief Executive Officer (the “CEO”), Chief Scientific Officer and Chief Medical Officer, and Chief Financial Officer will be referred to as the “named executive officers” for purposes of this discussion.

Executive Summary

Our overarching compensation goal is to motivate, recruit and retain executive officers in a manner that promotes superior executive performance and successful financial results for us while aligning the interests of the executive officers with the long-term interests of our stockholders. We believe this is accomplished through the following principles and processes that we follow in establishing executive compensation:

•	We benchmark executive officer compensation against a peer group of comparably sized public companies in the pharmaceutical industry.

•

We target compensation between the 25th and 75th percentiles for base salary and annual cash incentive amounts. Our compensation model is flexible to be adjusted upward or downward in the case of exceptional performance or as circumstances warrant in the discretion of the Compensation Committee.

•

We primarily structure our total compensation in the form of base salary, annual short-term cash incentive awards, long-term equity incentive awards, benefits and perquisites and change in control and other severance benefits.

•

Our compensation structure seeks to align our executives’ compensation with our long-term growth and success by rewarding the discovery and development of new product candidates, the advancement of our existing pipeline of therapeutic product candidates and the strategic partnering for further clinical development and commercialization of our product candidates.

•	We maintain severance and change in control arrangements for our executives comparable to other companies in our peer group.

•

We seek to maintain a conservative cash utilization rate in order to advance our product candidates in various market conditions. We believe this approach has allowed us to make the best use of our resources in advancing our pipeline of therapeutic product candidates and technologies.

Role of Stockholder Say-on-Pay Votes

We provide our stockholders with the opportunity to cast an annual, nonbinding advisory vote on executive compensation (a “say-on-pay proposal”). At the Annual Meeting of Stockholders held on December 4, 2013, approximately 95% of the votes cast on the say-on-pay proposal at that meeting were voted in favor of the proposal. Our Compensation Committee considered the outcome of that advisory vote to be an endorsement of the Compensation Committee’s compensation philosophy and implementation. As such, in making its decisions regarding executive compensation for fiscal year 2014, the Compensation Committee chose to retain the fiscal year 2013 compensation structure of the executive compensation program as a reference while making a few adjustments to reflect the performance of the Company and our named executive officers in fiscal year 2014. The Compensation Committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for the named executive officers.

Compensation Objectives and Philosophy

The Compensation Committee of our Board of Directors (the “Compensation Committee”) is responsible for reviewing and approving the compensation payable to our named executive officers and other key employees. As part of such process, the Compensation Committee seeks to accomplish the following objectives with respect to our executive compensation programs:

•	Motivate, recruit and retain executives capable of meeting our strategic objectives;

•	Provide incentives to ensure superior executive performance and successful financial results for us; and

•	Align the interests of executives with the long-term interests of stockholders.

The Compensation Committee seeks to achieve these objectives by:

•	Establishing a compensation structure that is both market competitive and internally fair;

•	Linking a substantial portion of compensation to our achievement of financial objectives and the individual’s contribution to the attainment of those objectives;

•	Providing risk for underachievement and upward leverage for overachievement of goals; and

•	Providing long-term equity-based incentives.

Setting Executive Compensation

In determining the compensation of each named executive officer, the Compensation Committee considered a number of factors, including recent Company and individual performance, the CEO’s recommendations as to named executive officers other than the CEO, cost of living in the New York/New Jersey area, and internal pay equity. The Compensation Committee also considered competitive compensation data received from James F. Reda & Associates, a Division of Gallagher Benefit Services, Inc. (“James F. Reda”), an independent executive compensation consulting firm detailing the 25th percentile, median, and 75th percentile of (i) base salary; (ii) target annual cash compensation (i.e., salary plus target cash incentive); (iii) long-term equity incentive awards; and (iv) target total direct compensation (i.e., salary plus target cash incentive plus long-term equity incentives) for executive officer positions among a group of peer companies and assessed how similar compensation arrangements for the named executive officers compare to its peers. Based on James F. Reda market analysis, the Compensation Committee considers base salary within the range of the 25th percentile and the 75th percentile of our peer group to be competitive and appropriate for the named executive officers. Cash incentive levels among our peer group were used to establish target cash incentive compensation for our named executive officers. The Compensation Committee did not, however, tie cash compensation to potential values realizable from equity incentive awards to measure total target direct compensation or as a means to determine the equity incentive awards it authorizes. There is no pre-established policy for allocation of compensation between cash and non-cash components or between short-term and long-term components. Instead, the Compensation Committee determines the mix of compensation for each executive officer based on its review of the competitive data and its subjective analysis of that individual’s performance and contribution to our strategic goals. We believe our approach to compensation assists in mitigating excessive risk-taking that could harm our value or reward poor judgment by our executives. We believe our approach to compensation reflects sound risk management practices and does not encourage excessive risk-taking.

In fiscal year 2014, the Compensation Committee engaged James F. Reda to provide competitive compensation data and general advice on our compensation programs and policies for executive officers. James F. Reda reports directly to the Compensation Committee, periodically participates in committee meetings and advises the Compensation Committee with respect to compensation trends and best practices, plan design, and the reasonableness of individual compensation awards. During fiscal year 2014, James F. Reda performed a market analysis of the compensation paid by comparably sized publicly traded biopharmaceutical companies as described below and provided it to the Compensation Committee. In addition, the CEO provided the Compensation Committee with a detailed review of the performance of the other named executive officers and made recommendations to the Compensation Committee with respect to the compensation packages for those officers for the 2014 fiscal year. The Compensation Committee consulted with James F. Reda regarding the CEO’s recommendations.

The peer group used for competitive comparisons in fiscal year 2014 reflects companies with which we compete for talent. Base salary, cash incentives and long-term equity incentive awards were benchmarked to these companies. Changes made to the 2013 peer group are summarized below:

Removed Company	Reason
Affymax Inc.	Company in the process of restructuring following a nationwide voluntary recall of its first and only product due to safety concern

Human Genome Sciences, Inc.	Acquired by GlaxoSmithKline

Added Company	Reason
Acorda Therapeutics Inc.	Comparable in revenue and market cap with Human Genome Sciences, Inc. (removed, see above)

Synta Pharmaceuticals Corp.	Cancer research company similar in size (number of employees) and market cap to IMMU

The peer group data used by James F. Reda was obtained from Kenexa’s CompAnalyst Executive®, a compensation data service, and consisted of the following twenty-four companies:

Company	Sales (Most recent fiscal year) ($ in millions)	Market Capitalization (03/31/2013) ($ in millions)
Acorda Therapeutics Inc.	306	1,290
Ariad Pharmaceuticals Inc.	1	3,323
ArQule Inc.	36	163
Astex Pharmaceuticals Inc.	83	418
BioCryst Pharmaceuticals Inc.	20	61
Celldex Therapeutics Inc.	9	933
Cytokinetics Inc.	4	165
Dendreon Corp.	326	739
Dyax Corp.	55	434
Enzon Pharmaceuticals Inc.	43	166
Exelixis Inc.	48	849
Immunogen Inc.	16	1,353
Mannkind Corp.	0	981
Medivation Inc.	182	3,497
Neurocrine Biosciences Inc.	53	808
NPS Pharmaceuticals Inc.	131	888
PDL Biopharma, Inc.	375	1,022
Progenics Pharmaceuticals Inc.	85	275
Rigel Pharmaceuticals Inc.	2	593
Seattle Genetics Inc.	211	4,276
Spectrum Pharmaceuticals Inc.	268	449
Synta Pharmaceuticals Corp.	8	594
Threshold Pharmaceuticals	0	261
XOMA Ltd.	34	289

75th Percentile	143	991
50th Percentile	45	667
25th Percentile	9	286
Immunomedics	33	197
Immunomedics Percentile Rank	39%	14%

Components of Compensation

For the 2014 fiscal year, our executive compensation program included the following components:

•	Base salary;

•	Annual short-term cash incentives;

•	Long-term equity incentive awards; and

•	Change in control and other severance arrangements.

Base Salary

It is the Compensation Committee’s objective to set a competitive rate of annual base salary for each named executive officer for each fiscal year based on performance in the prior fiscal year. The Compensation Committee believes competitive base salaries are necessary to attract and retain top quality executives, since it is common practice for public companies to provide their executive officers with a guaranteed annual component of compensation that is not subject to performance risk. Base salary levels are designed to recognize an individual’s ongoing contribution, to be commensurate with an individual’s experience and organization level and to be competitive with market benchmarks as analyzed by James F. Reda. Base salaries are not automatically increased on an annual basis if the Committee believes that a raise is not warranted by either individual or Company performance, or that other forms of compensation are more appropriate to further compensation program objectives. In addition to benchmarking base salary levels, any increase in annual salary is also based on demonstrated levels of competency in skill, effectiveness and leadership, and by comparing how an individual has performed essential job requirements against what was envisioned with the position. The Compensation Committee does not use a specific formula based on these criteria, but instead makes an evaluation of each named executive officer’s contributions in light of all such criteria.

Based upon the performance of the named executive officers and using the compensation data provided by James F. Reda, for fiscal year 2014, the Compensation Committee approved a 3.5% salary increase from fiscal year 2013 levels for Ms. Sullivan and Dr. Goldenberg. The Committee believes the increase would result in salaries for Ms. Sullivan and Dr. Goldenberg being at or near the median base salaries for comparable executive positions at our peer group companies and reasonably consistent with the average percentage increase in salaries by our peers. Mr. Pfreundschuh joined the Company as Vice President Finance and Chief Financial Officer in September 2013. The table below shows fiscal year 2013 and fiscal year 2014 base salary rates for each named executive officer:

Name	Title	2013 Salary	2014 Salary	% Increase
Cynthia L. Sullivan	President and Chief Executive Officer	$597,970	$618,899	3.5%

Dr. David M. Goldenberg	Chairman of the Board, Chief Scientific Officer and Chief Medical Officer	$564,730	$584,495	3.5%

Peter P. Pfreundschuh[1]	Vice President Finance and Chief Financial Officer	—	$285,000	—

Gerard G. Gorman[2]	Senior Vice President Finance and Business Development, Chief Financial Officer	$315,366	$324,827	3.0%

[1]	Peter P. Pfreundschuh joined the Company in September 2013.
[2]	Gerard G. Gorman retired from the Company in September 2013.

Annual Short-Term Cash Incentives

Our named executive officers have the opportunity to earn annual cash incentive awards as part of their compensation package. We do not have a formal incentive or bonus plan for our named executive officers that ties annual cash incentives or bonuses with base salary to create a formula-based target annual cash compensation. Cash incentive awards are designed to reward executive performance while reinforcing our short-term strategic operating goals. If warranted in special circumstances, individual one-time discretionary cash incentives may also be awarded to our named executive officers during the course of the year.

Each named executive officer has a target cash incentive opportunity that, in the case of Ms. Sullivan and Dr. Goldenberg, is determined in accordance with their respective employment agreements, or is otherwise set by the Compensation Committee each year based on its comparison of the total compensation opportunity of our named executive officers against the total compensation opportunity of similarly situated executives at the companies identified above. In assessing the total compensation opportunity, the Compensation Committee also takes into account the named executive officer’s relative experience in his or her position and in the industry generally and our overall financial position. For fiscal year 2014, the target cash incentive level set for each of our named executive officers was 50% of base salary for Ms. Sullivan and Dr. Goldenberg, with potential payouts ranging from 0% to 150% of the target amount depending upon the level of achievement of performance goals. Mr. Pfreundschuh joined the Company as Vice President Finance and Chief Financial Officer in September 2013 and was not assessed a target cash incentive level but was considered eligible for a discretionary bonus.

Each year, a strategic plan (as described below) is created by the Company. Based on this plan, each named executive officer prepares individual goals and objectives to be accomplished during the upcoming fiscal year. The Compensation Committee in consultation with the named executive officer reviews and finalizes such goals and objectives. At the end of each fiscal year, the Compensation Committee conducts in consultation with the CEO for each named executive officer and, for named executive officers other than the CEO, a subjective review of that individual’s performance relative to our overall priorities and strategies reviews that individual’s performance relative to our overall priorities and strategies. Cash incentive awards are then granted based upon the Compensation Committee’s informed judgment and information provided by James F. Reda in view of the Company’s achievement of its annual corporate goals, operational and financial performance, the individual executive’s responsibilities and efforts and such executive’s contribution to the Company’s overall performance and success, and the complexity or difficulty of the objectives that have been achieved.

Our strategic plan and individual performance targets include successful partnering transactions and other strategic plan metrics, operational and financial metrics, regulatory compliance metrics, and delivery of specific programs, plans, and budgetary objectives identified by the Compensation Committee.

In fiscal year 2014, our strategic plan focused on:

•	Advancing our pipeline of therapeutic product candidates and technologies;

•	Strengthening the price-per-share value of our common stock; and

•	Securing financing to ensure a sufficient cash position, including the out-licensing of our various assets.

The Compensation Committee weighs each of the individual performance goals established for the named executive officers separately when evaluating each named executive officer’s performance and awarding actual cash incentive amounts. Performance goals that are in the executive’s area or areas of functional responsibility are weighted heavier than others. Weighting is determined by the Compensation Committee when approving the annual goals and objectives. The actual amount of cash incentive paid is entirely discretionary; the Compensation Committee does not establish threshold levels that a named executive officer must attain before a cash incentive is awarded.

In fiscal year 2014, Ms. Sullivan’s individual performance goals were established to focus on her areas of responsibility which, in her capacity as our President and CEO, centered around her ability to advance our pipeline of therapeutic product candidates and technologies, implement and manage our short- and long-term strategic plan and maintain stockholder confidence in management and the Company. In addition, Ms. Sullivan’s specific performance goals included:

•	Launching a Phase III registration trial of yttrium-90-labeled clivatuzumab tetraxetan in patients with pancreatic cancer who have received at least 2 prior therapies;

•	Expanding the study of IMMU-130 as a treatment of patients with metastatic colorectal cancer into a Phase II clinical trial;

•	Expanding the study of IMMU-132 as a treatment of patients with solid cancers into a Phase II clinical trial;

•

Transitioning the National Cancer Institute-funded study combining veltuzumab with yttrium-90-labeled epratuzumab tetraxetan in patients with aggressive non-Hodgkin lymphoma into a Phase II clinical trial;

•	Enrolling patients into a Phase I study of milatuzumab-doxorubicin for the treatment of non-Hodgkin lymphoma and chronic lymphocytic leukemia;

•	Enrolling patients into a Phase I study of IMMU-114, a humanized antibody directed against HLA-DR, an immune response target, in relapsed non-Hodgkin lymphoma and chronic lymphocytic leukemia; and

•

Launching a Phase I study to assess the safety and tolerability of milatuzumab when added to a standard regimen to prevent graft-versus-host disease in patients with hematologic malignancies undergoing stem cell transplant.

In fiscal year 2014, Dr. Goldenberg’s individual performance goals were established to focus on his areas of responsibility which, in his capacity as our Chief Medical Officer and Chief Scientific Officer, centered around his ability to design, implement and manage our clinical and pre-clinical research and development activities and maintain the effectiveness of patent and proprietary protections over our pipeline of therapeutic product candidates and technologies.

In fiscal year 2014, Mr. Pfreundschuh’s individual performance goals were established to focus on his areas of responsibility, which in his capacity as our Vice President, Finance and Chief Financial Officer, centered on his ability to develop, implement and manage our financial strategic plan, ensure compliance with federal and state securities reporting requirements, strengthen our cash position and maintain stockholder confidence.

Based on the Compensation Committee’s assessment of the performance of each of the named executive officers and our overall performance, the actual cash incentive paid for fiscal year 2014 was at the target level for Dr. Goldenberg, and below the target level for Ms. Sullivan because certain goals were not met as described below. Mr. Pfreundschuh joined the Company in September 2013 and was not assessed a target cash incentive level but his performance was evaluated for purposes of a discretionary bonus.

With respect to Ms. Sullivan, the Compensation Committee determined that Ms. Sullivan achieved her performance goals of (i) launching the Phase III registration trial of yttrium-90-labeled clivatuzumab tetraxetan in patients with pancreatic cancer who have received at least two prior therapies; (ii) expanding the study of IMMU-130 as a treatment of patients with metastatic colorectal cancer into a Phase II clinical trial; (iii) expanding the study of IMMU-132 as a treatment of patients with solid cancers into a Phase II clinical trial; (iv) transitioning the study of veltuzumab combined with yttrium-90-labeled epratuzumab tetraxetan in patients with aggressive non-Hodgkin lymphoma into a Phase II clinical trial; (v) continuing patient enrollment into Phase I/II studies of milatuzumab-doxorubicin for the treatment of non-Hodgkin lymphoma and chronic lymphocytic leukemia; (vi) enrolling patients into a Phase I study of IMMU-114 in relapsed non-Hodgkin lymphoma and chronic lymphocytic leukemia; and (vii) beginning a Phase I study of milatuzumab for the treatment of graft-versus-host disease; and that achievement of such goals advanced our pipeline of therapeutic product candidates and technologies in accordance with our strategic plan. In addition, Ms. Sullivan strengthened the investment community’s understanding of Immunomedics and our strategies by hosting an R&D day event, as well as quarterly earnings calls and clinical updates. Ms. Sullivan also strengthened our cash position by completing an equity-based financing, which brought in $28 million to the Company. However, Ms. Sullivan did not complete the goals of the Company in out-licensing our various assets. As a result, Ms. Sullivan did not achieve all of her performance goals.

With respect to Dr. Goldenberg, the Compensation Committee determined that Dr. Goldenberg achieved his performance goals by advancing our pipeline of therapeutic product candidates and discovering and developing new product candidates and technologies, including (i) launching a Phase I study of milatuzumab in graft-versus-host disease; (ii) obtaining funding from the Department of Defense to evaluate milatuzumab administered subcutaneously in patients with active systemic lupus erythematosus; and (iii) expanding the number of active U.S. patents to 248.

With respect to Mr. Pfreundschuh, the Compensation Committee determined that Mr. Pfreundschuh achieved his performance goals which were established upon his commencement of employment in consultation with the CEO and the Compensation Committee of (i) ensuring our compliance with federal and state securities reporting requirements; (ii) strengthening our cash position with cash infusions of $28 million from the equity-based financing; (iii) strengthening the investment community’s understanding of Immunomedics and our strategies by hosting an R&D day event, as well as quarterly earnings calls and clinical updates; and

(iv) advancing our pipeline of therapeutic product candidates and technologies in accordance with our strategic plan by maintaining our expenses within our budget. Mr. Pfreundschuh accordingly made significant contributions to the Company. However, Mr. Pfreundschuh did not complete the goal of the Company in out-licensing our various assets. As a result, Mr. Pfreundschuh did not achieve all of his performance goals.

Based upon the foregoing, and taking into account the relative significance of each performance goal achieved by our named executive officers, the Compensation Committee, after consulting with James F. Reda, awarded our named executive officers the cash incentives detailed in the table below.

The table below details fiscal year 2014 annual cash incentive targets and actual payouts for each of the named executive officers.

Name	Title	2014 Target Cash Incentive ($)	2014 Target Cash Incentive (% Salary)	2014 Actual Cash Incentive ($)	2014 Actual Cash Incentive (% Salary)
Cynthia L. Sullivan	President and Chief Executive Officer	$309,449	50%	$235,181	38%

Dr. David M. Goldenberg	Chairman of the Board and Chief Scientific Officer and Chief Medical Officer	$292,248	50%	$286,403	49%

Peter P. Pfreundschuh	Vice President Finance and Chief Financial Officer	$—	—	$75,000	32%

The table below details, for each named executive officer, the total target cash compensation established by the Compensation Committee for fiscal year 2014, as measured by the sum of salary and target cash incentive, and the total actual cash compensation paid for fiscal year 2014, as measured by the sum of salary and actual cash incentive.

Name	Title	2014 Total Target Cash Compensation ($)		2014 Total Actual Cash Compensation ($)
Cynthia L. Sullivan	President and Chief Executive Officer	$928,348	(1)	$854,080	(2)

Dr. David M. Goldenberg	Chairman of the Board, Chief Scientific Officer and Chief Medical Officer	$876,743	(3)	$870,898	(4)

Peter P. Pfreundschuh	Vice President Finance and Chief Financial Officer	$235,490	(5)	$310,490	(6)

(1)	Represents sum of (i) annual salary for fiscal year 2014 of $618,899 and (ii) target cash incentive for fiscal year 2014 of $309,449.
(2)	Represents sum of (i) annual salary of $618,899 and (ii) actual cash incentive paid for fiscal year 2014 of $235,181.
(3)	Represents sum of (i) annual salary for fiscal year 2014 of $584,495 and (ii) target cash incentive for fiscal year 2014 of $292,248.
(4)	Represents sum of (i) annual salary of $584,495 and (ii) actual cash incentive paid for fiscal year 2014 of $286,403.
(5)	Represents annual salary for Mr. Pfreundschuh, as prorated for his term of service during fiscal year 2014.
(6)	Represents sum of (i) annual salary of $235,490 and (ii) actual cash incentive paid for fiscal year 2014 of $75,000. Mr. Pfreundschuh joined the Company in September 2013.

Long-Term Equity Incentive Awards

As described above, stock-based incentives are a key component of our executive compensation program. Employee ownership is a core value of our operating culture. Management and the Compensation Committee believe that stock ownership encourages our executives to create value for our Company over the long term. We also believe that stock ownership promotes retention and affiliation with us by allowing our executives to share in our long-term success while aligning executive interests with those of our stockholders. We have used stock options, restricted stock units, or their combination as vehicles to deliver equity-based compensation for our named executive officers, due to their broad-based use in the biopharmaceutical industry. We also have evaluated from time to time the benefits of providing alternative equity-based compensation in the form of restricted stock or other vehicles based on full value shares. The Compensation Committee will continue to monitor changes in the long-term compensation practices of the companies in our peer group and, if appropriate, will re-evaluate alternative equity-based compensation vehicles in future years in light of changing or evolving practices. In certain circumstances, the Compensation Committee may determine that non-equity long-term incentives are preferable to equity-based awards.

Each of our named executive officers has an annual long-term equity incentive award opportunity. The actual amount of the annual long-term equity incentive award, if any, for each of our named executive officers is determined on a discretionary basis by the Compensation Committee without the use of any formalized mathematical formulas. The Compensation Committee grants the annual long-term equity incentive awards shortly after the close of each fiscal year after evaluating the performance of the Company and the named executive officers for such prior fiscal year. In determining the amount of the awards, the Compensation Committee evaluates the executive’s performance and contribution to our annual and long-term strategic goals and factors that contribute to overall corporate growth and development and to increasing long-term stockholder value, such as advancement of our pipeline of therapeutic candidates, growth in our intellectual property portfolio, development of our manufacturing and operating capabilities, enhancements to our financial reporting systems and controls, and the successful negotiation of advantageous out-licensing and other collaborative agreements. The Compensation Committee does not assign weightings to the foregoing factors. In addition, the Compensation Committee may, in its discretion, consider both the achievement of the annual Board-approved corporate goals and other significant corporate accomplishments during the year. For our named executive officers other than the CEO, the Compensation Committee also takes into account the recommendations of the CEO in determining the amount of the grant to each named executive officer.

In August 2013, the Compensation Committee granted long-term equity incentive awards to our named executive officers after reviewing corporate and individual performance in fiscal year 2013 in the context of the factors which the Compensation Committee believes contribute to overall corporate growth and considering overall compensation of each of our named executive officers in fiscal year 2013. When making determinations about these long-term equity incentive awards, the Compensation Committee used the same performance evaluation criteria as it used for our annual cash incentive awards for fiscal year 2013. As had been done in the prior fiscal year, the Compensation Committee reviewed the recommendations of and information provided by James F. Reda and consistent with those recommendations granted half of the value of the long-term equity incentive awards earned by each named executive officer based on fiscal 2013 performance in the form of stock options and half of the value in the form of RSUs. In addition, the Compensation Committee also reviewed the recommendations of and information provided by James F. Reda and consistent with those recommendations granted certain named executive officers performance stock units (“PSUs”), which are subject to attainment of certain performance milestones as well as certain continued service requirements.

Upon evaluation of each named executive officer’s performance in the 2013 fiscal year, the Compensation Committee granted equity incentive awards under our 2006 Stock Incentive Plan in August 2013 as follows:

Name	Title	Number of Shares of Common Stock Underlying Stock Options	Number of Shares of Common Stock Underlying RSUs	Number of Shares of Common Stock Underlying PSUs
Cynthia L. Sullivan	President and Chief Executive Officer	118,203	68,226	194,932
Dr. David M. Goldenberg	Chairman of the Board, Chief Scientific Officer and Chief Medical Officer	118,203	68,226	194,932

The numbers of equity awards granted were determined by the Compensation Committee using information supplied by James F. Reda on equity awards received by executives at the peer group companies.

The stock options granted to our named executive officers have a seven-year term and vest, based on continued employment, 25% on the first anniversary of the date of grant and 6.25% on a quarterly basis thereafter. The stock options were granted at an exercise price equal to the closing price of our common stock on the date of grant. Accordingly, the actual value an executive will realize is tied to future stock appreciation and is therefore aligned with corporate performance and stockholder returns. The RSUs granted to our named executive officers vest with respect to 25% of the underlying shares on the first anniversary of the date of grant and with respect to 6.25% on a quarterly basis thereafter for the following three years, based on continued employment. We issue to the executive shares of our common stock when the RSUs vest. Our standard forms of stock option and RSU agreements provide for accelerated vesting of unvested awards upon a change in control of the Company, for instance if we are acquired by another company, but only if the acquirer does not agree to assume and continue the awards or grant substitute cash retention awards of similar value, measured as of the date of the change in control transaction, to the holders of our stock options and RSUs. Ms. Sullivan’s employment agreement provides for accelerated vesting of her stock options and RSUs if her employment is involuntarily terminated coincident with or within one year after a change in control of the Company. Dr. Goldenberg’s employment agreement provides for accelerated vesting of his outstanding unvested stock options and RSUs upon a change in control. See the sections below entitled “Employment, Severance and Change in Control Agreements” and “Calculation of Potential Payments upon Termination or Change in Control” for more information. With a four-year vesting schedule for stock options and RSUs, and a seven-year term for stock options, we do not deem it necessary to impose holding period requirements on the shares that our named executive officers acquire under their long-term equity incentive awards.

The PSUs granted to our named executive officers shall vest based upon the level of achievement of the milestone set forth below (the “Performance Milestone”) as follows:

(a) 10% of the PSUs which are awarded shall vest upon UCB’s readout and disclosure of the Phase III trials for epratuzumab in patients with lupus;

(b) 30% of the PSUs which are awarded shall vest upon interim analysis (futility), or the completion of the Phase III clinical trial (which is earlier) for clivatuzumab tetraxetan;

(c) 30% of the PSUs which are awarded shall vest upon completion of Phase II trial for IMMU-132, or out-licensing of IMMU-132;

(d) 30% of the PSUs which are awarded shall vest upon completion of Phase II trial for IMMU-130, or out-licensing of IMMU-130.

In addition, of the PSUs which vest based upon attainment of the Performance Milestone, fifty percent (50%) of the shares underlying such PSUs shall be issued upon a milestone being achieved (the “Vesting

Commencement Date”). The remaining fifty percent (50%) of the shares shall be subject to time-based vesting such that they will only vest if the named executive officers remain in the Company’s service through the following applicable determination dates: (1) twenty-five percent (25%) of the shares underlying such PSUs shall be issued on the twelve month anniversary of the Vesting Commencement Date; provided that the named executive officers remain in the Company’s service through such anniversary date; and (2) the remaining twenty-five percent (25%) of the shares underlying such PSUs which vest based upon attainment of the Performance Milestone shall be issued on the twenty-four month anniversary of the Vesting Commencement Date; provided that the named executive officers remain in the Company’s service through such anniversary date (each such date, an “Issue Date”). For the avoidance of doubt, the named executive officers shall only be entitled to have PSUs issued to him or her if the applicable Performance Milestone is achieved within five (5) years following the grant date and the named executive officers remain in the service of the Company through the applicable Issue Date.

Executive Benefits and Perquisites

The named executive officers also are provided with certain benefits and perquisites. The Compensation Committee believes that such benefits are necessary for us to remain competitive and to attract and retain top caliber executive officers because such benefits are typically provided by companies in the biopharmaceutical industry and by other companies with which we compete for executive talent.

We maintain a 401(k) plan for our employees, including our executive officers, to encourage our employees to save some portion of their cash compensation for their eventual retirement. Pursuant to a discretionary employer match, in fiscal year 2014, we matched all employee contributions at 25% of the employee’s contribution up to a limit of 5% of the employee’s eligible compensation up to the IRS imposed limit. The IRS maximum allowable contribution in calendar year 2014 was $17,500, or $23,000 for employees who are 50 years old or older. We also increase our employees’ base salary, including our named executive officers’ base salary, for the cost of group long-term disability insurance coverage and provide a group life insurance benefit in a coverage amount equal to 100% of the employee’s annual base salary.

Additional Incentive Compensation

In accordance with the terms of Dr. Goldenberg’s employment agreement, Dr. Goldenberg is entitled to receive incentive compensation equal to 1.5% of our Annual Net Revenue (as defined in the agreement) in each year that we record net income. With respect to any fiscal year during Dr. Goldenberg’s employment in which we record an annual net loss, Dr. Goldenberg will receive as an additional incentive compensation payment a sum equal to 0.75% of the total Consideration (as defined in the agreement) we receive from any third party transaction, with certain exceptions. In accordance with the terms of Dr. Goldenberg’s employment agreement, we pay Dr. Goldenberg a minimum of $150,000 during each fiscal year in equal quarterly payments as a credit against any amounts due to Dr. Goldenberg for additional incentive compensation payments.

For the fiscal years ended June 30, 2014 and 2013, we reported a net loss, therefore Dr. Goldenberg received the minimum additional incentive compensation of $150,000 paid quarterly during the 2014 and 2013 fiscal years. For the fiscal year ended June 30, 2012, we reported a net profit, therefore in accordance with his employment agreement, Dr. Goldenberg received incentive compensation of $479,036, of which $150,000 was paid quarterly during the 2012 fiscal year in accordance with the terms of his employment agreement and $329,036 was paid in August 2012. The aggregate compensation value of this benefit is shown in the “All Other Compensation” column in the Summary Compensation Table included in this proxy statement.

Employment, Severance and Change in Control Agreements

We have employment agreements with Ms. Sullivan and Dr. Goldenberg and a Change in Control and Severance Agreement with Mr. Pfreundschuh. These agreements are summarized in the section below entitled

“Employment, Severance and Change in Control Agreements” and the change in control and severance arrangements contained in those agreements are discussed in more detail in the section below entitled “Calculation of Potential Payments upon Termination or Change in Control.” We decided to provide severance benefits to recognize accomplishments of executives supporting the approved strategic plan. The change in control arrangements are to assure continuity of “key personnel” in a transition period following a change in control of the Company. None of the employment or severance agreements that we have with our named executive officers require us to provide tax gross-up payments to them in connection with any excise taxes for which they may become liable as a result of receiving severance benefits or other parachute payments within the meaning of Section 280G of the Internal Revenue Code.

Section 162(m) Compliance

As a result of Section 162(m) of the Internal Revenue Code, publicly-traded companies such as the Company are not allowed a federal income tax deduction for compensation, paid to the CEO and the three highest paid executive officers other than the CEO and chief financial officer, to the extent that such compensation exceeds $1 million per officer in any one year and does not otherwise qualify as performance-based compensation. Our 2006 Stock Incentive Plan is structured to enable the compensation deemed paid to an executive officer in connection with the exercise of a stock option to qualify as performance-based compensation that is not subject to the $1 million limitation. Other awards made under the 2006 Stock Incentive Plan may or may not qualify. For instance, restricted stock units granted in fiscal year 2014 are not considered performance-based compensation, and might not be tax deductible upon vesting. In establishing the cash and equity incentive compensation programs for the named executive officers, it is the Compensation Committee’s view that the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole governing factor. For that reason the Compensation Committee may deem it appropriate to continue to provide one or more named executive officers with the opportunity to earn incentive compensation, including cash incentive programs tied to our financial performance and equity awards, which may be in excess of the amount deductible by reason of Section 162(m) or other provisions of the Internal Revenue Code. It is the Compensation Committee’s belief that cash and equity incentive compensation must be maintained at the requisite level to attract and retain the executive officers essential to our financial success, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limitation.

COMPENSATION COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, the Exchange Act, except to the extent that Immunomedics, Inc. specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

The Compensation Committee is responsible for evaluating and approving the compensation for the executive officers. Management has primary responsibility for our Company’s financial statements and reporting process, including the disclosure of executive compensation. The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. The Compensation Committee is satisfied that the Compensation Discussion and Analysis fairly represents the objectives and actions of the Compensation Committee. The Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for filing with the Securities and Exchange Commission and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended June 30, 2014.

The Compensation Committee

Brian A. Markison, Chairman

Mary E. Paetzold

Richard L. Sherman

Summary Compensation Table

The following table shows the total compensation paid or accrued during the fiscal years ended June 30, 2014, 2013 and 2012 to our Chief Executive Officer, our Chief Financial Officer, our former Chief Financial Officer who served during the fiscal year ended June 30, 2014, and our next most highly compensated executive officer who earned more than $100,000 during the fiscal year ended June 30, 2014 (collectively, the “named executive officers”). We did not have any other executive officers for the prior fiscal year.

Name and Principal Position	Year	Salary ($)			Bonus ($)		Stock Awards(1) ($)		Option Awards(1) ($)		Non-Equity Incentive Plan Compensation ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)			Total ($)
Cynthia L. Sullivan President and Chief Executive Officer	2014 2013 2012	$ $ $	618,899 597,970 580,553		$ $ $	— — —	$ $ $	1,249,026 346,000 514,500	$ $ $	350,035 370,815 —	$ $ $	235,181 224,239 203,194	— — —	$ $ $	3,187 3,125 3,062	(2) (2) (2)	$ $ $	2,456,328 1,542,149 1,301,309
Dr. David M. Goldenberg Chairman, Chief Scientific Officer and Chief Medical Officer	2014 2013 2012	$ $ $	584,495 564,730 545,633	(3) (3) (3)	$ $ $	— — —	$ $	1,249,026 296,522 686,000	$ $ $	350,035 317,986 —	$ $ $	286,403 282,365 231,212	— — —	$ $ $	153,187 153,125 482,098	(2)(4) (2)(4) (2)(4)	$ $ $	2,623,146 1,614,728 1,944,943
Peter P. Pfreundschuh VP Finance and Chief Financial Officer	2014 2013 2012	$ $ $	235,490 — —	(5)	$ $ $	— — —	$ $ $	— — —	$ $ $	253,860 — —	$ $ $	75,000 — —	— — —	$ $ $	1,781 — —	(2)	$ $ $	566,131 — —
Gerard G. Gorman(6) Former SVP Finance and Chief Financial Officer	2014 2013 2012	$ $ $	56,636 315,366 306,180		$ $ $	— — —	$ $ $	— 69,200 68,600	$ $ $	528,895 74,082 —	$ $ $	— 20,000 40,000	— — —	$ $ $	233,322 3,125 3,062	(7) (2) (2)	$ $ $	818,853 481,773 417,842

(1)	Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. For information regarding assumptions underlying the determination of grant date fair value of option awards in accordance with FASB ASC Topic 718, see Note 7 of the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended June 30, 2014.
(2)	Includes matching contributions made by us on behalf of each of the named executive officers under our 401(k) plan of $3,187, $3,125, and $3,062 in fiscal years 2014, 2013 and 2012, respectively.
(3)	Includes compensation of $79,000, $78,000 and $55,000 received from IBC Pharmaceuticals, our majority owned subsidiary, for services rendered in fiscal years 2014, 2013 and 2012, respectively.

(4)	Includes additional incentive compensation payments in the amount of $150,000, $150,000 and $479,036 paid to Dr. Goldenberg pursuant to his employment agreement for the 2014, 2013 and 2012 fiscal years, respectively. See “Additional Incentive Compensation” on page 53 of this proxy statement for a discussion of these payments.
(5)	Represents salary earned by Mr. Pfreundschuh during his term of service in fiscal year 2014.
(6)	On September 3, 2013, Mr. Gorman retired from the Company and earned a salary of $56,636 in approximately two months of service to the Company during fiscal year 2014. In connection with Mr. Gorman’s retirement, the Company and Mr. Gorman entered into a Consulting Agreement effective September 3, 2013. As per the Consulting Agreement, all outstanding stock options and restricted stock units (RSUs) held by Mr. Gorman will continue to vest during the term on the Consulting Agreement.
(7)	Includes an additional severance compensation payment in the amount of $162,413.25 paid to Mr. Gorman pursuant to his employment agreement upon his termination from the Company on September 3, 2013. Mr. Gorman also received $70,200.50 in fiscal year 2014 as per the Consulting Agreement, and the Company matched contributions of $708 under our 401(k) plan for fiscal year 2014.

Grants of Plan-Based Awards in Fiscal Year 2014 Table

The table below details fiscal year 2014 grants of plan-based awards received for each of the named executive officers. The equity incentive awards granted in August 2014 for fiscal year 2014 performance will appear in next year’s proxy statement.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(3)
		Threshold ($)	Target ($)	Maximum ($)
Cynthia L. Sullivan		$—	$309,449	$464,174
	8/16/13					118,203	$5.13	$350,035
	8/16/13				263,158			$1,249,026
Dr. David M. Goldenberg		$—	$292,248	$438,371
	8/16/13					118,203	$5.13	$350,035
	8/16/13				263,158			$1,249,026
Peter P. Pfreundschuh	9/03/13	$—	$—	$—		75,000	$5.85	$253,860
Gerard G. Gorman (4)	2/20/14					383,725	$5.22	$507,391
	4/01/14					17,500	$5.42	$21,504

(1)	Represents the range of cash incentive awards that can be earned by the named executive officers if the target and maximum performance targets are achieved. The cash incentive award is prorated if performance levels are achieved between the target and maximum levels. The methodology and performance criteria applied in determining these potential cash incentive award amounts are discussed under “Compensation Discussion and Analysis—Annual Short-Term Cash Incentives” on page 47 of this proxy statement. The actual cash incentive award paid to each named executive officer for their 2014 performance is reported as Non-equity Incentive Plan Compensation in the Summary Compensation Table.
(2)	Represents equity incentive awards granted in August 2013. A description of the terms of the stock awards was disclosed under “Compensation Discussion and Analysis—Long-Term Equity Incentive Awards” on page 36 of the 2013 proxy statement. Cynthia L. Sullivan’s and Dr. David M. Goldenberg’s other stock awards include 194,932 shares for performance-based restricted stock units each.
(3)	Represents the grant date fair value under FASB ASC Topic 718 of equity awards granted in fiscal year 2014. For information regarding assumptions underlying the FASB ASC Topic 718 valuation of equity awards, see Note 7 of the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended June 30, 2014.
(4)	Represents the value of stock options and restricted stock units that were extended to June 30, 2015 as part of the former Chief Financial Officer’s consulting agreement. Employee options normally terminate at the time of retirement, but under this consulting agreement, the stock option exercise dates were extended to February 20, 2014, subsequently revised further to June 30, 2015.

Outstanding Equity Awards at Fiscal Year-End 2014 Table

The following table provides certain summary information concerning outstanding equity awards held by our named executive officers as of June 30, 2014.

		Option Awards					Stock Awards
Name (a)	Grant Date(1)(2)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Cynthia L. Sullivan	06/15/2005	150,000			$1.75	06/14/2015
	06/14/2006	150,000			$2.63	06/13/2016
	07/09/2007	100,000			$4.39	07/08/2014
	07/18/2008	100,000			$2.67	07/17/2015
	06/10/2009	100,000			$2.50	06/09/2016
	07/23/2010	200,000			$3.28	07/22/2017
	08/24/2011						46,875	171,094
	08/27/2012	80,150	103,050		$3.46	08/26/2019
	08/27/2012						56,250	205,313
	08/16/2013		118,203		$5.13	08/15/2020
	08/16/2013						68,226	249,025
	08/16/2013						194,932	711,502
Dr. David M. Goldenberg	06/15/2005	150,000			$1.75	06/14/2015
	06/14/2006	150,000			$2.63	06/13/2016
	07/09/2007	150,000			$4.39	07/08/2014
	07/18/2008	300,000			$2.67	07/17/2015
	06/10/2009	325,000			$2.50	06/09/2016
	07/23/2010	250,000			$3.28	07/22/2017
	08/24/2011						62,500	228,125
	08/27/2012	68,731	88,369		$3.46	08/26/2019
	08/27/2012						48,207	175,956
	08/16/2013		118,203		$5.13	08/15/2020
	08/16/2013						68,226	249,025
	08/16/2013						194,932	711,502
Peter P. Pfreundschuh	09/03/2013		75,000		$5.85	09/02/2020
Gerard G. Gorman (4)	02/20/2014	20,000			$5.22	02/19/2021
	02/20/2014	100,000			$5.22	02/19/2021
	02/20/2014	50,000			$5.22	02/19/2021
	02/20/2014	75,000			$5.22	02/19/2021
	02/20/2014	60,000			$5.22	02/19/2021
	02/20/2014	35,000			$5.22	02/19/2021
	02/20/2014	13,725			$5.22	02/19/2021
	04/01/2014	17,500			$4.42	03/31/2021

(1)	Each stock option grant issued in fiscal years 2007, 2006, and 2005 were granted under the 2002 Stock Option Plan and has a term of 10 years measured from the grant date and vested ratably, 25% per year, during the first 4 years of service with us measured from the grant date. Each stock option granted in fiscal years 2014, 2013, 2012, 2011, 2010, 2009 and 2008 were granted under the 2006 Stock Incentive Plan, has a term of 7 years measured from the grant date and vests ratably, 25% after the first year from the date of grant and 6.25% for each subsequent three-month period, during the first 4 years of service with us measured from its grant date. Upon a change in control, unvested stock options will become fully vested and exercisable on the date on which the change in control occurs if the acquirer does not agree to assume and continue the awards or grant substitute cash retention awards of similar value, measured as of the date of the change in control transaction, to the holders of the stock options. Ms. Sullivan’s employment agreement provides for accelerated vesting of her stock options if her employment is involuntarily terminated coincident with or within one year after a change in control of the Company. Dr. Goldenberg’s employment agreement provides for accelerated vesting of his outstanding unvested stock options upon a change in control. In addition, all stock options held by Ms. Sullivan and Dr. Goldenberg will remain exercisable for a period of 24 months following the end of the remaining balance of the term of their employment agreements but not beyond the original term of the stock option.
(2)

Stock awards granted to named executive officers have a term of four years from the date of grant and vest ratably, 25% after the first year from date of grant and 6.25% for each subsequent three-month period. Upon a change in control, all stock awards held by our named executive officers, if not assumed or continued by the acquiring company or replaced with a cash retention award of like value, will become fully vested on the date on which the change in control occurs. Ms. Sullivan’s employment agreement provides for accelerated vesting of her stock awards if her employment is involuntarily terminated coincident with or within one year after a change in control of the Company. Dr. Goldenberg’s employment agreement provides for accelerated vesting of his outstanding unvested stock awards upon a change in control.
(3)	Based on the $3.65 per share closing price of our common stock on June 30, 2014, as reported by the NASDAQ Global Market.
(4)	On September 3, 2013, Mr. Gorman retired from the Company. In connection with Mr. Gorman’s retirement, the Company and Mr. Gorman entered into a Consulting Agreement effective September 3, 2013. As per the Consulting Agreement, all outstanding stock options and restricted stock units (RSUs) held by Mr. Gorman will continue to vest during the term on the Consulting Agreement.

Fiscal Year 2014 Option Exercises and Stock Vested Table

The following table provides information regarding the exercise of options and the vesting of restricted stock units for each of the named executive officers during fiscal year 2014.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Cynthia L. Sullivan	—	$—	81,250	$403,844
Dr. David M. Goldenberg	—	$—	87,493	$429,732
Peter P. Pfreundschuh	—	$—	—	$—
Gerard G. Gorman	—	$—	13,750	$69,063

(1)	Based on the closing price of our common stock on the applicable vesting dates, as reported by the NASDAQ Global Market.

Equity Compensation Plans

The following table provides information with respect to our compensation plans under which equity compensation is authorized as of June 30, 2014.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	6,096,981	$2.96	3,830,719
Equity compensation plans not approved by security holders	—	—	—

Total	6,096,981	$2.96	3,830,719

2006 Stock Incentive Plan

All long-term equity incentive awards that we grant to our named executive officers are granted under the terms of our 2006 Stock Incentive Plan. The terms of the equity incentive awards granted to our named executive officers in fiscal year 2014 are discussed under “Compensation Discussion and Analysis — Long-Term Equity Incentive Awards” on page 51 of this proxy statement.

Retirement Plan

We maintain a retirement plan established in conformity with Section 401(k) of the Internal Revenue Code of 1986, as amended. All of our employees are eligible to participate in the retirement plan and may, but are not obligated to, contribute a percentage of their salary to the retirement plan, subject to certain limitations. Each year, we may contribute as a discretionary matching contribution to the retirement plan a percentage of each employee’s contribution to the retirement plan, which does not exceed 5.0% of the employee’s salary. We may also make an additional contribution to the retirement plan. Employee contributions vest immediately. Our contributions vest 20% after two years from the date of hire and, thereafter, at the rate of 20% per year for the following four years. A participant also becomes fully vested upon death, retirement at age 65 or if they become disabled while an employee. Benefits are paid following termination of employment or upon the occurrence of financial hardship. It is not possible to estimate the benefits that any participant may be entitled to receive under the retirement plan since the amount of such benefits will be dependent upon, among other things, our future contributions, future net income earned by the contributions and forfeitures upon future terminations of employment. For the 2014, 2013 and 2012 fiscal years we have not contributed to the retirement plan in excess of $3,187, $3,125 and $3,062 per year, respectively, for any of our named executive officers.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

Cynthia L. Sullivan Employment Agreement

On June 19, 2014, we entered into a Fifth Amended and Restated Employment Agreement with Ms. Sullivan pertaining to Ms. Sullivan’s service to the Company as the Company’s President and Chief Executive Officer (the “Sullivan Agreement”). The Compensation Committee (the “Compensation Committee”) of the Company’s Board of Directors (the “Board”) reviewed the prior agreement with Ms. Sullivan, which was scheduled to expire on July 1, 2014. While most of the provisions remain unchanged, the amended Sullivan Agreement, among other things, clarifies certain timing requirements. A summary of the entire Sullivan Agreement is set forth below.

The Sullivan Agreement, which is effective as of July 1, 2014, will continue, unless earlier terminated by the parties, until July 1, 2017 (the “Term”). Ms. Sullivan’s current annual base salary under the Sullivan Agreement is $618,898.50, which shall be reviewed annually (including in 2014 following the end of the Company’s fiscal year on June 30, 2014) by the Board or the Compensation Committee. Ms. Sullivan is also eligible to participate in the Company’s incentive compensation plan in place for its senior level executives. In connection with her participation in the Company’s incentive plan, Ms. Sullivan is eligible to receive an annual discretionary bonus determined by the Compensation Committee based upon certain performance standards to be determined by the Compensation Committee.

The expiration of the Sullivan Agreement in the absence of a successor employment agreement shall be deemed a termination of Ms. Sullivan’s employment without “cause” (as defined in the Sullivan Agreement) for purposes of the Sullivan Agreement; provided, however, that if the Company presents to Ms. Sullivan, on or before March 1, 2017, a written offer to extend the Term on substantially the same terms and conditions as set forth in the Sullivan Agreement or on terms and conditions that, in the aggregate, are more economically favorable to Ms. Sullivan than as set forth in the Sullivan Agreement, as determined in the good faith discretion of the Compensation Committee, and Ms. Sullivan does not accept such offer, then the expiration of the Sullivan Agreement in the absence of a successor employment agreement shall be deemed a voluntary termination of Ms. Sullivan’s employment for purposes of the Sullivan Agreement.

Ms. Sullivan’s annual bonus target remains at 50% of her base salary, subject to achievement of performance goals, with a potential payout from 0 to 150% of the target amount. Ms. Sullivan is also eligible to receive equity compensation awards under the Company’s 2006 Stock Incentive Plan, or any such successor equity compensation plan as may be in place from time to time.

In the event Ms. Sullivan’s employment is terminated without “cause” (as defined in the Sullivan Agreement) or Ms. Sullivan terminates employment for “good reason” (as defined in the Sullivan Agreement) before a “change in control” (as defined in the Sullivan Agreement), the Sullivan Agreement provides that Ms. Sullivan will be entitled to receive severance payments in an amount equal to the sum of: (x) 200% of her base salary in effect at the time of her termination, and (y) 200% of the target bonus established for the fiscal year in which her employment terminates. The severance amount will be paid in monthly installments over the 24-month period following her termination. Ms. Sullivan also will be entitled to receive the annual bonus earned based on actual performance, if any, payable for the fiscal year in which the termination occurs (prorated to reflect her actual period of service during such fiscal year). In addition, the Company will pay Ms. Sullivan for the incremental cost of maintaining continued medical coverage for herself and any eligible dependents for a period of 18 months following her termination date above the required monthly employee payment for such coverage calculated as if Ms. Sullivan had continued to be an employee of the Company throughout such period.

In the event Ms. Sullivan’s employment terminates without cause or for good reason within one year following a “change in control” (as defined in the Sullivan Agreement), the Sullivan Agreement provides that Ms. Sullivan will be entitled to receive a lump sum severance payment in an amount equal to the sum of (x) 300% of her base salary in effect at the time of her termination and (y) 300% of the target bonus established for the fiscal year in which the date of termination occurs. Ms. Sullivan also will be entitled to receive the annual bonus earned based on actual performance, if any, payable for the fiscal year in which the termination occurs (prorated to reflect her actual period of service during such fiscal year). In addition, for a period of 18 months following such termination, the Company will pay Ms. Sullivan for the incremental cost of maintaining continued medical coverage for herself and any eligible dependents above the required monthly employee payment for such coverage calculated as if Ms. Sullivan had continued to be an employee of the Company throughout such period.

As a condition to payment of the severance described above, Ms. Sullivan is required to execute a written release of any and all claims against the Company and all related parties with respect to all matters arising out of her employment by the Company, or the termination thereof.

Upon termination without cause or for good reason within one year following a change in control, all stock options, restricted stock and other equity rights held by Ms. Sullivan will become fully vested and exercisable. In addition, all stock options held by Ms. Sullivan will remain exercisable for a period of 24 months following the end of the remaining balance of the term of her employment agreement. In no event, however, will the options be exercisable beyond their original term or beyond the extension period permitted under Section 409A of the Internal Revenue Code.

Upon termination due to death or disability, Ms. Sullivan shall be entitled to the annual bonus earned based on actual performance, if any, payable for the fiscal year in which the termination occurs, prorated for her period of service during that year.

The Sullivan Agreement provides that throughout the Term and for a period of two (2) years thereafter, Ms. Sullivan shall not (i) without the prior written approval of the Board, compete, directly or indirectly, in the United States or Canada, with the Company in the field of therapeutic antibodies for cancer; or (ii) directly or indirectly solicit any Company customer or employee of the Company. The Sullivan Agreement also provides that Ms. Sullivan shall, during the Term and at all times thereafter, keep confidential all trade secrets and confidential information of the Company. In the event Ms. Sullivan breaches any of the restrictive covenants in the Sullivan Agreement, all severance payments otherwise owed to Ms. Sullivan shall cease immediately.

Dr. David M. Goldenberg Employment Agreement

On July 5, 2011, we entered into a Third Amended and Restated Employment Agreement with Dr. Goldenberg (the “Goldenberg Agreement”).

The Goldenberg Agreement which is effective July 1, 2011, will continue, unless earlier terminated by the parties, until July 1, 2016.

Dr. Goldenberg’s annual base salary under the Goldenberg Agreement was $564,730 for the 2013 fiscal year (the “Base Salary”), which is reviewed annually by our Board or the Compensation Committee. On August 16, 2013, the Compensation Committee increased the Base Salary to $584,495 for the 2014 fiscal year. Dr. Goldenberg also remains eligible to participate in our incentive compensation plans in place for our senior level executives. In connection with his participation in our incentive plan, Dr. Goldenberg’s annual bonus target is 50% of his Base Salary, subject to achievement of performance goals, with a potential payout from 0 to 150% of the target amount. Dr. Goldenberg will also be eligible to receive equity compensation awards under our 2006 Stock Incentive Plan or any such successor equity compensation plan as may be in place from time to time, at the discretion of the Compensation Committee.

Under the terms of his employment agreement, Dr. Goldenberg will also be eligible to receive certain additional incentive compensation related to our net income or loss (the “Additional Incentive Compensation Payments”), which remain unchanged from his prior agreement, as follows: With respect to any fiscal year during Dr. Goldenberg’s employment in which we record an annual net loss, Dr. Goldenberg will receive as an Additional Incentive Compensation Payment a sum equal to 0.75% of the total Consideration (as defined in the agreement) we receive from any third party transaction, with certain exceptions. In the event we record positive net income with respect to any fiscal year during either the term of Dr. Goldenberg’s employment or the 3-year period following termination during which Dr. Goldenberg is subject to non-compete covenants, Dr. Goldenberg will receive a sum equal to 1.5% of our Annual Net Revenue (as defined in the agreement) for each such fiscal year. In accordance with the terms of Dr. Goldenberg’s employment agreement, we pay Dr. Goldenberg a minimum of $150,000 during each fiscal year in equal quarterly payments as a credit against any amounts due to Dr. Goldenberg for Additional Incentive Compensation Payments, Lifetime Royalty Payments, described below, and Dispositions of Undeveloped Assets, described below.

In addition to the Additional Incentive Compensation Payments, under the terms of his employment agreement, we will pay Dr. Goldenberg for each fiscal year a sum equal to a percentage of the annual Product Royalties (as defined in the agreement) we receive pertaining to the products for which Dr. Goldenberg is an inventor and all products using, related to or derived from products for which Dr. Goldenberg is an inventor. These payments will continue for each Patented Product (as defined in the agreement) for the remaining Life of the Patent (as defined in the agreement) covering each Patented Product (“Patent Lifetime Royalty Payments”). The percentage of Product Royalties that we will pay to Dr. Goldenberg on each Patented Product will be determined based on the percentage of Product Royalties that we must pay to external third parties.

Patent Lifetime Royalty Payments shall be due and owing from us to Dr. Goldenberg (or his estate or designated beneficiaries) throughout the Life of the Patent both during his employment with us and after his employment terminates, except that Patent Lifetime Royalty Payments shall not be payable in the event an arbitrator or court finds that Dr. Goldenberg committed a material breach of his covenants contained in the Goldenberg Agreement. During the term of the Goldenberg Agreement, any quarterly payment of Patent Lifetime Royalty Payments will be paid to Dr. Goldenberg only to the extent that such Patent Lifetime Royalty Payments exceed the quarterly Minimum Payment (as defined in the Goldenberg Agreement) paid to him as described below.

In the event we complete a Disposition (as defined in the Goldenberg Agreement) during the term of the Goldenberg Agreement, or within three years thereafter, of any one or more of our Undeveloped Assets (as defined in the Goldenberg Agreement) for which Dr. Goldenberg was an inventor, we will pay Dr. Goldenberg a sum equal to at least twenty percent, or more (as determined by the Board), of the Consideration we receive from each Disposition; provided, however that no such payment shall be due in the event an arbitrator or court finds that Dr. Goldenberg committed a material breach of his covenants contained in the Goldenberg Agreement. Our obligation to compensate Dr. Goldenberg upon Dispositions of Undeveloped Assets applies to all Dispositions completed within the term of the Goldenberg Agreement or within three years thereafter, even if we actually receive the Consideration at some time after the three year period elapses.

We agree to make a minimum payment of $150,000 (the “Minimum Payment”) to Dr. Goldenberg during each of our fiscal years during the term of the Goldenberg Agreement, payable in equal quarterly payments, as an advance against the amounts due to Dr. Goldenberg as Additional Incentive Compensation, Patent Lifetime Royalty Payments and Dispositions of Undeveloped Assets.

The Goldenberg Agreement provides that in the event we terminate Dr. Goldenberg’s employment at any time without “Good Cause” (as defined in the Goldenberg Agreement) or Dr. Goldenberg resigns for “Good Reason” (as defined in the Goldenberg Agreement), Dr. Goldenberg will be entitled to receive a lump-sum severance payment in an amount equal to three times his Total Annual Compensation for the contract year in which the termination occurs. For this purpose, “Total Annual Compensation” is the sum of Dr. Goldenberg’s annual base salary in effect at that time, the target bonus established for the fiscal year in which the date of termination occurs, the Minimum Payments due for that contract year, and the Additional Incentive Compensation. In addition, we will pay Dr. Goldenberg for the incremental cost of maintaining continued medical coverage for himself and any eligible dependents for a period of 24 months following his termination date above the required monthly employee payment for such coverage calculated as if Dr. Goldenberg had continued to be an employee of ours throughout such period. Dr. Goldenberg will also be entitled to any benefits accrued in accordance with the terms of any applicable benefit plan and program of the Company. In the event we request that Dr. Goldenberg provide services to us after his employment has terminated, we will pay for the reasonable cost of an office and administrative assistant support for Dr. Goldenberg.

The Goldenberg Agreement also provides that in the event of a Change in Control (as defined in the Goldenberg Agreement), if Dr. Goldenberg terminates his employment upon ninety days’ prior written notice to the Company or its successor, to be effective not later than the second anniversary of a Change in Control of the Company, Dr. Goldenberg will be entitled to receive a lump sum severance payment in an amount equal to 3.00 times his Total Annual Compensation. In addition, we will pay Dr. Goldenberg for the incremental cost of maintaining continued medical coverage for himself and any eligible dependents for a period of 36 months following his termination date above the required monthly employee payment for such coverage calculated as if Dr. Goldenberg had continued to be an employee of ours throughout such period. Dr. Goldenberg will also be entitled to receive any benefits accrued in accordance with the terms of any applicable benefit plan and program of the Company.

We may require Dr. Goldenberg to execute a written release of any and all claims against the Company and all related parties with respect to all matters arising out of Dr. Goldenberg’s employment by us, or the termination thereof as a condition to receiving the severance payments described above.

The Goldenberg Agreement provides, consistent with Dr. Goldenberg’s prior employment agreement, that upon the occurrence of a Change in Control, all stock options, restricted stock and other equity rights held by Dr. Goldenberg will become fully vested and/or exercisable, as the case may be, on the date on which the Change in Control occurs, and all stock options held by Dr. Goldenberg shall remain exercisable, notwithstanding anything in any other agreement governing such options, for a period of 24 months following the end of the remaining balance of the term of the Goldenberg Agreement; provided, however, that in no event will the options be exercisable (a) beyond their original term; or (b) beyond the extension period permitted under Section 409A of the Internal Revenue Code.

The Goldenberg Agreement provides that throughout the term of the Goldenberg Agreement and for a period of three years thereafter, Dr. Goldenberg shall not (i) without the prior written approval of the Board, compete, directly or indirectly, in the United States or Canada, with us; or (ii) directly or indirectly solicit any Company customer or employee of the Company. The Goldenberg Agreement also provides that Dr. Goldenberg shall, during the term of the Goldenberg Agreement and at all times thereafter, keep confidential all trade secrets and confidential information of the Company. The Goldenberg Agreement also provides that Dr. Goldenberg may continue to work and be compensated by the Center for Molecular Medicine and Immunology (also known as the Garden State Cancer Center) and the Company majority-owned subsidiary IBC Pharmaceuticals, Inc.

Peter P. Pfreundschuh Change in Control and Severance Agreement-

On March 4, 2014, we entered into a Change in Control and Severance Agreement with Peter P. Pfreundschuh, Vice President, Finance and Chief Financial Officer. This agreement provides for severance benefits in the event that Mr. Pfreundschuh’s employment with the Company is terminated pursuant to either (i) an involuntary termination within twelve (12) months following a “Change in Control” (as defined in the agreement), or (ii) a termination by the Company, other than for “Cause” (as defined in the agreement), during the “Pre-Closing Period” (as defined in the agreement). In the event of such termination, severance benefits for Mr. Pfreundschuh will include: (i) a lump sum payment equal to two (2) times the sum of Mr. Pfreundschuh’s annual base salary and target bonus; (ii) a lump sum payment equal to Mr. Pfreundschuh’s target bonus, pro-rated for the number of full and/or partial months of the year completed prior to termination; (iii) accelerated vesting of all outstanding time-based equity awards; and (iv) continuation of health care coverage for a specified period.

Gerard G. Gorman Consulting Agreement and Separation Agreement

On September 3, 2013, Mr. Gorman retired as an employee of the Company. In connection with Mr. Gorman’s retirement, the Company and Mr. Gorman entered into a Consulting Agreement (the “Consulting Agreement”) and Separation from Employment Agreement (the “Separation Agreement” and together with the Consulting Agreement, the “Agreements”), effective September 3, 2013 (the “Effective Date”). In connection with entering into the Agreements, all of Mr. Gorman’s rights and benefits under that certain Amended and Restated Change of Control and Severance Agreement, by and between the Company and Mr. Gorman, dated as of December 17, 2008, were terminated. The material terms of the Agreements are as follows:

•	The Company paid Mr. Gorman his salary, less applicable withholdings and deductions, through the Effective Date.

•

The Company paid Mr. Gorman a total gross payment of $162,413.25, which was the equivalent of 26 weeks of base salary continuation, less applicable withholdings and deductions, payable in equal installments over the three month period commencing on the first regularly scheduled payroll which was at least ten (10) business days following the Effective Date, and were paid in accordance with the Company’s normal payroll cycle.

•	The Company paid Mr. Gorman a lump-sum payment, less applicable withholdings and deductions, which represented the value of his accrued unused vacation.

•	Mr. Gorman was entitled to medical, dental and life insurance benefits through October 31, 2013.

•	Mr. Gorman waived and released any and all claims against the Company.

•

All outstanding stock options and restricted stock units (RSUs) held by Mr. Gorman will continue to vest during the term of the Consulting Agreement. Additionally, the Company agreed to extend the time for Mr. Gorman to exercise his outstanding stock options, to the extent they were, as of the Effective Date, or subsequently become, vested and exercisable in accordance with the terms of the Separation Agreement.

•

Mr. Gorman shall continue to provide services to the Company as needed to ensure a smooth and professional transition of his former duties and responsibilities to the new Chief Financial Officer pursuant to the terms and conditions of the Consulting Agreement. The term of the Consulting Agreement commenced on September 4, 2013 and it was initially anticipated that the term would end on or about February 28, 2014, unless terminated earlier by either party. On February 20, 2014, we extended the Consulting Agreement with Mr. Gorman until June 30, 2015. For the services to be rendered by Mr. Gorman to the Company pursuant to the Consulting Agreement, the Company agrees to pay Mr. Gorman a per diem fee of $1,327.50 ($177.00 per hour). The Company may terminate the Consulting Agreement at any time, with or without cause. Mr. Gorman may terminate the Consulting Agreement at any time by providing written notice to the Company.

•

Further, the Company agreed that during the term of the Consulting Agreement, Mr. Gorman’s stock options outstanding at the time of a Change in Control (as defined in the Consulting Agreement), but not otherwise fully exercisable, shall automatically accelerate so that such outstanding stock options shall, immediately prior to the effective date of such Change in Control, become exercisable. Further, the Company agrees that during the term of the Consulting Agreement, Mr. Gorman’s outstanding RSUs, to the extent outstanding at the time of a Change in Control but not otherwise vested, shall automatically accelerate so that such outstanding unvested RSUs shall, immediately prior to the effective date of such Change in Control, become fully vested.

Calculation of Potential Payments upon Termination or Change in Control

The following table shows potential payments to our named executive officers under their employment agreements in the form in which those agreements existed as of June 30, 2014, or change in control and severance agreement, as the case may be, for various scenarios involving a change in control or termination of employment as described above for each named executive officer. The data in the table reflects June 30, 2014 as a hypothetical termination date or change in control date and, where applicable, reflects amounts calculated using the closing price of our common stock of $3.65 (as reported on the NASDAQ Global Market for June 30, 2014). All defined terms not defined in this section have the meanings set forth in each officer’s respective employment agreement or change in control and severance agreement.

Name	Trigger	Salary and Bonus ($)	Health and Welfare Benefits ($)	Stock Award Vesting Acceleration ($) (1)	Office and Secretarial Support ($)	Total ($)
Cynthia L. Sullivan	Termination without Cause or Resignation for Good Reason (before Change in Control)	$2,166,147	$29,527	—	—	$2,195,673
	Termination without Cause or Resignation for Good Reason (following a Change in Control)	$3,094,495	$29,527	$1,337,453	—	$4,461,475
	Voluntary Termination	—	—	—	—	—
	Disability	$309,450	—	—	—	$309,450
	Death	$309,450	—	—	—	$309,450
Dr. David M. Goldenberg(2)	Termination without Cause or Resignation for Good Reason (before Change in Control)	$3,372,475	$39,369	—	$219,200	$3,631,044
	Termination without Cause or Resignation for Good Reason (following a Change in Control)	$3,372,475	$59,054	$1,387,179	$328,800	$5,147,507
	Expiration or Non-renewal of Employment Agreement by Company	$442,248	—	—	—	$442,248
	Voluntary Termination	—	—	—	—	—
	Disability	$442,248	—	—	—	$442,248
	Death	$442,248	—	—	—	$442,248
Peter P. Pfreundschuh	Termination without Cause or Resignation for Good Reason (before Change in Control during the Pre-Closing Period)	$870,000	—	—	—	$870,000
	Termination without Cause or Resignation for Good Reason (following a Change in Control)	$870,000	$28,061	—	—	$898,061
	Expiration or Non-renewal of Employment Agreement by Company	—	—	—	—	—
	Voluntary Termination	—	—	—	—	—
	Disability	—	—	—	—	—
	Death	—	—	—	—	—
Gerard G. Gorman	Termination without Cause or Resignation for Good Reason (before Change in Control during the Pre-Closing Period)	—	—	—	—	—
	Termination without Cause or Resignation for Good Reason (following a Change in Control)	—	—	—	—	—
	Expiration or Non-renewal of Employment Agreement by Company	—	—	—	—	—
	Voluntary Termination	$233,322	—	$528,895	—	$762,217
	Disability	—	—	—	—	—
	Death	—	—	—	—	—

(1)	The amounts reflected in this column assume that all outstanding stock options and other stock-based awards become fully vested and exercisable, as applicable, upon the occurrence of a change in control. In addition, following a change in control, all stock options held by Dr. Goldenberg will remain exercisable for a period of 24 months following the end of the remaining balance of the term of his employment agreement but not beyond the original term of the stock options. Likewise, if Ms. Sullivan’s employment is terminated involuntarily coincident with or within one year following a change in control, all of her outstanding stock options will remain exercisable for a period of 24 months following the end of the remaining balance of the term of her employment agreement but not beyond the original term of the stock options.
(2)	The amounts reflected in the Salary and Bonus column include minimum Product Royalties as defined in the Goldenberg Agreement.

The amounts shown in the table above and the assumptions upon which those amounts are based provide reasonable estimates of the amounts that would have been due to the named executive officers in the event that any of the circumstances described above had occurred on June 30, 2014. The actual amounts due to the named executive officers upon a triggering event will depend upon the actual circumstances and the then-applicable provisions of the employment agreements, change in control and severance agreement, stock option and restricted stock unit agreements and our stock incentive plans.

Fiscal Year 2014 Pension Benefits Table

The table disclosing pension benefits is omitted because we do not have any such pension benefit plans.

2014 Non-Qualified Deferred Compensation Table

The table disclosing contributions to and aggregate earnings under or distributions from nonqualified deferred compensation is omitted because we do not have any such nonqualified deferred compensation plans.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain of our affiliates, including members of our senior management and Board of Directors, as well as their respective family members and other affiliates, have relationships and agreements among themselves as well as with us and our affiliates, that create the potential for both real, as well as perceived, conflicts of interest. These include Dr. David M. Goldenberg, our Chairman, Chief Scientific Officer and Chief Medical Officer, Ms. Cynthia L. Sullivan, our President and Chief Executive Officer, and certain companies with which we do business, including the Center for Molecular Medicine and Immunology.

Dr. David M. Goldenberg

Dr. David M. Goldenberg was the founder of our Company 32 years ago and continues to play a critical role in our business. He currently serves as Chairman of our Board of Directors, Chief Scientific Officer and Chief Medical Officer, and he is married to our President and Chief Executive Officer, Ms. Cynthia L. Sullivan. Dr. Goldenberg is a party to a number of agreements with our Company involving not only his services, but also intellectual property owned by him. In addition, Dr. Goldenberg performs services for one of our subsidiaries, IBC Pharmaceuticals, Inc., as well as other businesses with which we are affiliated to varying degrees.

Relationships with The Center for Molecular Medicine and Immunology

We have historically relied upon, to varying degrees, CMMI, a not-for-profit specialized cancer research center, for the performance of certain basic research and patient evaluations, the results of which are made available to us pursuant to a collaborative research and license agreement. CMMI, which is funded primarily by grants from the National Cancer Institute, was located in Belleville, New Jersey. CMMI currently subleases approximately 1,000 square feet of our Morris Plains facility. Dr. Goldenberg is the founder, current President and a member of the Board of Trustees of CMMI. Dr. Goldenberg’s employment agreement permits him to spend such time as is necessary to fulfill his duties to CMMI and IBC Pharmaceuticals, Inc., provided that such duties do not materially interfere with his ability to perform any of his obligations under the employment agreement. Certain of our consultants have employment relationships with CMMI, and Dr. Hans Hansen, one of our employees and a former executive officer, is a former adjunct member of CMMI. CMMI’s management and fiscal operations are the responsibility of CMMI’s Board of Trustees.

We have reimbursed CMMI for expenses incurred on behalf of our Company, including amounts incurred pursuant to research contracts, in the amount of approximately $32,000 and $207,000 during the years ended June 30, 2013 and 2012, respectively. There were no such payments for the year ended June 30, 2014. In fiscal years ended June 30, 2014, 2013 and 2012 we incurred $26,000, $60,000 and $68,000, respectively, of legal expenses on behalf of CMMI for patent-related matters. We have first rights to license these patents and may decide whether or not to support them. Any inventions made independently of us at CMMI are the property of CMMI.

IBC Pharmaceuticals

IBC Pharmaceuticals, Inc. (“IBC”) is a majority owned subsidiary of Immunomedics.

As of June 30, 2014, the shares of IBC were held as follows:

Stockholder	Holdings	Percentage of Total
Immunomedics, Inc.	5,615,124 shares of Series A Preferred Stock	73.46%
Third Party Investors	628,282 shares of Series B Preferred Stock	8.22%
David M. Goldenberg Millennium Trust	1,399,926 shares of Series C Preferred Stock	18.32%

		100.00%

In the event of a liquidation, dissolution or winding up of IBC, the Series A, B and C Preferred Stockholders of IBC would be entitled to $0.6902, $5.17 and $0.325 per share (subject to adjustment), respectively. The Series A and B stockholders would be paid ratably until fully satisfied. The Series C stockholders would be paid only after the Series A and B stockholders have been fully repaid. These liquidation payments would be made only to the extent the assets of IBC are sufficient to make such payments.

IBC is engaged in the research and development of novel cancer radioimmunotherapeutics using patented pretargeting technologies with proprietary, bispecific antibodies. Certain of our employees, including Dr. Goldenberg and Ms. Sullivan, are also employed by IBC. In his capacity as our Chief Scientific Officer and Chief Medical Officer and Chairman of IBC, Dr. Goldenberg directs the research and development activities for both Immunomedics and IBC. As a result, the development of new intellectual property is allocated to either Immunomedics or IBC and, in some cases is the joint property of Immunomedics and IBC.

In fiscal year 2014, $79,000 of the compensation received by Dr. Goldenberg was compensation for his services to IBC. At June 30, 2014, Dr. Goldenberg was a director of IBC, while Ms. Sullivan, Mr. Pfreundschuh and Ms. Phyllis Parker, our Secretary, served as the acting President, Treasurer and Secretary, respectively.

AUDIT COMMITTEE REPORT

The Audit Committee’s primary function is to assist the Board of Directors in monitoring the integrity of Immunomedics’ financial statements, financial reporting process, systems of internal control and the independence and performance of the independent registered public accounting firm.

The Audit Committee is currently composed of three independent, non-employee directors. The Board of Directors and the Audit Committee believe that the Audit Committee’s current member composition satisfies the listing standards of the NASDAQ Global Market that govern audit committee composition, including the requirements that:

•	all audit committee members are “independent directors” as that term is defined in such listing standards;

•	all audit committee members are able to read and understand fundamental financial statements; and

•	at least one audit committee member is financially sophisticated.

The Audit Committee operates under a written charter adopted by the Audit Committee that reflects standards contained in the NASDAQ listing standards. The Audit Committee has reviewed and updated the charter annually. The amended charter was reviewed and reassessed to be in compliance with the applicable NASDAQ and SEC rules. A complete copy of the current charter can be found on our website at www.immunomedics.com.

The Audit Committee has reviewed and discussed with management and the independent registered public accounting firm Immunomedics’ audited financial statements as of and for the year ended June 30, 2014.

The Audit Committee has also reviewed and discussed with management and the independent registered public accounting firm management’s assessment that Immunomedics maintained effective internal control over financial reporting as of June 30, 2014, based on criteria established in Internal Control – Integrated Framework (1992) issued by the Committee of Sponsoring Organizations of the Treadway Commission (the COSO criteria).

The Company has adopted a Code of Ethics for its senior financial officers which the Audit Committee believes is compliant with the SEC Regulation S-K Item 406.

The Audit Committee discussed with the independent registered public accounting firm the matters required by the Public Company Accounting Oversight Board Auditing Standard No. 16, Communications with Audit Committees.

The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by this proxy statement.

The Audit Committee has received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered accounting firm the independent registered accounting firm’s independence. When considering the independent registered public accounting firm’s independence, the Audit Committee considered whether their provision of services to Immunomedics beyond those rendered in connection with their audit and review of Immunomedics’ consolidated financial statements was compatible with maintaining their independence and discussed with the auditors any relationships that may impact their objectivity and independence. The Audit Committee also reviewed, among other things, the amount of fees paid to the auditors for audit services in fiscal 2014. Information about the auditors’ fees for fiscal year 2014 is listed below in this proxy statement under “Independent Registered Public

Accounting Firm.” Based on these discussions and considerations, the Audit Committee is satisfied as to the independent registered public accounting firm’s independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in Immunomedics’ Annual Report on Form 10-K for the year ended June 30, 2014.

The Audit Committee has also selected KPMG LLP as Immunomedics’ independent registered public accounting firm for the fiscal year ending June 30, 2015.

The Audit Committee

Mary E. Paetzold, Chairperson

Richard L. Sherman

Don C. Stark

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected, with the approval of the Board of Directors, the firm of KPMG LLP as Immunomedics’ independent registered public accounting firm for fiscal 2015. KPMG LLP has served as our independent registered public accounting firm since September 2013. Ernst & Young LLP previously served as our independent registered public accounting firm from July 1, 2002 to June 30, 2013.

Representatives of KPMG LLP are expected to be present at the meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

Fees of Our Independent Registered Public Accounting Firm

The following table sets forth the fees billed by KPMG LLP for professional services rendered for the audit of our fiscal 2014 financial statements and the fees billed in fiscal 2014 for the other services listed below. KPMG LLP did not provide any services in fiscal 2013. 2013 figures represent fees billed by Ernst & Young LLP for professional services rendered for the audit of our fiscal 2013 financial statements and the fees billed in fiscal 2013 for the other service listed below.

	2014*	2013
Audit Fees(1)	$420,000	$497,000
Audit-related Fees(2)	30,000	35,000
Tax Fees	—	—
All Other Fees(3)	1,650	—

Total	$451,650	$532,000

*	2014 fees do not include $270,000 paid to Ernst & Young LLP as predecessor auditors.
(1)	Audit fees represent fees billed for professional services rendered for the audit of our consolidated annual financial statements, audit of internal controls over financial reporting, review of interim consolidated financial statements, comfort letters, consents and accounting and reporting consultations.
(2)	Audit-related fees represent audit of schedule of grant expenditures related to the proceeds received from the U.S. Department of Health and Human Services.
(3)	All other fees represent subscription fees for an online accounting research tool.

Disagreements with Accountants on Accounting and Financial Disclosure

None.

Appointment of Independent Registered Public Accounting Firm and Pre-Approval of Audit and Non-Audit Services

The Audit Committee charter requires approval of all audit services to be performed by our independent registered public accounting firm.

Prior to engaging KPMG LLP to render the above services, and pursuant to its charter, the Audit Committee approved the engagement for each of the services and determined that the provision of such services by the independent registered public accounting firm was compatible with the maintenance of KPMG LLP’s independence in the conduct of its auditing services.

The Audit Committee will use the following procedures for the pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm.

Before engagement of the independent registered public accounting firm for the next year’s audit, the independent registered public accounting firm will submit a detailed description of services expected to be rendered during that year within each of four categories of services to the Audit Committee for approval.

1. Audit Services include audit work performed on the financial statements, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and discussions surrounding the proper application of financial accounting and/or reporting standards.

2. Audit-Related Services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits and special procedures required to meet certain regulatory requirements.

3. Tax Services include all services, except those services specifically related to the audit of the financial statements, performed by the independent registered public accounting firm’s tax personnel, including tax analysis; assisting with coordination of execution of tax related activities, primarily in the area of corporate development; supporting other tax related regulatory requirements; and tax compliance and reporting.

4. Other Services are those associated with services not captured in the other categories.

Prior to engagement, the Audit Committee pre-approves independent registered public accounting firm services within each category. The fees are budgeted and the Audit Committee requires the independent registered public accounting firm to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee has delegated the Audit Committee Chairperson pre-approval authority of up to $20,000.

ADDITIONAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our common stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of the common stock and any other equity securities issued by us. Executive officers, directors and greater than 10% beneficial owners are required by the SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of copies of such reports furnished to us, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners have been complied with. There were no transactions in the fiscal year ended June 30, 2014, by such persons that were not timely reported under Section  16(a).

Stockholder Proposals for Fiscal 2015 Annual Meeting

To be considered for inclusion in the proxy statement relating to our Annual Meeting of Stockholders to be held in 2015, stockholder proposals must be received no later than June 24, 2015. If we do not receive notice of any matter to be considered for presentation at the Annual Meeting, although not included in the proxy statement, by September 7, 2015, management proxies may confer discretionary authority to vote on the matters presented at the Annual Meeting by a stockholder in accordance with Rule 14a-4 under the Exchange Act. All stockholder proposals should be sent to the attention of Corporate Secretary, Immunomedics, Inc., 300 The American Road, Morris Plains, New Jersey 07950.

Householding of Meeting Materials

We have adopted a procedure approved by the Securities and Exchange Commission called “householding.” Under this procedure, stockholders of record who have the same address and last name and have not previously requested electronic delivery of proxy materials or provided contrary instructions will receive a single envelope containing the Notice for all stockholders having that address. The Notice for each stockholder will include that stockholder’s unique control number needed to vote his or her shares. This procedure will reduce our printing costs and postage fees. If, in the future, you do not wish to participate in householding and prefer to receive your Notice in a separate envelope, or if you are receiving multiple Notices and would like to receive a single copy of such materials in the future, please contact the Investor Relations Department at Immunomedics, Inc., 300 The American Road, Morris Plains, New Jersey, 07950, (973) 605-8200 or email Investor Relations at investor@immunomedics.com. We will respond promptly to such requests.

For those stockholders who have the same address and last name and who request to receive a printed copy of the proxy materials by mail, we will send only one copy of such materials to each address unless one or more of those stockholders notifies us, in the same manner described above, that they wish to receive a printed copy for each stockholder at that address.

Beneficial stockholders can request information about householding from their banks, brokers or other holders of record.

On behalf of the Board of Directors,

PHYLLIS PARKER, Secretary

Our Annual Report on Form 10-K for the fiscal year ended June 30, 2014 (other than the exhibits thereto) filed with the SEC, which provides additional information about us, is available on the Internet at www.sec.gov or www.proxyvote.com and is available in paper form to beneficial owners of our common stock without charge upon written request to Investor Relations, Immunomedics, Inc., 300 The American Road, Morris Plains, New Jersey 07950.

APPENDIX A

IMMUNOMEDICS, INC. AMENDED AND RESTATED CHARTER OF THE AUDIT COMMITTEE

I.	STATUS

The Audit Committee (the “Committee”) is a committee of the Board of Directors (the “Board”) of Immunomedics, Inc. (the “Company”).

II.	PURPOSE

The Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the Company. The purpose of the Committee is: (1) to oversee the accounting and reporting processes of the Company and the audits of the financial statements of the Company; (2) to interact directly with, and evaluate the qualifications, performance and independence of, the Company’s independent registered public accounting firm; (3) to assist the Board as appropriate in connection with the Board’s responsibilities in overseeing the Company’s compliance with legal and regulatory requirements; and (4) to take appropriate action in connection with the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

III.	COMPOSITION; MEETINGS AND OPERATIONS

The Committee shall consist of at least three directors who shall be appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee of the Board. Each member of the Committee, in the judgment of the Board, shall be an “independent director” of the Company as that term is defined by the Sarbanes-Oxley Act of 2002 (the “S-O Act”), Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Rule 10A-3(b)(1) of the Exchange Act, the rules of The NASDAQ Global Market, and any other law, rule or regulation applicable to the Company. No member of the Committee shall have participated in the preparation of the financial statements of the Company or any of its subsidiaries at any time during the past three years.

All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand the Company’s financial statements, including its balance sheet, income statement and cash flow statement. In addition, at least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including serving or having served as a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Also, at least one member of the Committee shall qualify as an “audit committee financial expert” as that term is defined in the S-O Act and the final rules promulgated thereunder and as determined by the Board.

Committee members and a Chairperson of the Committee shall be appointed by the Board. If a Committee Chairperson is not designated or present, the members of the Committee may designate a Chairperson by majority vote of the Committee membership.

A majority of the Committee shall constitute a quorum for the transaction of business. The Committee may act by a majority vote of the members present at a duly constituted meeting of the Committee. In the absence or disqualification of a member of the Committee, the members present, whether or not they constitute a quorum, may unanimously appoint another independent member of the Board to act at the meeting in the place of an absent or disqualified member. In the event of a “tie” vote on any issue voted upon by the Committee, the Committee Chairperson’s vote shall decide the issue.

The Committee shall meet, in person or telephonically, at least four times annually, or more frequently as circumstances dictate. The Committee Chairperson shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the independent registered public accounting firm and as a committee to discuss any matters that the Committee or each of these groups believes should be discussed. The Committee shall make regular reports to the full Board.

The Committee shall have the authority to conduct any investigation appropriate to fulfilling its duties and responsibilities, and shall have direct access to the Company’s independent registered public accounting firm as well as anyone in the Company. The Committee has the ability to retain and pay, at the Company’s expense, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties.

The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent registered public accounting firm for the purpose of rendering or issuing an audit report or performing other audit, review or attest services and to any advisors employed by the Committee and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

The Committee shall have the authority to delegate to one or more members of the Committee the authority to pre-approve audit and permitted non-audit services. Such members must report grants of pre-approval to the full Committee at its next scheduled meeting. In addition, the Committee may ask members of management or others whose advice and counsel are relevant to the issues then being considered by the Committee to attend a Committee meeting and to provide such pertinent information as may be requested by the Committee.

IV.	RESPONSIBILITIES AND DUTIES

The Committee’s role is one of oversight. While the Committee has the responsibilities set forth in this Charter, the Committee relies on the expertise and knowledge of management and the independent registered public accounting firm in carrying out its oversight responsibilities. Management is responsible for determining that the Company’s financial statements are complete and accurate and are prepared in accordance with generally accepted accounting principles (“GAAP”). The independent registered public accounting firm is responsible for auditing the Company’s financial statements. It is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with GAAP.

In carrying out its duties and responsibilities, the Committee shall:

Financial Reporting

1.	Review with management and the independent registered public accounting firm the Company’s year-end audited financial statements to determine whether to recommend to the Board that the Company’s audited financial statements be filed with the SEC in its Annual Report on Form 10-K.

2.	Discuss the Company’s annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” with management and the independent registered public accounting firm.

3.

Review with the independent registered public accounting firm and financial and accounting personnel: (i) significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative GAAP methods on the Company’s financial statements, and the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company, and (ii) the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

4.	Review and discuss reports from the independent registered public accounting firm regarding: (i) all critical accounting policies and practices to be used; (ii) all alternative treatments within GAAP for policies and procedures related to material items that have been discussed with management, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent registered public accounting firm; (iii) other material written communications between the independent registered public accounting firm and management, such as any management letter or schedule of unadjusted differences; and (iv) any significant disagreements with management.

5.	In consultation with management and the independent registered public accounting firm, consider the integrity of the Company’s financial reporting processes, internal controls and disclosure controls and procedures. Discuss the Company’s policies for financial risk assessment and management, including the Company’s significant financial risk exposures and the steps management has taken to monitor, control and report such exposures.

6.	Review with management and the independent registered public accounting firm the Company’s quarterly financial information prior to the filing with the SEC of the Company’s Quarterly Report on Form 10-Q.

7.	Discuss generally (i.e., the nature of information to be presented and the type or form of presentation to be made in) the Company’s earnings press releases.

8.	Review and discuss with management, and the independent registered public accounting firm, the attestation report provided by the independent registered public accounting firm.

9.	On a quarterly basis, review and discuss with the independent registered public accounting firm and management (including the Company’s Chief Executive Officer and Chief Financial Officer), as appropriate, the following:

(a)	the certifications of the principal executive officer and principal financial officer required to be made in connection with the Company’s periodic reports under the Exchange Act and the S-O Act;

(b)	all significant deficiencies in the design or operation of internal controls over financial reporting which could adversely affect the Company’s ability to record, process, summarize and report financial data, including any material weaknesses in internal controls over financial reporting identified by the Company’s independent registered public accounting firm;

(c)	any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting; and

(d)	any significant changes in internal controls over financial reporting or in other factors that could significantly affect internal controls over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.

10.	Consider important trends and developments in financial reporting practices as the Committee may, in its discretion, determine to be advisable. The Committee may seek guidance from expert advisors in evaluating such developments.

11.	Prepare the annual Audit Committee Report required by Item 407(d) of Regulation S-K to be included where necessary in the Company’s proxy statement relating to its annual meeting of stockholders.

12.	Review all “related party transactions” (defined as transactions required to be disclosed pursuant to Item 404 of Regulation S-K) on an ongoing basis, and all such transactions must be approved by the Committee.

Independent Registered Public Accounting Firm

13.	Be directly responsible for the appointment, retention, termination, compensation and oversight of any registered public accounting firm engaged to prepare or issue an audit report on the Company’s financial statements or perform other audit, review or attest services for the Company (including resolution of disagreements between management and the registered public accounting firm regarding financial reporting).

14.	Have ultimate authority to approve all audit engagement fees and terms of the engagement of the independent registered public accounting firm, who shall report directly to the Committee.

15.	Review and evaluate the experience, qualifications and performance of the senior members of the independent registered public accounting firm on an annual basis

16.	On an annual basis, ensure receipt from the independent registered public accounting firm of a formal written statement delineating all relationships between the auditors and the Company, consistent with applicable requirements of the Public Company Accounting Oversight Board, and actively engage in a dialogue with the registered public accounting firm with respect to any disclosed relationships or services that may impact the objectivity and independence of the registered public accounting firm, and take, or recommend that the full Board take, appropriate action to oversee the independence of the independent registered public accounting firm. The Committee shall confirm the regular rotation of the lead audit partner and reviewing partner as required by Section 203 of the S-O Act.

17.	Review and pre-approve all audit, review, attest and non-audit services not prohibited by Section 201 of the S-O Act (as codified in Section 10A(g) of the Exchange Act) and the final rules promulgated thereunder to be provided by the independent registered public accounting firm (except those services that satisfy the de minimis exception set forth in Section 10A(i) of the Exchange Act). As described in this Charter under “Composition; Meetings and Operations,” the Committee has the authority to delegate this pre-approval responsibility to one or more members of the Committee.

18.	Review and discuss the independent registered public accounting firm’s audit plan, including responsibilities, scope, budget, staffing, locations, reliance upon management and general audit approach.

19.	Prior to releasing the Company’s year-end earnings, discuss the results of the audit with the independent registered public accounting firm.

20.	Discuss with the independent registered public accounting firm any matters required to be communicated to the Committee by Statement on Auditing Standards (“SAS”) No. 61, as amended by SAS No. 90, relating to the conduct of the audit. Such discussion should include any changes required in the planned scope of the audit and any matters communicated by the independent registered public accounting firm to management which the auditors view as material weaknesses and reportable conditions of material inadequacies as those terms are generally understood by the accounting profession or regulators.

21.	Consider the independent registered public accounting firm’s judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

22.	Periodically review the independent registered public accounting firm to assure that all partners who perform audit services for the Company have not performed audit services for the Company in any of the years prohibited by applicable laws and regulations and, if necessary, take appropriate action regarding the independent registered public accounting firm, including removal and replacement.

23.

Review the hiring by the Company of employees or former employees of the independent registered public accounting firm. In addition, the Committee shall pre-approve the hiring of any employee or former employee of the independent registered public accounting firm (within the preceding three fiscal years) for senior positions within the Company, regardless of whether that person was a member of the Company’s audit team. Notwithstanding the foregoing, the Company will not hire any person if the employment of such person would result in the Company’s current independent registered public accounting firm not being independent (as defined under Item 2-01 of Regulation S-X).

Legal Compliance

24.	Review with management and/or outside legal counsel, as appropriate, any legal and regulatory matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

25.	Timely report any non-audit service(s) being performed by the independent registered public accounting firm to the Company’s Chief Financial Officer (or such employee of the Company that performs a similar function or is designated by such officer for this purpose) so that such information may be disclosed in the Company’s SEC filings as necessary.

Other Responsibilities

26.	Review and reassess the adequacy of this Charter at least annually. Submit any proposed changes to the Charter to the Board for approval. Ensure inclusion of this Charter in the Company’s annual proxy statement at least once every three years or as required by SEC regulations.

27.	Take appropriate action in connection with the report required by the rules of the SEC to be included in the Company’s annual proxy statement (and any other required reports).

28.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters.

29.	Review, and update periodically, in consultation with the Company’s Nominating and Corporate Governance Committee, the Company’s Business Conduct Guidelines and ensure that management has established a system to enforce such guidelines.

30.	Meet separately, periodically with management and the independent registered public accounting firm.

31.	Maintain minutes of meetings and periodically report to the full Board on significant results of the foregoing activities.

32.	Perform any other activities consistent with this Charter, the Company’s bylaws and governing law as the Committee or the Board deems necessary or appropriate.

33.	Perform an annual self-assessment of the Committee’s performance.

APPENDIX B

IMMUNOMEDICS, INC.

AMENDED AND RESTATED CHARTER

OF THE COMPENSATION COMMITTEE

I.	Membership

The Compensation Committee (the “Committee”) is annually appointed by the Board of Directors (the “Board”) of Immunomedics, Inc. (the “Company”). The Committee shall consist of two or more directors all of whom shall be independent (as determined by the Board acting with the advice of legal counsel) in accordance with applicable law and the rules of The NASDAQ Global Market, or such other exchange on which the Company’s common stock is then listed. In this regard, a person may serve on the Committee only if the Board determines that he or she: (i) is a “Non-employee Director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (ii) satisfies the requirements of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”); and (iii) is “independent” in accordance with the listing standards of The NASDAQ Global Market. The Board shall designate a member of the Committee to serve as the Committee’s Chair.

II.	Meetings

The Committee shall meet at least once per fiscal year and at such other times as it determines to be necessary or appropriate. The Committee shall prepare minutes of each meeting and report to the Board at the next meeting of the Board following each such Committee meeting. The Committee may adopt such rules and procedures for the conduct of its affairs as it deems necessary or appropriate. These must be consistent with the Company’s Bylaws. A majority of the members of the Committee shall constitute a quorum. The Committee may designate one or more of the members to act for the Committee for specific actions. The Committee may form and delegate such authority of the Committee as it deems appropriate to one or more subcommittees, subject to the applicable requirements of the exemptions from Section 16(b) of the Exchange Act and Section 162(m).

III.	Responsibilities

The Committee shall:

1.	Review and approve periodically a general compensation policy and salary structure for management and all other employees of the Company and its subsidiaries, which takes into consideration, among other things, business and financial objectives, industry and labor market best pay practices, peer company practices, competitive pressures and such other information as may be deemed appropriate by the Committee.

2.	Recommend to the Board an executive compensation policy that is designed to:

•	support overall business strategies and objectives,

•	attract, retain and motivate key executives,

•	link compensation with business objectives and organizational performance,

•	align executive officers’ interests with those of the Company’s stockholders, and

•	provide competitive compensation opportunities.

3.	Review the job performance of and approve the base salary and all salary changes for (a) the Chief Executive Officer and the President, and (b) with the involvement of the Chief Executive Officer and the President, the other officers of the Company, including, as applicable, review of performance target goals established from time to time at the beginning of a performance period and determination of whether performance goals have been achieved at the end of a performance period. Any deliberations or decisions relating to the compensation of the Chief Executive Officer or the President shall be made outside the presence of the Chief Executive Officer or the President, as applicable.

B-1

4.	Approve bonus, profit sharing, stock options, restricted stock awards and other incentive compensation of the Chief Executive Officer and other officers of the Company. After consultation with senior management, approve, in the aggregate, stock options, other equity compensation and annual bonuses for all other employees.

5.	Engage independent compensation consultants or outside legal consultants as necessary or appropriate to advise the Committee and shall be directly responsible for the appointment, compensation and oversight of such consultant’s work. The Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of such consultants as established by the Committee. The Committee shall conduct the independence analysis and consider the factors described in Rule 10C-1 promulgated under the Exchange Act before retaining compensation consultants, legal consultants, accounting consultants or other experts.

6.	Review and approve incentive compensation plans, changes to existing incentive compensation plans and the operating rules under the Company’s incentive compensation plans, and recommend, where appropriate, Board approval of such plans. Review the non-employee or independent directors’ compensation program for competitiveness and plan design and recommend changes as appropriate to the Board. The Committee shall approve any inducement awards granted in reliance on the exemption from stockholder approval contained in NASDAQ Rule 5635(c)(4).

7.	Evaluate whether the Company’s incentive compensation plans encourage undue risk-taking by the Company’s Chief Executive Officer, President or any other officers and review the requisite disclosure in the Company’s Annual Report on Form 10-K or annual proxy statement on Schedule 14A.

8.	Administer the Company’s equity-based plans.

9.	Review and discuss annually with management the Company’s “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K (“CD&A”).

10.	Consider annually whether to recommend to the Board that the CD&A be included in the Company’s Annual Report on Form 10-K, annual proxy statement on Schedule 14A or information statement on Schedule 14C.

11.	Prepare the annual Compensation Committee Report required by Item 407(e)(5) of Regulation S-K. The Committee shall annually prepare a report on executive officer compensation as required by the Securities and Exchange Commission (the “Commission”) under the Exchange Act to be included in the Company’s annual proxy statement or Annual Report on Form 10-K filed with the Commission.

12.	Review its Charter annually and undertake additional activities within the scope of its Charter as the Committee may from time to time determine.

13.	Act on behalf of the Board on compensation matters that require action between regularly scheduled Board meetings.

14.	Perform an annual self-assessment of the Committee’s performance.

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APPENDIX C

IMMUNOMEDICS, INC.

AMENDED AND RESTATED CHARTER

OF THE GOVERNANCE AND NOMINATING COMMITTEE

I.	Purpose

The Governance and Nominating Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of Immunomedics, Inc. (the “Company”) to:

•

With the assistance of management, assure that the Board and the Company maintain a standard of corporate governance that conforms to the rules and regulations of the Securities and Exchange Commission and the NASDAQ Global Market;

•

Review and provide advice and guidance with respect to the Company’s corporate governance guidelines and other policies and procedures relating to corporate governance developed by management in consultation with legal counsel and recommend approval, as applicable, by the Board;

•

Review the Company’s existing corporate governance guidelines, policies and procedures, and periodically review legal and other developments relating to such guidelines, policies and procedures in consultation with the Audit Committee and legal counsel as appropriate;

•	Lead the Board in its annual review of the Board’s and its committees’ performance;

•	Identify qualified individuals to become Board members, and recommend to the Board the director nominees for the next annual meeting of stockholders;

•	Recommend nominees for each committee of the Board; and

•

Review the recommendations made by the CEO of individuals to serve in the senior executive officer positions of the Company, in consultation with the Compensation Committee as necessary or appropriate, and make recommendations to the Board.

II.	Membership

The Committee shall consist of at least two of the members of the Board. All of the members of the Committee shall be independent (as determined by the Board acting with the advice of legal counsel) in accordance with the rules of the NASDAQ Global Market. The Board shall appoint the members of the Committee, each of whom shall serve on the Committee until the earlier of such member’s (i) removal by the Board or (ii) death or resignation. The Committee shall have the authority to delegate any of its responsibilities to subcommittees as the Committee deems appropriate, provided any such subcommittee is composed entirely of independent directors as defined under the then-current listing standards of the NASDAQ Global Market. The subcommittee may consist of one independent director. The Board shall designate a member of the Committee to serve as the Committee’s Chair.

III.	Meetings

The Committee shall meet as often as its members deem necessary to perform the Committee’s responsibilities or as otherwise required by the Board. A majority of the members of the Committee shall constitute a quorum for the transaction of business at any meeting of the Committee. The act of a majority of the Committee members present at a meeting shall be the act of the Committee. Members of the Committee may participate in a meeting by means of a conference telephone or similar communications equipment provided that all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

The Chair of the Committee or any two members of the Committee (if there are at least two members of the Committee at such time) may fix the time and place of the Committee’s meeting, unless the Board shall otherwise provide. In the absence of any member of the Committee, the Committee’s members who are present at any meeting of the Committee, whether or not they constitute a quorum, may appoint another director to act in the place of the Committee member who is not present at such meeting, provided that the Board determines that such other director is an independent director in accordance with applicable law, the then-current rules of the NASDAQ Global Market and this Charter.

IV.	Authority and Responsibilities

Corporate Governance:

The Committee shall:

•	Receive comments from all directors and report annually to the Board with an assessment of the Board’s performance, to be discussed with the full Board following the end of each fiscal year;

•

Recommend policies on Board composition, such as the size of the Board, the desired mix of senior executives, persons with a significant relationship to the senior executives and persons without such a relationship, and the desired areas of expertise and levels of experience to be required of the Company’s independent directors;

•

Review key personnel and management succession plans, including a review of the qualifications for and candidates to fill vacancies in senior executive offices of the Company (as recommended by management);

•

Review and reassess, as necessary, the adequacy of the Company’s corporate governance guidelines and other policies and procedures relating to corporate governance, as developed and prepared by management or recommended by legal counsel, and make recommendations to the Board regarding implementation and modification of such guidelines, policies and procedures;

•	Review and recommend to the Board for approval the Company’s Code of Business Conduct;

•	In consultation with the Compensation Committee of the Board, advise on changes in Board compensation;

•	Review the direct and indirect relationships of members of the Board with the Company or its management and assisting the Board with its determination of the independence of its members;

•	Make recommendations on the structure of Board meetings; and

•	Review the functions of the Company’s senior executives and make recommendations on changes.

Nominating:

The Committee shall:

•

Establish and periodically review the criteria and qualifications for membership on the Board, including the diversity of the professional experience, education and skills, as well as diversity of origin, for Board members and prospective nominees and, in consultation with legal counsel, ensure the proper disclosure of such criteria and qualifications and considerations of diversity in the Company’s annual proxy statement;

•

Review the qualifications, including capability, availability to serve, conflicts of interest, and other relevant factors, of and recommend to the Board nominees for election to the Board at each annual meeting of stockholders and fill vacancies on the Board;

•

Establish policies and procedures for stockholders to introduce and recommend to the Board nominees for election as directors, including the appropriate public disclosure of such policies and procedures, review timely nominations for election of directors received from stockholders and ensure that such stockholders are advised of any final action taken by the Board with respect thereto;

•	Recommend to the Board the composition of each committee of the Board, including recommendations for the Chair of each committee;

•	Have the sole authority to retain and terminate any search firm to be used to identify director candidates and have the sole authority to approve the search firm’s fees and other retention terms; and

•	Have the authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

General:

The Committee shall:

•	Make regular reports to the Board concerning the Committee’s activities;

•	Annually review its own performance; and

•	With the assistance of legal counsel as appropriate, review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

APPENDIX D

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

IMMUNOMEDICS, INC.

Immunomedics, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1. The present name of the Corporation is Immunomedics, Inc.;

2. The original Articles of Incorporation of the Corporation (the “Original Certificate”) were filed with the Secretary of State of the State of Delaware on July 6, 1982;

3. This Amended and Restated Certificate of Incorporation was duly adopted by written consent of the board of directors and stockholders of the Corporation in accordance with the applicable provisions of Sections 103, 228, 242 and 245 of the General Corporation Law of the State of Delaware; and

4. This Amended and Restated Certificate of Incorporation restates and integrates and further amends the Original Certificate.

The Original Certificate is hereby amended and restated to read in its entirety as follows:

ARTICLE I

The name of the Corporation is Immunomedics, Inc.

ARTICLE II

The purposes for which the Corporation is organized are to transact any or all lawful business for which corporations may be incorporated under the General Corporation Law of Delaware, and to exercise any and all powers that corporations may now or hereafter exercise under the General Corporation Law of Delaware, including, without limitation, research and development activities whereby products may be produced for marketing in conjunction with other organizations.

ARTICLE III

The duration of the Corporation shall be perpetual.

ARTICLE IV

(a) The Corporation shall be authorized to issue One Hundred and Sixty Five million (165,000,000) shares, consisting of One Hundred and Fifty Five million (155,000,000) shares of Common Stock, $.01 par value per share (“Common Stock”), and ten million (10,000,000) shares of Preferred Stock, $.01 par value per share (“Preferred Stock”).

(b) The Preferred Stock shall be issued from time to time in one or more series, with such distinctive serial designations as shall be stated and expressed in the resolution or resolutions providing for the issue of such shares from time to time adopted by the Board of Directors; and in such resolution or resolutions providing for the issue of shares of each particular series the Board of Directors is expressly authorized to fix the annual rate or rates for dividends for the particular series, the dividend payment dates for the particular series and the date from which dividends on all shares of such series issued prior to the record date for the first dividend payment date shall be cumulative, the redemption price or prices for the particular series, the rights, if any, of holders of the shares of the particular series to convert the same into shares of any other series or other securities of the Corporation or of any other corporation, with any provisions for the subsequent adjustment of such conversion rights, and to classify or reclassify any unissued Preferred Stock by fixing or altering from time to time any of the foregoing rights, privileges and qualifications.

All the Preferred Stock of any one series shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative; and all Preferred Stock shall be of equal rank, regardless of series, and shall be identical in all respects except as to the particulars fixed by the Board of Directors as hereinabove provided.

ARTICLE V

The stockholders of the Corporation shall have no preemptive right to acquire unissued or treasury shares of the Corporation or securities of the Corporation convertible into or carrying a right to subscribe to or acquire shares.

ARTICLE VI

The business and affairs of the Corporation shall be managed and conducted by a Board of Directors. The number of directors shall be fixed by resolution of the Board of Directors from time to time.

The Board of Directors of the Corporation may, from time to time, distribute to its stockholders out of capital surplus of the Corporation a portion of its assets in cash or property.

The Board of Directors of the Corporation, to the extent not prohibited by law, shall have the power to cause the Corporation to repurchase its own shares to the full extent of its unreserved and unrestricted capital surplus, or any other surplus, available therefor.

ARTICLE VII

The Corporation shall, to the fullest extent permitted by, and in accordance with the provisions of, the General Corporation Law of Delaware, indemnify each director or officer or employee of the Corporation against expenses (including attorneys’ fees), judgments, taxes, fines and amounts paid in settlement, incurred by him in connection with, and shall advance expenses (including attorneys’ fees) incurred by him in defending, any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) to which he is, or is threatened to be made, a party by reason of the fact that he is or was a director or officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust or other enterprise. Advancement of expenses shall be made upon receipt of an undertaking, with such security, if any, as the Board of Directors or stockholders may reasonably require, by or on behalf of the person seeking indemnification to repay amounts advanced if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized herein.

The indemnification provided for by this Article VII shall not be deemed exclusive of any other rights to which directors or officers or employees of the Corporation may be entitled under any statute, agreement, by-law or action of the Board of Directors or stockholders of the Corporation, or otherwise, and shall continue as to a person who has ceased to be a director or officer or employee of the Corporation, and shall inure to the benefit of the heirs, executors and administrators of such a person.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in such capacity or arising out of his status as such, whether or not the Corporation would have the power or be obligated to indemnify him against such liability under the provisions of this Article VII need not be limited to the power of indemnification of the Corporation under the provisions of Section 145.

The Corporation shall indemnify each director, officer or employee of the Corporation who is, or is threatened to be made, a party to any threatened pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including actions by or in the right of the Corporation, by reason of the fact that such director, officer or employee is or was serving at the request of the Corporation as a “fiduciary” (as defined by Section 3(21)(A) of the Employee Retirement Income Security Act of 1974 (“ERISA”) with regard to any employee benefit plan adopted by the Corporation, against expenses (including attorneys’ fees) , claims, fines, judgments, taxes, causes of action or liability and amounts paid in settlement, actually and reasonably incurred by him in connection with such action or proceeding, unless such expense, claim, fine, judgment, taxes, cause of action, liability or amount arose from his gross negligence, fraud of willful breach of his fiduciary responsibilities under ERISA, except, that with respect to an action by or in the right of the Corporation, indemnification shall be made only against expenses (including attorneys’ fees).

The Corporation shall advance all expenses (including attorneys’ fees) incurred by any director, officer or employee in defending any such civil, criminal, administrative or investigative action, suit or proceeding pending the final disposition of such action, suit or proceeding, unless (a) the Board of Directors, by a majority vote of a quorum consisting of directors who were not or are not parties to the action, suit or proceeding concerned, or (b) the stockholders, determined that under the circumstances the person, by his conduct, is not entitled to indemnification because of his gross negligence, fraud or willful breach of his fiduciary responsibilities under ERISA. Advancement of expenses shall be made upon receipt of an undertaking, with such security, if any, as the Board of Directors or stockholders may reasonably require, by or on behalf of the director, officer or employee, to repay such amounts unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized herein.

ARTICLE VIII

The address of the initial registered office of the Corporation is 100 West Tenth Street, Wilmington, County of New Castle, Delaware 19801 and the name of the initial registered agent at such address is The Corporation Trust Company.

ARTICLE IX

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derives any improper personal benefit. If the Delaware General Corporation Law hereafter is amended to further eliminate or limit the liability of a director, then a director of the Corporation, in addition to the circumstances in which a director is not personally liable as set forth in the preceding sentence, shall be relieved of liability to the fullest extent permitted by the Delaware General Corporation Law, as amended. Any repeal or modification of this Article IX by the stockholders of the Corporation shall not adversely affect any right of or protection afforded to a director of the Corporation existing at the time of such repeal or modification.

ARTICLE X

The Board of Directors is expressly authorized to adopt, amend or repeal the by-laws of the Corporation.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the Original Certificate of the Corporation, and which has been duly adopted in accordance with Sections 103, 228, 242 and 245 of the General Corporation Law of the State of Delaware, has been duly executed by its duly authorized President and Chief Executive Officer this          day of December, 2014.

IMMUNOMEDICS, INC.

By:
Name:
Title: President and Chief Executive Officer

APPENDIX E

IMMUNOMEDICS, INC.

2014 LONG-TERM INCENTIVE PLAN

E-i

(continued)

E-ii

1.	History; Effective Date.

IMMUNOMEDICS, INC., a Delaware corporation, (“Immunomedics”) has established the IMMUNOMEDICS, INC. 2014 LONG-TERM INCENTIVE PLAN, as set forth herein, and as the same may be amended from time to time (the “Plan”). The Plan was adopted by the Board of Directors of Immunomedics (the “Board”) on September 15, 2014 as a successor plan to Immunomedics’ 2006 Stock Incentive Plan (the “2006 Plan”). The Plan shall become and is effective as of the date that it is approved by the stockholders of Immunomedics (the “Effective Date”). No further awards will be made under the 2006 Plan after the Effective Date of this Plan.

2.	Purposes of the Plan.

The Plan is designed to:

(a) promote the long-term financial interests and growth of Immunomedics and its Subsidiaries (together, the “Company”) by attracting and retaining management and other personnel and key service providers with the training, experience and ability to enable them to make a substantial contribution to the success of the Company’s business;

(b)	motivate management personnel by means of growth-related incentives to achieve long-range goals; and

(c) further the alignment of interests of Participants with those of the stockholders of Immunomedics through opportunities for increased stock or stock-based ownership in Immunomedics.

Toward these objectives, the Administrator may grant stock options, stock appreciation rights, stock awards, stock units, performance shares, performance units, and other stock-based awards to eligible individuals on the terms and subject to the conditions set forth in the Plan.

3.	Terminology.

Except as otherwise specifically provided in an Award Agreement, capitalized words and phrases used in the Plan or an Award Agreement shall have the meaning set forth in the glossary at Section 17 of the Plan or as defined the first place such word or phrase appears in the Plan.

4.	Administration.

(a) Administration of the Plan. The Plan shall be administered by the Administrator.

(b) Powers of the Administrator. The Administrator shall, except as otherwise provided under the Plan, have plenary authority, in its sole and absolute discretion, to grant Awards pursuant to the terms of the Plan to Eligible Individuals and to take all other actions necessary or desirable to carry out the purpose and intent of the Plan. Among other things, the Administrator shall have the authority, in its sole and absolute discretion, subject to the terms and conditions of the Plan to:

(i) determine the Eligible Individuals to whom, and the time or times at which, Awards shall be granted;

(ii) determine the types of Awards to be granted any Eligible Individual;

(iii) determine the number of shares of Common Stock to be covered by or used for reference purposes for each Award or the value to be transferred pursuant to any Award;

(iv) determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (A) the purchase price of any shares of Common Stock, (B) the method of payment for shares purchased pursuant to any Award, (C) the method for satisfying any tax withholding obligation arising in connection with any Award, including by the withholding or delivery of shares of Common Stock, (D) subject to Section 7(b), the timing, terms and conditions of the exercisability, vesting or payout of any Award or any shares acquired pursuant thereto, (E) the Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (F) the time of the expiration of any Award, (G) the effect of the Participant’s Termination of Service on any of the foregoing, and (H) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto as the Administrator shall consider to be appropriate and not inconsistent with the terms of the Plan;

(v) subject to Sections 7(f), 7(k), 10(c) and 15, modify, amend or adjust the terms and conditions of any Award;

(vi) subject to Section 7(b), accelerate or otherwise change the time at or during which an Award may be exercised or becomes payable and waive or accelerate the lapse, in whole or in part, of any restriction, condition or risk of forfeiture with respect to such Award; provided, however, that, except in connection with death, disability or a Change in Control, no such change, waiver or acceleration shall be made with respect to a Qualified Performance-Based Award if the effect of such action would cause the Award to fail to qualify for the Section 162(m) Exemption or shall be made to any Award that is considered “deferred compensation” within the meaning of Section 409A of the Code if the effect of such action is inconsistent with Section 409A of the Code;

(vii) determine whether an Award will be paid or settled in cash, shares of Common Stock, or in any combination thereof and whether, to what extent and under what circumstances cash or shares of Common Stock payable with respect to an Award shall be deferred either automatically or at the election of the Participant;

(viii) for any purpose, including but not limited to, qualifying for preferred or beneficial tax treatment, accommodating the customs or administrative challenges or otherwise complying with the tax, accounting or regulatory requirements of one or more jurisdictions, adopt, amend, modify, administer or terminate sub plans, appendices, special provisions or supplements applicable to Awards regulated by the laws of a particular jurisdiction, which sub-plans, appendices, supplements and special provisions may take precedence over other provisions of the Plan, and prescribe, amend and rescind rules and regulations relating to such sub plans, supplements and special provisions;

(ix) establish any “Blackout Period”, during which transactions affecting Awards may not be effectuated, that the Administrator in its sole discretion deems necessary or advisable;

(x) determine the Fair Market Value of shares of Common Stock or other property for any purpose under the Plan or any Award;

(xi) administer, construe and interpret the Plan, Award Agreements and all other documents relevant to the Plan and Awards issued thereunder, and decide all other matters to be determined in connection with an Award;

(xii) establish, amend, rescind and interpret such administrative rules, regulations, agreements, guidelines, instruments and practices for the administration of the Plan and for the conduct of its business as the Administrator deems necessary or advisable;

(xiii) correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent the Administrator shall consider it desirable to carry it into effect; and

(xiv) otherwise administer the Plan and all Awards granted under the Plan.

(c) Delegation of Administrative Authority. The Administrator may designate officers or employees of the Company to assist the Administrator in the administration of the Plan and, to the extent permitted by applicable law and stock exchange rules, the Administrator may delegate to officers or other employees of the Company the Administrator’s duties and powers under the Plan, subject to such conditions and limitations as the Administrator shall prescribe, including without limitation the authority to execute agreements or other documents on behalf of the Administrator; provided, however, that such delegation of authority shall not extend to the granting of, or exercise of discretion with respect to, Awards to Eligible Individuals who are “covered employees” within the meaning of Section 162(m) of the Code or officers under Section 16 of the Exchange Act.

(d) Non-Uniform Determinations. The Administrator’s determinations under the Plan (including without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Award Agreements evidencing such Awards, and the ramifications of a Change in Control upon outstanding Awards) need not be uniform and may be made by the Administrator selectively among Awards or persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

(e) Limited Liability; Advisors. To the maximum extent permitted by law, no member of the Administrator shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder. The Administrator may employ counsel, consultants, accountants, appraisers, brokers or other persons. The Administrator, Immunomedics, and the officers and directors of Immunomedics shall be entitled to rely upon the advice, opinions or valuations of any such persons.

(f) Indemnification. To the maximum extent permitted by law, by Immunomedics’ charter and by-laws, and by any directors’ and officers’ liability insurance coverage which may be in effect from time to time, the members of the Administrator and any agent or delegate of the Administrator who is a director, officer or employee of Immunomedics or an Affiliate shall be indemnified by Immunomedics against any and all liabilities and expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan.

(g) Effect of Administrator’s Decision. All actions taken and determinations made by the Administrator on all matters relating to the Plan or any Award pursuant to the powers vested in it hereunder shall be in the Administrator’s sole and absolute discretion, unless in contravention of any express term of the Plan, including, without limitation, any determination involving the appropriateness or equitableness of any action. All determinations made by the Administrator shall be conclusive, final and binding on all parties concerned, including Immunomedics, its stockholders, any Participants and any other employee, consultant, or director of Immunomedics and its Affiliates, and their respective successors in interest. No member of the Administrator, nor any director, officer, employee or representative of Immunomedics shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or Awards. Notwithstanding the foregoing, following a Change in Control, any determination by the Administrator as to whether “Cause” or “Good Reason” exists under the terms of an Award shall be subject to de novo review by a court of competent jurisdiction.

5.	Shares Issuable Pursuant to Awards.

(a) Initial Share Pool. As of the Effective Date, the number of shares of Common Stock issuable pursuant to Awards that may be granted under the Plan (the “Share Pool”) shall be equal to the sum of (i) 9,000,000 shares of Common Stock plus (ii) the number of unallocated shares of Common Stock available for issuance as of the Effective Date under the 2006 Plan that are not then subject to outstanding Awards.

(b) Adjustments to Share Pool. On and after the Effective Date, the Share Pool shall be adjusted, in addition to any adjustments to be made pursuant to Section 10 of the Plan, as follows:

(i) The Share Pool shall be reduced, on the date of grant, by one share for each share of Common Stock made subject to an Award granted under the Plan;

(ii) The Share Pool shall be increased, on the relevant date, by the number of unissued shares of Common Stock underlying or used as a reference measure for any Award or portion of an Award granted under this Plan, the 2006 Plan, or the Immunomedics, Inc. 2002 Stock Option Plan (the “2002 Plan”) if (A) any Award, or portion of an Award expires or terminates unexercised, becomes unexercisable, is settled in cash without delivery of shares of Common Stock, or is forfeited or otherwise terminated, tendered in payment of an exercise price, surrendered or canceled as to any shares (including upon a net issuance of shares of Common Stock), or (B) if any shares of Common Stock are repurchased by or surrendered to the Company in connection with any Award (whether or not such surrendered shares were acquired pursuant to any Award), (C) if any shares are withheld by the Company for the payment of taxes or otherwise, or (D) the amount of any shares of Common Stock reacquired by the Company on the open market or otherwise using the cash proceeds received by the Company in payment of the exercise price and/or the statutory minimum Tax Withholding Obligation that arises in connection with the exercise of stock options, provided, however, that the maximum number of shares that may be so added to the Share Pool, irrespective of the date of purchase, shall be equal to (A) the amount of the cash proceeds received by the Company, divided by (B) the Fair Market Value of the Common Stock on the date of the exercise that generated such proceeds; and

(iii) The Share Pool shall be increased, on the forfeiture date, by the number of shares of Common Stock that are forfeited back to the Company after issuance due to a failure to meet an Award contingency or condition with respect to any Award or portion of an Award granted under this Plan, the 2006 Plan, or the 2002 Plan.

(c) Subject to adjustment as provided in Section 10 of the Plan:

(i) the maximum number of shares of Common Stock that may be made subject to Awards granted under the Plan during a calendar year to any one person in the form of stock options or stock appreciation rights is, in the aggregate, 500,000 shares;

(ii) the maximum number of shares of Common Stock that may be made subject to Awards granted under the Plan during a calendar year to any one person in the form of Performance Awards is, in the aggregate, 500,000 shares,

(iii) in connection with Awards granted under the Plan during a calendar year to any one person in the form of Performance Shares, the maximum cash amount payable thereunder is the amount equal to the number of shares made subject to the Award, as limited by Section 5(c)(ii), multiplied by the Fair Market Value as determined as of the payment date; and

(iv) in connection with Awards granted under the Plan during a calendar year to any one person in the form of Performance Units, the maximum cash amount payable under such Performance Units is $1,000,000;

provided, however, that each of the limitations set forth above in clauses (i), (ii) and (iii) of this Section 5(c) shall be multiplied by two when applied to Awards granted to any individual during the calendar year in which such individual first commences service with Immunomedics or a Subsidiary; and provided, further, that the limitations set forth above in clauses (ii) and (iii) of this Section 5(c) shall be multiplied by the number of calendar years over which the applicable Performance Period spans (in whole or in part), if the Performance Period is longer than 12 months’ duration, when applied to Performance Awards. If an Award is terminated, surrendered or canceled in the same year in which it was granted, such Award nevertheless will continue to be counted against the limitations set forth above in this Section 5(c) for the calendar year in which it was granted.

(d) ISO Limit. Subject to adjustment pursuant to Section 10 of the Plan, the maximum number of shares of Common Stock that may be issued pursuant to stock options granted under the Plan that are intended to qualify as Incentive Stock Options within the meaning of Section 422 of the Code shall be equal to 9,000,000 shares of Common Stock.

(e) Source of Shares. The shares of Common Stock with respect to which Awards may be made under the Plan shall be shares authorized for issuance under Immunomedics’ charter but unissued, or issued and reacquired, including without limitation shares purchased in the open market or in private transactions.

6.	Participation.

Participation in the Plan shall be open to all Eligible Individuals, as may be selected by the Administrator from time to time. The Administrator may also grant Awards to Eligible Individuals in connection with hiring, recruiting or otherwise, prior to the date the individual first performs services for Immunomedics or a Subsidiary; provided, however, that such Awards shall not become vested or exercisable, and no shares shall be issued to such individual, prior to the date the individual first commences performance of such services.

7.	Awards.

(a) Awards, In General. The Administrator, in its sole discretion, shall establish the terms of all Awards granted under the Plan consistent with the terms of the Plan. Awards may be granted individually or in tandem with other types of Awards, concurrently with or with respect to outstanding Awards. All Awards are subject to the terms and conditions provided in the Award Agreement, which shall be delivered to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the grant of such Award. Unless otherwise specified by the Administrator, in its sole discretion, or otherwise provided in the Award Agreement, an Award shall not be effective unless the Award Agreement is signed or otherwise accepted by Immunomedics and the Participant receiving the Award (including by electronic delivery and/or electronic signature).

(b) Minimum Restriction Period for Full Value Awards. Except as provided below and notwithstanding any provision of the Plan to the contrary, each Full Value Award granted under the Plan shall be subject to a minimum Restriction Period of 12 months from the date of grant if vesting of or lapse of restrictions on such Award is based on the satisfaction of Performance Goals and a minimum Restriction Period of 36 months from the date of grant, applied in either pro rata installments or a single installment, if vesting of or lapse of restrictions on such Award is based solely on the Participant’s satisfaction of specified service requirements with the Company. If the grant of a Performance Award is conditioned on satisfaction of Performance Goals, the Performance Period shall not be less than 12 months’ duration, but no additional minimum Restriction Period need apply to such Award. Except as provided below and notwithstanding any provision of the Plan to the contrary, the Administrator shall not have discretionary authority to waive the minimum Restriction Period applicable to a Full Value Award, except in the case of death, disability, or a Change in Control. The provisions of this Section 7(b) shall not apply and/or may be waived, in the Administrator’s discretion, with respect to up to the number of Full Value Awards that is equal to ten percent (10%) of the aggregate Share Pool as of the Effective Date.

(c) Stock Options.

(i) Grants. A stock option means a right to purchase a specified number of shares of Common Stock from Immunomedics at a specified price during a specified period of time. The Administrator may from time to time grant to Eligible Individuals Awards of Incentive Stock Options or Nonqualified Options; provided, however, that Awards of Incentive Stock Options shall be limited to employees of Immunomedics or of any current or hereafter existing “parent corporation” or “subsidiary corporation,” as defined in Sections 424(e) and 424(f) of the Code, respectively, of Immunomedics, and any other Eligible Individuals who are eligible to receive Incentive Stock Options under the provisions of Section 422 of the Code. No stock option shall be an Incentive Stock Option unless so designated by the Administrator at the time of grant or in the applicable Award Agreement.

(ii) Exercise. Stock options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator; provided, however, that Awards of stock options may not have a term in excess of seven years’ duration unless required otherwise by applicable law. The exercise price per share subject to a stock option granted under the Plan shall not be less than the Fair Market Value of one share of Common Stock on the date of grant of the stock option, except as provided under applicable law or with respect to stock options that are granted in substitution of similar types of awards of a company acquired by Immunomedics or a Subsidiary or with which Immunomedics or a Subsidiary combines (whether in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock, or otherwise) to preserve the intrinsic value of such awards.

(iii) Termination of Service. Except as provided in the applicable Award Agreement or otherwise determined by the Administrator, to the extent stock options are not vested and exercisable, a Participant’s stock options shall be forfeited upon his or her Termination of Service.

(iv) Additional Terms and Conditions. The Administrator may, by way of the Award Agreement or otherwise, determine such other terms, conditions, restrictions, and/or limitations, if any, of any Award of stock options, provided they are not inconsistent with the Plan.

(d) Limitation on Reload Options. The Administrator shall not grant stock options under this Plan that contain a reload or replenishment feature pursuant to which a new stock option would be granted automatically upon receipt of delivery of Common Stock to Immunomedics in payment of the exercise price or any tax withholding obligation under any other stock option.

(e) Stock Appreciation Rights.

(i) Grants. The Administrator may from time to time grant to Eligible Individuals Awards of stock appreciation rights. A stock appreciation right entitles the Participant to receive, subject to the provisions of the Plan and the Award Agreement, a payment having an aggregate value equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one share of Common Stock over (B) the base price per share specified in the Award Agreement, times (ii) the number of shares specified by the stock appreciation right, or portion thereof, which is exercised. The base price per share specified in the Award Agreement shall not be less than the lower of the Fair Market Value on the date of grant or the exercise price of any tandem stock option to which the stock appreciation right is related, or with respect to stock appreciation rights that are granted in substitution of similar types of awards of a company acquired by Immunomedics or a Subsidiary or with which Immunomedics or a Subsidiary combines (whether in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock, or otherwise) such base price as is necessary to preserve the intrinsic value of such awards.

(ii) Exercise. Stock appreciation rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator; provided, however, that stock appreciation rights granted under the Plan may not have a term in excess of seven years’ duration unless otherwise required by applicable law. The applicable Award Agreement shall specify whether payment by Immunomedics of the amount receivable upon any exercise of a stock appreciation right is to be made in cash or shares of Common Stock or a combination of both, or shall reserve to the Administrator or the Participant the right to make that determination prior to or upon the exercise of the stock appreciation right. If upon the exercise of a stock appreciation right a Participant is to receive a portion of such payment in shares of Common Stock, the number of shares shall be determined by dividing such portion by the Fair Market Value of a share of Common Stock on the exercise date. No fractional shares shall be used for such payment and the Administrator shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

(iii) Termination of Service. Except as provided in the applicable Award Agreement or otherwise determined by the Administrator, to the extent stock appreciation rights are not vested and exercisable, a Participant’s stock appreciation rights shall be forfeited upon his or her Termination of Service.

(iv) Additional Terms and Conditions. The Administrator may, by way of the Award Agreement or otherwise, determine such other terms, conditions, restrictions, and/or limitations, if any, of any Award of stock appreciation rights, provided they are not inconsistent with the Plan.

(f) Repricing. Notwithstanding anything herein to the contrary, except in connection with a corporate transaction involving Immunomedics (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of options and stock appreciation rights granted under the Plan may not be amended, after the date of grant, to reduce the exercise price of such options or stock appreciation rights, nor may outstanding options or stock appreciation rights be canceled in exchange for (i) cash, (ii) options or stock appreciation rights with an exercise price or base price that is less than the exercise price or base price of the original outstanding options or stock appreciation rights, or (iii) other Awards, unless such action is approved by Immunomedics’ stockholders.

(g) Stock Awards.

(i) Grants. The Administrator may from time to time grant to Eligible Individuals Awards of unrestricted Common Stock or Restricted Stock (collectively, “Stock Awards”) on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as the Administrator shall determine, subject to the limitations set forth in Section 7(b). Stock Awards shall be evidenced in such manner as the Administrator may deem appropriate, including via book-entry registration.

(ii) Vesting. Restricted Stock shall be subject to such vesting, restrictions on transferability and other restrictions, if any, and/or risk of forfeiture as the Administrator may impose at the date of grant or thereafter. The Restriction Period to which such vesting, restrictions and/or risk of forfeiture apply may lapse under such circumstances, including without limitation upon the attainment of Performance Goals, in such installments, or otherwise, as the Administrator may determine. In the event that the Administrator conditions the grant or vesting of a Stock Award upon the attainment of Performance Goals, or the attainment of Performance Goals together with the continued service of the Participant, the Administrator may, prior to or at the time of grant, designate the Stock Award as a Qualified Performance-Based Award. Subject to the provisions of the Plan and the applicable Award Agreement, during the Restriction Period, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock.

(iii) Rights of a Stockholder; Dividends. Except to the extent restricted under the Award Agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder of Common Stock including, without limitation, the right to vote Restricted Stock. Cash dividends declared payable on Common Stock shall be paid, with respect to outstanding Restricted Stock, either as soon as practicable following the dividend payment date or deferred for payment to such later date as determined by the Administrator, and shall be paid in cash or as unrestricted shares of Common Stock having a Fair Market Value equal to the amount of such dividends or may be reinvested in additional shares of Restricted Stock as determined by the Administrator; provided, however, that dividends declared payable on Restricted Stock that is granted as a Performance Award shall be held by Immunomedics and made subject to forfeiture at least until achievement of the applicable Performance Goal related to such shares of Restricted Stock. Stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Common Stock or other property has been distributed. As soon as is practicable following the date on which restrictions on any shares of Restricted Stock lapse, Immunomedics shall deliver to the Participant the certificates for such shares or shall cause the shares to be registered in the Participant’s name in book-entry form, in either case with the restrictions removed, provided that the Participant shall have complied with all conditions for delivery of such shares contained in the Award Agreement or otherwise reasonably required by Immunomedics.

(iv) Termination of Service. Except as provided in the applicable Award Agreement, upon Termination of Service during the applicable Restriction Period, Restricted Stock and any accrued but unpaid dividends that are at that time subject to restrictions shall be forfeited; provided that, subject to the limitations set forth in Section 7(b), the Administrator may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Administrator may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(v) Additional Terms and Conditions. The Administrator may, by way of the Award Agreement or otherwise, determine such other terms, conditions, restrictions, and/or limitations, if any, of any Award of Restricted Stock, provided they are not inconsistent with the Plan.

(h) Stock Units.

(i) Grants. The Administrator may from time to time grant to Eligible Individuals Awards of unrestricted stock Units or Restricted Stock Units on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as the Administrator shall determine, subject to the limitations set forth in Section 7(b). Restricted Stock Units represent a contractual obligation by Immunomedics to deliver a number of shares of Common Stock, an amount in cash equal to the Fair Market Value of the specified number of shares subject to the Award, or a combination of shares of Common Stock and cash, in accordance with the terms and conditions set forth in the Plan and any applicable Award Agreement.

(ii) Vesting and Payment. Restricted Stock Units shall be subject to such vesting, risk of forfeiture and/or payment provisions as the Administrator may impose at the date of grant. The Restriction Period to which such vesting and/or risk of forfeiture apply may lapse under such circumstances, including without limitation upon the attainment of Performance Goals, in such installments, or otherwise, as the Administrator may determine. In the event that the Administrator conditions the vesting and/or lapse of risk of forfeiture of Restricted Stock Units upon the attainment of Performance Goals, or the attainment of Performance Goals together with the continued service of the Participant, the Administrator may, prior to or at the time of grant, designate the Award of Restricted Stock Units as a Qualified Performance-Based Award. Shares of Common Stock, cash or a combination of shares of Common Stock and cash, as applicable, payable in settlement of Restricted Stock Units shall be delivered to the Participant as soon as administratively practicable, but no later than 30 days, after the date on which payment is due under the terms of the Award Agreement provided that the Participant shall have complied with all conditions for delivery of such shares or payment contained in the Award Agreement or otherwise reasonably required by Immunomedics, or in accordance with an election of the Participant, if the Administrator so permits, that meets the requirements of Section 409A of the Code.

(iii) No Rights of a Stockholder; Dividend Equivalents. Until shares of Common Stock are issued to the Participant in settlement of stock Units, the Participant shall not have any rights of a stockholder of Immunomedics with respect to the stock Units or the shares issuable thereunder. The Administrator may grant to the Participant the right to receive Dividend Equivalents on stock Units, on a current, reinvested and/or restricted basis, subject to such terms as the Administrator may determine provided, however, that Dividend Equivalents payable on stock Units that are granted as a Performance Award shall, rather than be paid on a current basis, be accrued and made subject to forfeiture at least until achievement of the applicable Performance Goal related to such stock Units.

(iv) Termination of Service. Upon Termination of Service during the applicable deferral period or portion thereof to which forfeiture conditions apply, or upon failure to satisfy any other conditions precedent to the delivery of shares of Common Stock or cash to which such Restricted Stock Units relate, all Restricted Stock Units and any accrued but unpaid Dividend Equivalents with respect to such Restricted Stock Units that are then subject to deferral or restriction shall be forfeited; provided that, subject to the limitations set forth in Section 7(b), the Administrator may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to

Restricted Stock Units will be waived in whole or in part in the event of termination resulting from specified causes, and the Administrator may in other cases waive in whole or in part the forfeiture of Restricted Stock Units.

(v) Additional Terms and Conditions. The Administrator may, by way of the Award Agreement or otherwise, determine such other terms, conditions, restrictions, and/or limitations, if any, of any Award of stock Units, provided they are not inconsistent with the Plan.

(i) Performance Shares and Performance Units.

(i) Grants. The Administrator may from time to time grant to Eligible Individuals Awards in the form of Performance Shares and Performance Units. Performance Shares, as that term is used in this Plan, shall refer to shares of Common Stock or Units that are expressed in terms of Common Stock, the issuance, vesting, lapse of restrictions on or payment of which is contingent on performance as measured against predetermined objectives over a specified Performance Period. Performance Units, as that term is used in this Plan, shall refer to dollar-denominated Units valued by reference to designated criteria established by the Administrator, other than Common Stock, the issuance, vesting, lapse of restrictions on or payment of which is contingent on performance as measured against predetermined objectives over a specified Performance Period. The applicable Award Agreement shall specify whether Performance Shares and Performance Units will be settled or paid in cash or shares of Common Stock or a combination of both, or shall reserve to the Administrator or the Participant the right to make that determination prior to or at the payment or settlement date.

(ii) Performance Criteria. The Administrator shall, prior to or at the time of grant, condition the grant, vesting or payment of, or lapse of restrictions on, an Award of Performance Shares or Performance Units upon (A) the attainment of Performance Goals during a Performance Period or (B) the attainment of Performance Goals and the continued service of the Participant. The Administrator may, prior to or at the time of grant, designate an Award of Performance Shares or Performance Units as a Qualified Performance-Based Award. The length of the Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Administrator in the exercise of its absolute discretion. Performance Goals may include minimum, maximum and target levels of performance, with the size of the Award or payout of Performance Shares or Performance Units or the vesting or lapse of restrictions with respect thereto based on the level attained. An Award of Performance Shares or Performance Units shall be settled as and when the Award vests or at a later time specified in the Award Agreement or in accordance with an election of the Participant, if the Administrator so permits, that meets the requirements of Section 409A of the Code.

(iii) Additional Terms and Conditions. The Administrator may, by way of the Award Agreement or otherwise, determine such other terms, conditions, restrictions, and/or limitations, if any, of any Award of Performance Shares or Performance Units, provided they are not inconsistent with the Plan.

(j) Other Stock-Based Awards. The Administrator may from time to time grant to Eligible Individuals Awards in the form of Other Stock-Based Awards. Other Stock-Based Awards in the form of Dividend Equivalents may be (A) awarded on a free-standing basis or in connection with another Award other than a stock option or stock appreciation right, (B) paid currently or credited to an account for the Participant, including the reinvestment of such credited amounts in Common Stock equivalents, to be paid on a deferred basis, and (C) settled in cash or Common Stock as determined by the Administrator; provided, however, that Dividend Equivalents payable on Other Stock-Based Awards that are granted as a Performance Award shall, rather than be paid on a current basis, be accrued and made subject to forfeiture at least until achievement of the applicable Performance Goal related to such Other Stock-Based Awards. Any such settlements, and any such crediting of Dividend Equivalents, may be subject to such conditions, restrictions and contingencies as the Administrator shall establish.

(k) Qualified Performance-Based Awards.

(i) Stock Options and Stock Appreciation Rights. The provisions of the Plan are intended to ensure that all stock options and stock appreciation rights granted hereunder to any Participant who is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) in the tax year in which such stock option or stock appreciation right is expected to be deductible to Immunomedics or a Subsidiary qualify for the Section 162(m) Exemption, and all such Awards shall therefore be considered Qualified Performance-Based Awards, and the Plan shall be interpreted and operated consistent with that intention.

(ii) Grant Process for Performance Awards. When granting any Award other than a stock option or stock appreciation right, the Administrator may designate such Award as a Qualified Performance-Based Award, based upon a determination that (A) the recipient is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) with respect to such Award and (B) the Administrator wishes such Award to qualify for the Section 162(m) Exemption. For any Award so designated as a Qualified Performance-Based Award, the Administrator shall take steps to ensure that the terms of any such Award (and of the grant thereof) shall be consistent with such designation (including, without limitation, that all such Awards be granted by a committee composed solely of “outside directors” (within the meaning of Section 162(m) of the Code) and that the Performance Goals be established, in writing, by the Administrator within the time period prescribed by Section 162(m) of the Code). The Performance Goals established by the Administrator for each Qualified Performance-Based Award shall be objective such that a third party having knowledge of the relevant facts could determine whether or not any Performance Goal has been achieved, or the extent of such achievement, and the amount, if any, which has been earned by the Participant based on such performance. The Administrator may retain in an Award Agreement the discretion to reduce (but not to increase) the amount or number of Qualified Performance-Based Awards which will be earned based on the achievement of Performance Goals. When the Performance Goals are established, the Administrator shall also specify the manner in which the level of achievement of such Performance Goals shall be calculated and the weighting assigned to such Performance Goals.

(iii) Certification and Payment. Following completion of the applicable Performance Period, and prior to any, as applicable, grant, vesting, lapse of restrictions on or payment of a Qualified Performance-Based Award, the Administrator shall determine in accordance with the terms of the Award and shall certify in writing whether the applicable Performance Goal(s) were achieved, or the level of such achievement, and the amount, if any, earned by the Participant based upon such performance. For this purpose, approved minutes of the meeting of the Administrator at which certification is made shall be sufficient to satisfy the requirement of a written certification. No Qualified Performance-Based Awards will be granted, become vested, have restrictions lapse or be paid, as applicable, for a Performance Period until such certification is made by the Administrator. The amount of a Qualified Performance-Based Award actually granted, vested, or paid to a Participant, or on which restrictions shall lapse, may be less than the amount determined by the applicable Performance Goal formula, at the discretion of the Administrator to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period or otherwise, subject to the terms and conditions of the applicable Award Agreement.

(iv) Performance Goals. Performance Goals may be applied on a per share or absolute basis and relative to one or more Performance Metrics, or any combination thereof, and may be measured pursuant to U.S. generally accepted accounting principles (“GAAP”), non-GAAP or other objective standards in a manner consistent with Immunomedics’ or its Subsidiary’s established accounting policies, all as the Administrator shall determine at the time the Performance Goals for a Performance Period are established. The Administrator may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to the manner in which one or more of the Performance Goals is to be calculated or measured to take into account, or ignore, one or more of the following: (1) items related to a change in accounting principle; (2) items relating to financing activities; (3) expenses for restructuring or productivity initiatives; (4) other non-operating items; (5) items related to acquisitions; (6) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (7) items related to the sale or disposition of a business or segment of a business; (8) items related to discontinued operations that do not qualify as a segment of a business under U.S. generally accepted accounting principles; (9) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (10) any other items of significant income or expense which are determined to be appropriate adjustments; (11) items relating to unusual or extraordinary corporate transactions, events or developments, (12) items related to amortization of acquired intangible assets; (13) items that are outside the scope of the Company’s core, on-going business activities; (14) changes in foreign currency exchange rates; (15) items relating to changes in tax laws; (16) certain identified expenses (including, but not limited to, cash bonus expenses, incentive expenses and acquisition-related transaction and integration expenses); (17) items relating to asset impairment charges; or (18) items relating to gains or unusual or nonrecurring events or changes in applicable law, accounting principles or business conditions. For all Awards intended to qualify as Qualified Performance-Based Awards, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

(v) Non-delegation. No delegate of the Administrator is permitted to exercise authority granted to the Administrator under Section 4 to the extent that the exercise of such authority by the delegate would cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption.

(l) Awards to Participants Outside the United States. The Administrator may grant Awards to Eligible Individuals who are foreign nationals, who are located outside the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause Immunomedics or a Subsidiary to be subject to) tax, legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Administrator, be necessary or desirable in order that any such Award shall conform to laws, regulations, and customs of the country or jurisdiction in which the Participant is then resident or primarily employed or to foster and promote achievement of the purposes of the Plan.

(m) Limitation on Dividend Reinvestment and Dividend Equivalents. Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment, and the payment of shares of Common Stock with respect to dividends to Participants holding Awards of stock Units, shall only be permissible if sufficient shares are available under the Share Pool for such reinvestment or payment (taking into account then outstanding Awards). In the event that sufficient shares are not available under the Share Pool for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of stock Units equal in number to the shares of Common Stock that would have been obtained by such payment or reinvestment, the terms of which stock Units shall provide for settlement in cash and for Dividend Equivalent reinvestment in further stock Units on the terms contemplated by this Section 7(m).

8.	Withholding of Taxes.

Participants and holders of Awards shall pay to Immunomedics or its Affiliate, or make arrangements satisfactory to the Administrator for payment of, any Tax Withholding Obligation in respect of Awards granted under the Plan no later than the date of the event creating the tax or social insurance contribution liability. The obligations of Immunomedics under the Plan shall be conditional on such payment or arrangements. Unless otherwise determined by the Administrator, Tax Withholding Obligations may be settled in whole or in part with shares of Common Stock, including unrestricted outstanding shares surrendered to Immunomedics and unrestricted shares that are part of the Award that gives rise to the Tax Withholding Obligation, having a Fair Market Value on the date of surrender or withholding equal to the statutory minimum amount (and not any greater amount) required to be withheld for tax or social insurance contribution purposes, all in accordance with such procedures as the Administrator establishes. Immunomedics or its Affiliate may deduct, to the extent permitted by law, any such Tax Withholding Obligations from any payment of any kind otherwise due to the Participant or holder of an Award.

9.	Transferability of Awards.

(a) General Nontransferability Absent Administrator Permission. Except as otherwise determined by the Administrator, and in any event in the case of an Incentive Stock Option or a tandem stock appreciation right granted with respect to an Incentive Stock Option, no Award granted under the Plan shall be transferable by a Participant otherwise than by will or the laws of descent and distribution. The Administrator shall not permit any transfer of an Award for value. An Award may be exercised during the lifetime of the Participant, only by the Participant or, during the period the Participant is under a legal disability, by the Participant’s guardian or legal representative, unless otherwise determined by the Administrator. Awards granted under the Plan shall not be subject in any manner to alienation, anticipation, sale, transfer, assignment, pledge, or encumbrance, except as otherwise determined by the Administrator; provided, however, that the restrictions in this sentence shall not apply to the shares of Common Stock received in connection with an Award after the date that the restrictions on transferability of such shares set forth in the applicable Award Agreement have lapsed. Nothing in this paragraph shall be interpreted or construed as overriding the terms of any Immunomedics stock ownership or retention policy, now or hereafter existing, that may apply to the Participant or shares of Common Stock received under an Award.

(b) Administrator Discretion to Permit Transfers Other Than For Value. Except as otherwise restricted by applicable law, the Administrator may, but need not, permit an Award, other than an Incentive Stock Option or a tandem stock appreciation right granted with respect to an Incentive Stock Option, to be transferred to a Participant’s Family Member (as defined below) as a gift or pursuant to a domestic relations order in settlement of marital property rights. The Administrator shall not permit any transfer of an Award for value. For purposes of this Section 9, “Family Member” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests. The following transactions are not prohibited transfers for value: (i) a transfer under a domestic relations order in settlement of marital property rights; and (ii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Participant) in exchange for an interest in that entity.

10.	Adjustments for Corporate Transactions and Other Events.

(a) Mandatory Adjustments. In the event of a merger, consolidation, stock rights offering, statutory share exchange or similar event affecting Immunomedics (each, a “Corporate Event”) or a stock dividend, stock split, reverse stock split, separation, spinoff, reorganization, extraordinary dividend of cash or other property, share combination or subdivision, or recapitalization or similar event affecting the capital structure of Immunomedics (each, a “Share Change”) that occurs at any time after adoption of this Plan by the Board (including any such Corporate Event or Share Change that occurs after such adoption and coincident with or prior to the Effective Date), the Administrator shall make equitable and appropriate substitutions or proportionate adjustments to (i) the aggregate number and kind of shares of Common Stock or other securities on which Awards under the Plan may be granted to Eligible Individuals, (ii) the maximum number of shares of Common Stock or other securities with respect to which Awards may be granted during any one calendar year to any individual, (iii) the maximum number of shares of Common Stock or other securities that may be issued with respect to Incentive Stock Options granted under the Plan, (iv) the number of shares of Common Stock or other securities covered by each outstanding Award and the exercise price, base price or other price per share, if any, and other relevant terms of each outstanding Award, and (v) all other numerical limitations relating to Awards, whether contained in this Plan or in Award Agreements; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated.

(b) Discretionary Adjustments. In the case of Corporate Events, the Administrator may make such other adjustments to outstanding Awards as it determines to be appropriate and desirable, which adjustments may include, without limitation, (i) the cancellation of outstanding Awards in exchange for payments of cash, securities or other property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Administrator in its sole discretion (it being understood that in the case of a Corporate Event with respect to which stockholders of Immunomedics receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Administrator that the value of a stock option or stock appreciation right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each share of Common Stock pursuant to such Corporate Event over the exercise price or base price of such stock option or stock appreciation right shall conclusively be deemed valid and that any stock option or stock appreciation right may be cancelled for no consideration upon a Corporate Event if its exercise price or base price does not exceed the value of the consideration being paid for each share of Common Stock pursuant to such Corporate Event), (ii) the substitution of securities or other property (including, without limitation, cash or other securities of Immunomedics and securities of entities other than Immunomedics) for the shares of Common Stock subject to outstanding Awards, and (iii) the substitution of equivalent awards, as determined in the sole discretion of the Administrator, of the surviving or successor entity or a parent thereof (“Substitute Awards”).

(c) Adjustments to Performance Goals. The Administrator may, in its discretion, adjust the Performance Goals applicable to any Awards to reflect any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in Immunomedics’ consolidated financial statements, notes to the consolidated financial statements, management’s discussion and analysis or other Immunomedics filings with the Securities and Exchange Commission; provided, however, that, except in connection with death, disability or a Change in Control, no such adjustment shall be made if the effect would be to cause an Award that is intended to be a Qualified Performance-Based Award to no longer constitute a Qualified Performance-Based Award. If the Administrator determines that a change in the business, operations, corporate structure or capital structure of Immunomedics or the applicable subsidiary, business segment or other operational unit of Immunomedics or any such entity or segment, or the manner in which any of the foregoing conducts its business, or other events or circumstances, render the Performance Goals to be unsuitable, the Administrator may modify such Performance Goals or the related minimum acceptable level of achievement, in whole or in part, as the Administrator deems appropriate and equitable; provided, however, that, except in connection with death, disability or a Change in Control, no such modification shall be made if the effect would be to cause an Award that is intended to be a Qualified Performance-Based Award to no longer constitute a Qualified Performance-Based Award.

(d) Statutory Requirements Affecting Adjustments. Notwithstanding the foregoing: (A) any adjustments made pursuant to Section 10 to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; (B) any adjustments made pursuant to Section 10 to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment, the Awards either (1) continue not to be subject to Section 409A of the Code or (2) comply with the requirements of Section 409A of the Code; (C) in any event, the Administrator shall not have the authority to make any adjustments pursuant to Section 10 to the extent the existence of such authority would cause an Award that is not intended to be subject to Section 409A of the Code at the date of grant to be subject thereto; and (D) any adjustments made pursuant to Section 10 to Awards that are Incentive Stock Options shall be made in compliance with the requirements of Section 424(a) of the Code.

(e) Dissolution or Liquidation. Unless the Administrator determines otherwise, all Awards outstanding under the Plan shall terminate upon the dissolution or liquidation of Immunomedics.

11.	Change in Control Provisions.

(a) Termination of Awards. Notwithstanding the provisions of Section 11(b), in the event that any transaction resulting in a Change in Control occurs, outstanding Awards will terminate upon the effective time of such Change in Control unless provision is made in connection with the transaction for the continuation or assumption of such Awards by, or for the issuance therefor of Substitute Awards of, the surviving or successor entity or a parent thereof. Solely with respect to Awards that will terminate as a result of the immediately preceding sentence and except as otherwise provided in the applicable Award Agreement:

(i) the outstanding Awards of stock options and stock appreciation rights that will terminate upon the effective time of the Change in Control shall, immediately before the effective time of the Change in Control, become fully exercisable and the holders of such Awards will be permitted, immediately before the Change in Control, to exercise the Awards;

(ii) the outstanding shares of Restricted Stock the vesting or restrictions on which are then solely time-based and not subject to achievement of Performance Goals shall, immediately before the effective time of the Change in Control, become fully vested, free of all transfer and lapse restrictions and free of all risks of forfeiture;

(iii) the outstanding shares of Restricted Stock the vesting or restrictions on which are then subject to and pending achievement of Performance Goals shall, immediately before the effective time of the Change in Control and unless the Award Agreement provides for vesting or lapsing of restrictions in a greater amount upon the occurrence of a Change in Control, become vested, free of transfer and lapse restrictions and risks of forfeiture in such amounts as if the applicable Performance Goals for the unexpired Performance Period had been achieved at the target level set forth in the applicable Award Agreement;

(iv) the outstanding Restricted Stock Units, Performance Shares and Performance Units the vesting, earning or settlement of which is then solely time-based and not subject to or pending achievement of Performance Goals shall, immediately before the effective time of the Change in Control, become fully earned and vested and shall be settled in cash or shares of Common Stock (consistent with the terms of the Award Agreement after taking into account the effect of the Change in Control transaction on the shares) as promptly as is practicable, subject to any applicable limitations imposed thereon by Section 409A of the Code; and

(v) the outstanding Restricted Stock Units, Performance Shares and Performance Units the vesting, earning or settlement of which is then subject to and pending achievement of Performance Goals shall, immediately before the effective time of the Change in Control and unless the Award Agreement provides for vesting, earning or settlement in a greater amount upon the occurrence of a Change in Control, become vested and earned in such amounts as if the applicable Performance Goals for the unexpired Performance Period had been achieved at the target level set forth in the applicable Award Agreement and shall be settled in cash or shares of Common Stock (consistent with the terms of the Award Agreement after taking into account the effect of the Change in Control transaction on the shares) as promptly as is practicable, subject to any applicable limitations imposed thereon by Section 409A of the Code.

(b) Director Awards. Unless otherwise provided in the applicable Award Agreement, if a Change of Control occurs, then all outstanding Awards to a non-employee Board member then in Service that are not then exercisable and/or not vested shall become fully exercisable and vested upon the Change of Control.

Implementation of the provisions of Sections 11(a) and (b) shall be conditioned upon consummation of the Change in Control.

(c) Continuation, Assumption or Substitution of Awards. The administrator may specify, on or after the date of grant, in an award agreement or amendment thereto, the consequences of a Participant’s Termination of Service that occurs coincident with or following the occurrence of a Change in Control, if a Change in Control occurs under which provision is made in connection with the transaction for the continuation or assumption of outstanding Awards by, or for the issuance therefor of Substitute Awards of, the surviving or successor entity or a parent thereof.

(d) Other Permitted Actions. In the event that any transaction resulting in a Change in Control occurs, the Administrator may take any of the actions set forth in Section 10 with respect to any or all Awards granted under the Plan.

(e) Section 409A Savings Clause. Notwithstanding the foregoing, if any Award is considered to be a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, this Section 11 shall apply to such Award only to the extent that its application would not result in the imposition of any tax or interest or the inclusion of any amount in income under Section 409A of the Code.

12.	Substitution of Awards in Mergers and Acquisitions.

Awards may be granted under the Plan from time to time in substitution for assumed awards held by employees, officers, consultants or directors of entities who become employees, officers, consultants or directors of Immunomedics or a Subsidiary as the result of a merger or consolidation of the entity for which they perform services with Immunomedics or a Subsidiary, or the acquisition by Immunomedics of the assets or stock of the such entity. The terms and conditions of any Awards so granted may vary from the terms and conditions set forth herein to the extent that the Administrator deems appropriate at the time of grant to conform the Awards to the provisions of the assumed awards for which they are substituted and to preserve their intrinsic value as of the date of the merger, consolidation or acquisition transaction. To the extent permitted by applicable law and marketplace or listing rules of the primary securities market or exchange on which the Common Stock is listed or admitted for trading, any available shares under a stockholder-approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Awards granted pursuant to this Section 12 and, upon such grant, shall not reduce the Share Pool.

13.	Compliance with Securities Laws; Listing and Registration.

(a) The obligation of Immunomedics to sell or deliver Common Stock with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal, state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Administrator. If at any time the Administrator determines that the delivery of Common Stock under the Plan is or may be unlawful under the laws of any applicable jurisdiction, or Federal, state or foreign (non-United States) securities laws, the right to exercise an Award or receive shares of Common Stock pursuant to an Award shall be suspended until the Administrator determines that such delivery is lawful. If at any time the Administrator determines that the delivery of Common Stock under the Plan would or may violate the rules of any exchange on which Immunomedics’ securities are then listed for trade, the right to exercise an Award or receive shares of Common Stock pursuant to an Award shall be suspended until the Administrator determines that such delivery would not violate such rules. If the Administrator determines that the exercise or nonforfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of securities laws or the listing requirements of any stock exchange upon which any of Immunomedics’ equity securities are listed, then the Administrator may postpone any such exercise, nonforfeitability or delivery, as applicable, but Immunomedics shall use all reasonable efforts to cause such exercise, nonforfeitability or delivery to comply with all such provisions at the earliest practicable date.

(b) Each Award is subject to the requirement that, if at any time the Administrator determines, in its absolute discretion, that the listing, registration or qualification of Common Stock issuable pursuant to the Plan is required by any securities exchange or under any state, federal or foreign (non-United States) law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Common Stock, no such Award shall be granted or payment made or Common Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Administrator.

(c) In the event that the disposition of Common Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and is not otherwise exempt from such registration, such Common Stock shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Administrator may require a person receiving Common Stock pursuant to the Plan, as a condition precedent to receipt of such Common Stock, to represent to Immunomedics in writing that the Common Stock acquired by such person is acquired for investment only and not with a view to distribution and that such person will not dispose of the Common Stock so acquired in violation of Federal, state or foreign securities laws and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company to issue the Common Stock in compliance with applicable Federal, state or foreign securities laws.

14.	Section 409A Compliance.

It is the intention of Immunomedics that any Award that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code shall comply in all respects with the requirements of Section 409A of the Code to avoid the imposition of any tax or interest or the inclusion of any amount in income pursuant to Section 409A of the Code, and the terms of each such Award shall be construed, administered and deemed amended, if applicable, in a manner consistent with this intention. Notwithstanding the foregoing, neither Immunomedics nor any of its Affiliates nor any of its or their directors, officers, employees, agents or other service providers will be liable for any taxes, penalties or interest imposed on any Participant or other person with respect to any amounts paid or payable (whether in cash, shares of Common Stock or other property) under any Award, including any taxes, penalties or interest imposed under or as a result of Section 409A of the Code. Any payments described in an Award that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. For purposes of any Award, each amount to be paid or benefit to be provided to a Participant that constitutes deferred compensation subject to Section 409A of the Code shall be construed as a separate identified payment for purposes of Section 409A of the Code. For purposes of Section 409A of the Code, the payment of Dividend Equivalents under any Award shall be construed as earnings and the time and form of payment of such Dividend Equivalents shall be treated separately from the time and form of payment of the underlying Award. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, any payments (whether in cash, shares of Common Stock or other property) to be made with respect to the Award that become payable on account of the Participant’s separation from service, within the meaning of Section 409A of the Code, while the Participant is a “specified employee” (as determined in accordance with the uniform policy adopted by the Administrator with respect to all of the arrangements subject to Section 409A of the Code maintained by Immunomedics and its Affiliates) and which would otherwise be paid within six months after the Participant’s separation from service shall be accumulated (without interest) and paid on the first day of the seventh month following the Participant’s separation from service or, if earlier, within 15 days after the appointment of the personal representative or executor of the Participant’s estate following the Participant’s death. Notwithstanding anything in the Plan or an Award Agreement to the contrary, in no event shall the Administrator exercise its discretion to accelerate the payment or settlement of an Award where such payment or settlement constitutes deferred compensation within the meaning of Code section 409A unless, and solely to the extent that, such accelerated payment or settlement is permissible under Treasury Regulation section 1.409A-3(j)(4).

15.	Plan Duration; Amendment and Discontinuance.

(a) Plan Duration. The Plan shall remain in effect, subject to the right of the Board or the Compensation Committee to amend or terminate the Plan at any time, until the earlier of (a) the earliest date as of which all Awards granted under the Plan have been satisfied in full or terminated and no shares of Common Stock approved for issuance under the Plan remain available to be granted under new Awards or (b) August 14, 2024. No Awards shall be granted under the Plan after such termination date. Subject to other applicable provisions of the Plan, all Awards made under the Plan on or before August 14, 2024, or such earlier termination of the Plan, shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards. Notwithstanding the continuation of the Plan, no Award (other than a stock option or stock appreciation right) that is intended to be a Qualified Performance-Based Award shall be granted on or after the fifth anniversary of the Effective Date unless the material terms of the applicable performance goals, within the meaning of Treasury Regulation Section 1.162-27(e)(4)(i), are approved by the stockholders of Immunomedics no later than the first stockholder meeting that occurs in the fifth year following the Effective Date.

(b) Amendment and Discontinuance of the Plan. The Board or the Compensation Committee may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would materially impair the rights of a Participant with respect to a previously granted Award without such Participant’s consent, except such an amendment made to comply with applicable law or rule of any securities exchange or market on which the Common Stock is listed or admitted for trading or to prevent adverse tax or accounting consequences to Immunomedics or the Participant. Notwithstanding the foregoing, no such amendment shall be made without the approval of Immunomedics’ stockholders to the extent such amendment would (A) materially increase the benefits accruing to Participants under the Plan, (B) materially increase the number of shares of Common Stock which may be issued under the Plan or to a Participant, (C) materially expand the eligibility for participation in the Plan, (D) eliminate or modify the prohibition set forth in Section 7(f) on repricing of stock options and stock appreciation rights, (E) lengthen the maximum term or lower the minimum exercise price or base price permitted for stock options and stock appreciation rights, or (F) modify the prohibition on the issuance of reload or replenishment options. Except as otherwise determined by the Board or Compensation Committee, termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

(c) Amendment of Awards. Subject to Section 7(f), the Administrator may unilaterally amend the terms of any Award theretofore granted, but no such amendment shall materially impair the rights of any Participant with respect to an Award without the Participant’s consent, except such an amendment made to cause the Plan or Award to comply with applicable law, applicable rule of any securities exchange on which the Common Stock is listed or admitted for trading, or to prevent adverse tax or accounting consequences for the Participant or the Company or any of its Affiliates. For purposes of the foregoing sentence, an amendment to an Award that results in a change in the tax consequences of the Award to the Participant shall not be considered to be a material impairment of the rights of the Participant and shall not require the Participant’s consent.

16.	General Provisions.

(a) Non-Guarantee of Employment or Service. Nothing in the Plan or in any Award Agreement thereunder shall confer any right on an individual to continue in the service of Immunomedics or any Affiliate or shall interfere in any way with the right of Immunomedics or any Affiliate to terminate such service at any time with or without cause or notice and whether or not such termination results in (i) the failure of any Award to vest or become payable; (ii) the forfeiture of any unvested or vested portion of any Award; and/or (iii) any other adverse effect on the individual’s interests under any Award or the Plan. No person, even though deemed an Eligible Individual, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. To the extent that an Eligible Individual who is an employee of a Subsidiary receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that Immunomedics is the Participant’s employer or that the Participant has an employment relationship with Immunomedics.

(b) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between Immunomedics and a Participant or any other person. To the extent that any Participant or other person acquires a right to receive payments from Immunomedics pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of Immunomedics.

(c) Status of Awards. Awards shall be special incentive payments to the Participant and shall not be taken into account in computing the amount of salary or compensation of the Participant for purposes of determining any pension, retirement, death, severance or other benefit under (a) any pension, retirement, profit-sharing, bonus, insurance, severance or other employee benefit plan of Immunomedics or any Affiliate now or hereafter in effect under which the availability or amount of benefits is related to the level of compensation or (b) any agreement between (i) Immunomedics or any Affiliate and (ii) the Participant, except as such plan or agreement shall otherwise expressly provide.

(d) Subsidiary Employees. In the case of a grant of an Award to an Eligible Individual who provides services to any Subsidiary, Immunomedics may, if the Administrator so directs, issue or transfer the shares of Common Stock, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Administrator may specify, upon the condition or understanding that the Subsidiary will transfer the shares of Common Stock to the Eligible Individual in accordance with the terms of the Award specified by the Administrator pursuant to the provisions of the Plan. All shares of Common Stock underlying Awards that are forfeited or canceled after such issue or transfer of shares to the Subsidiary shall revert to Immunomedics.

(e) Governing Law and Interpretation. The validity, construction and effect of the Plan, of Award Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Administrator relating to the Plan or such Award Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable United States federal laws and the laws of the State of Delaware without regard to its conflict of laws principles. The captions of the Plan are not part of the provisions hereof and shall have no force or effect. Except where the context otherwise requires: (i) the singular includes the plural and vice versa; (ii) a reference to one gender includes other genders; (iii) a reference to a person includes a natural person, partnership, corporation, association, governmental or local authority or agency or other entity; and (iv) a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them.

(f) Use of English Language. The Plan, each Award Agreement, and all other documents, notices and legal proceedings entered into, given or instituted pursuant to an Award shall be written in English, unless otherwise determined by the Administrator. If a Participant receives an Award Agreement, a copy of the Plan or any other documents related to an Award translated into a language other than English, and if the meaning of the translated version is different from the English version, the English version shall control.

(g) Recovery of Amounts Paid. Except as otherwise provided by the Administrator, Awards granted under the Plan shall be subject to any and all policies, guidelines, codes of conduct, or other agreement or arrangement adopted by the Board or Compensation Committee with respect to the recoupment, recovery or clawback of compensation (collectively, the “Recoupment Policy”) and/or to any provisions set forth in the applicable Award Agreement under which Immunomedics may recover from current and former Participants any amounts paid or shares of Common Stock issued under an Award and any proceeds therefrom under such circumstances as the Administrator determines appropriate. The Administrator may apply the Recoupment Policy to Awards granted before the policy is adopted to the extent required by applicable law or rule of any securities exchange or market on which shares of Common Stock are listed or admitted for trading, as determined by the Administrator in its sole discretion.

17.	Glossary.

Under this Plan, except where the context otherwise indicates, the following definitions apply:

“Administrator” means the Compensation Committee, or such other committee(s) or officer(s) duly appointed by the Board or the Compensation Committee to administer the Plan or delegated limited authority to perform administrative actions under the Plan, and having such powers as shall be specified by the Board or the Compensation Committee; provided, however, that at any time the Board may serve as the Administrator in lieu of or in addition to the Compensation Committee or such other committee(s) or officer(s) to whom administrative authority has been delegated. With respect to any Award to which Section 16 of the Exchange Act applies, the Administrator shall consist of either the Board or a committee of the Board, which committee shall consist of two or more directors, each of whom is intended to be, to the extent required by Rule 16b-3 of the Exchange Act, a “non-employee director” as defined in Rule 16b-3 of the Exchange Act and an “independent director” to the extent required by the rules of the national securities exchange that is the principal trading market for the Common Stock, and with respect to any Award that is intended to be a Qualified Performance-Based Award, the Administrator shall consist of two or more directors, each of whom is intended to be, to the extent required by Section 162(m) of the Code, an “outside director” as defined under Section 162(m) of the Code; provided, that with respect to Awards made to a member of the Board who is not an employee of the Company, “Administrator” means the Board. Any member of the Administrator who does not meet the foregoing requirements shall abstain from any decision regarding an Award and shall not be considered a member of the Administrator to the extent required to comply with Rule 16b-3 of the Exchange Act or Section 162(m) of the Code.

“Affiliate” means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, Immunomedics or any successor to Immunomedics. For this purpose, “control” (including the correlative meanings of the terms “controlled by” and “under common control with”) shall mean ownership, directly or indirectly, of 50% or more of the total combined voting power of all classes of voting securities issued by such entity, or the possession, directly or indirectly, of the power to direct the management and policies of such entity, by contract or otherwise.

“Award” means any stock option, stock appreciation right, stock award, stock unit, Performance Share, Performance Unit, and/or Other Stock-Based Award, whether granted under this Plan, the 2006 Plan, or the 2002 Plan, as applicable.

“Award Agreement” means the written document(s), including an electronic writing acceptable to the Administrator, and any notice, addendum or supplement thereto, memorializing the terms and conditions of an Award granted pursuant to the Plan and which shall incorporate the terms of the Plan.

“Board” means the Board of Directors of Immunomedics.

“Change in Control” means the first of the following to occur: (i) a Change in Ownership of Immunomedics, (ii) a Change in Effective Control of Immunomedics, or (iii) a Change in the Ownership of Assets of Immunomedics, as described herein and construed in accordance with Code section 409A.

(i) A “Change in Ownership of Immunomedics” shall occur on the date that any one Person acquires, or Persons Acting as a Group acquire, ownership of the capital stock of Immunomedics that, together with the stock held by such Person or Group, constitutes more than 50% of the total fair market value or total voting power of the capital stock of Immunomedics. However, if any one Person is, or Persons Acting as a Group are, considered to own more than 50%, on a fully diluted basis, of the total fair market value or total voting power of the capital stock of Immunomedics, the acquisition of additional stock by the same Person or Persons Acting as a Group is not considered to cause a Change in Ownership of Immunomedics or to cause a Change in Effective Control of Immunomedics (as described below). An increase in the percentage of capital stock owned by any one Person, or Persons Acting as a Group, as a result of a transaction in which Immunomedics acquires its stock in exchange for property will be treated as an acquisition of stock.

(ii) A “Change in Effective Control of Immunomedics” shall occur on the date that a majority of members of Client’s Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election.

(iii) A “Change in the Ownership of Assets of Immunomedics” shall occur on the date that any one Person acquires, or Persons Acting as a Group acquire (or has or have acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons), assets from Immunomedics that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of Immunomedics immediately before such acquisition or acquisitions provided that the total gross fair market value is no less than 50% of the net book value of Immunomedics. For this purpose, gross fair market value means the value of the assets of Immunomedics, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

The following rules of construction apply in interpreting the definition of Change in Control:

(A) A “Person” means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended, other than employee benefit plans sponsored or maintained by Immunomedics and by entities controlled by Immunomedics or an underwriter, initial purchaser or placement agent temporarily holding the capital stock of Immunomedics pursuant to a registered public offering.

(B) Persons will be considered to be Persons Acting as a Group (or Group) if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the corporation. If a Person owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a Group with other shareholders only with respect to the ownership in that corporation before the transaction giving rise to the change and not with respect to the ownership interest in the other corporation. Persons will not be considered to be acting as a Group solely because they purchase assets of the same corporation at the same time or purchase or own stock of the same corporation at the same time, or as a result of the same public offering.

(C) A Change in Control shall not include a transfer to a related person as described in Code section 409A or a public offering of capital stock of Immunomedics.

(D) For purposes of the definition of Change in Control, Section 318(a) of the Code applies to determine stock ownership. Stock underlying a vested option is considered owned by the individual who holds the vested option (and the stock underlying an unvested option is not considered owned by the individual who holds the unvested option). For purposes of the preceding sentence, however, if a vested option is exercisable for stock that is not substantially vested (as defined by Treasury Regulation §1.83-3(b) and (j)), the stock underlying the option is not treated as owned by the individual who holds the option.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor section, regulations and guidance.

“Common Stock” means shares of common stock of Immunomedics, par value $0.01 per share, and any capital securities into which they are converted.

“Company” means Immunomedics and its Subsidiaries, except where the context otherwise requires. For purposes of determining whether a Change in Control has occurred, Company shall mean only Immunomedics.

“Compensation Committee” means the Compensation Committee of the Board.

“Dividend Equivalent” means a right, granted to a Participant, to receive cash, Common Stock, stock Units or other property equal in value to dividends paid with respect to a specified number of shares of Common Stock.

“Effective Date” means the date on which adoption of the Plan is approved by the stockholders of Immunomedics.

“Eligible Individuals” means (i) officers and employees of, and other individuals, including non-employee directors, who are natural persons providing bona fide services to or for, Immunomedics or any of its

Subsidiaries, provided that such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for Immunomedics’ securities, and (ii) prospective officers, employees and service providers who have accepted offers of employment or other service relationship from Immunomedics or a Subsidiary.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto. Reference to any specific section of the Exchange Act shall be deemed to include such regulations and guidance issued thereunder, as well as any successor section, regulations and guidance.

“Fair Market Value” means, on a per share basis as of any date, unless otherwise determined by the Administrator:

(i) if the principal market for the Common Stock (as determined by the Administrator if the Common Stock is listed or admitted to trading on more than one exchange or market) is a national securities exchange or an established securities market, the official closing price per share of Common Stock for the regular market session on that date on the principal exchange or market on which the Common Stock is then listed or admitted to trading or, if no sale is reported for that date, on the last preceding day on which a sale was reported, all as reported by such source as the Administrator may select;

(ii) if the principal market for the Common Stock is not a national securities exchange or an established securities market, but the Common Stock is quoted by a national quotation system, the average of the highest bid and lowest asked prices for the Common Stock on that date as reported on a national quotation system or, if no prices are reported for that date, on the last preceding day on which prices were reported, all as reported by such source as the Administrator may select; or

(iii) if the Common Stock is neither listed or admitted to trading on a national securities exchange or an established securities market, nor quoted by a national quotation system, the value determined by the Administrator in good faith by the reasonable application of a reasonable valuation method, which method may, but need not, include taking into account an appraisal of the fair market value of the Common Stock conducted by a nationally recognized appraisal firm selected by the Administrator.

Notwithstanding the preceding, for foreign, federal, state and local income tax reporting purposes and for such other purposes as the Administrator deems appropriate, the Fair Market Value shall be determined by the Administrator in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

“Full Value Award” means an Award that results in Immunomedics transferring the full value of a share of Common Stock under the Award, whether or not an actual share of stock is issued. Full Value Awards shall include, but are not limited to, stock awards, stock units, Performance Shares, Performance Units that are payable in Common Stock, and Other Stock-Based Awards for which Immunomedics transfers the full value of a share of Common Stock under the Award, but shall not include Dividend Equivalents.

“Immunomedics” means Immunomedics, Inc., a Delaware corporation.

“Incentive Stock Option” means any stock option that is designated, in the applicable Award Agreement or the resolutions of the Administrator under which the stock option is granted, as an “incentive stock option” within the meaning of Section 422 of the Code and otherwise meets the requirements to be an “incentive stock option” set forth in Section 422 of the Code.

“Nonqualified Option” means any stock option that is not an Incentive Stock Option.

“Other Stock-Based Award” means an Award of Common Stock or any other Award that is valued in whole or in part by reference to, or is otherwise based upon, shares of Common Stock, including without limitation Dividend Equivalents and convertible debentures.

“Participant” means an Eligible Individual to whom one or more Awards are or have been granted pursuant to the Plan and have not been fully settled or cancelled and, following the death of any such person, his successors, heirs, executors and administrators, as the case may be.

“Performance Award” means a Full Value Award, the grant, vesting, lapse of restrictions or settlement of which is conditioned upon the achievement of performance objectives over a specified Performance Period and includes, without limitation, Performance Shares and Performance Units.

“Performance Goals” means the performance goals established by the Administrator in connection with the grant of Awards based on Performance Metrics or other performance criteria selected by the Administrator; provided, however, that in the case of Qualified Performance-Based Awards, such performance goals shall be based on the attainment of specified levels of one or more Performance Metrics.

“Performance Period” means that period established by the Administrator during which any Performance Goals specified by the Administrator with respect to such Award are to be measured.

“Performance Metrics” means criteria established by the Administrator relating to any of the following, as it may apply to an individual, one or more business units, divisions, or Affiliates, or on a company-wide basis, and in absolute terms, relative to a base period, or relative to the performance of one or more comparable companies, peer groups, or an index covering multiple companies:

(i) Earnings or Profitability Metrics: any derivative of revenue; earnings/loss (gross, operating, net, or adjusted); earnings/loss before interest and taxes (“EBIT”); earnings/loss before interest, taxes, depreciation and amortization (“EBITDA”); profit margins; operating margins; expense levels or ratios; provided that any of the foregoing metrics may be adjusted to eliminate the effect of any one or more of the following: interest expense, asset impairments or investment losses, early extinguishment of debt or stock-based compensation expense;

(ii) Return Metrics: any derivative of return on investment, assets, equity or capital (total or invested);

(iii) Investment Metrics: relative risk-adjusted investment performance; investment performance of assets under management;

(iv) Cash Flow Metrics: any derivative of operating cash flow; cash flow sufficient to achieve financial ratios or a specified cash balance; free cash flow; cash flow return on capital; net cash provided by operating activities; cash flow per share; working capital;

(v) Liquidity Metrics: any derivative of debt leverage (including debt to capital, net debt-to-capital, debt-to-EBITDA or other liquidity ratios);

(vi) Stock Price and Equity Metrics: any derivative of return on stockholders’ equity; total stockholder return; stock price; stock price appreciation; market capitalization; earnings/loss per share (basic or diluted) (before or after taxes);

(vii) New Product Development: any new product development or successful completion of research and development projects;

(viii) Joint Ventures: formation of joint ventures, research or development collaborations, or the completion of other corporate transactions intended to the enhance the Company’s revenue or profitability or enhance its customer base; and/or

(ix) Strategic Metrics: product research and development; completion of an identified special project; clinical trials; regulatory filings or approvals; patent application or issuance; manufacturing or process development; sales or net sales; market share; market penetration; economic value added; customer service; customer satisfaction; inventory control; balance of cash, cash equivalents and marketable securities; growth in assets; key hires; employee satisfaction; employee retention; business expansion; acquisitions, divestitures, joint ventures or financing; legal compliance or safety and risk reduction.

“Performance Shares” means a grant of stock or stock Units the issuance, vesting or payment of which is contingent on performance as measured against predetermined objectives over a specified Performance Period.

“Performance Units” means a grant of dollar-denominated Units the value, vesting or payment of which is contingent on performance against predetermined objectives over a specified Performance Period.

“Plan” means this Immunomedics, Inc. 2014 Long-Term Incentive Plan, as set forth herein and as it may be amended from time to time.

“Qualified Performance-Based Award” means an Award intended to qualify for the Section 162(m) Exemption, as provided in Section 7(k).

“Restricted Stock” means an Award of shares of Common Stock to a Participant that may be subject to certain transferability and other restrictions and to a risk of forfeiture (including by reason of not satisfying certain Performance Goals).

“Restricted Stock Unit” means a right granted to a Participant to receive shares of Common Stock or cash at the end of a specified deferral period, which right may be conditioned on the satisfaction of certain requirements (including the satisfaction of certain Performance Goals).

“Restriction Period” means, with respect to Full Value Awards, the period commencing on the date of grant of such Award to which vesting or transferability and other restrictions and a risk of forfeiture apply and ending upon the expiration of the applicable vesting conditions, transferability and other restrictions and lapse of risk of forfeiture and/or the achievement of the applicable Performance Goals (it being understood that the Administrator may provide that vesting shall occur and/or restrictions shall lapse with respect to portions of the applicable Award during the Restriction Period in accordance with Section 7(b)).

“Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

“Service” means the Participant’s employment or other service relationship with the Company and its Affiliates. A Participant’s Service will be considered to have ceased with the Company and its Affiliates if, immediately after a sale, merger or other corporate transaction, the trade, business or entity with which you are employed or otherwise have a service relationship is not the Company or its successor or an Affiliate of the Company or its successor.

“Subsidiary” means any corporation or other entity in an unbroken chain of corporations or other entities beginning with Immunomedics if each of the corporations or other entities, or group of commonly controlled corporations or other entities, other than the last corporation or other entity in the unbroken chain then owns stock or other equity interests possessing 50% or more of the total combined voting power of all classes of stock or other equity interests in one of the other corporations or other entities in such chain or otherwise has the power to direct the management and policies of the entity by contract or by means of appointing a majority of the members of the board or other body that controls the affairs of the entity; provided, however, that solely for purposes of determining whether a Participant has a Termination of Service that is a “separation from service” within the meaning of Section 409A of the Code or whether an Eligible Individual is eligible to be granted an Award that in the hands of such Eligible Individual would constitute a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code , a “Subsidiary” of a corporation or other entity means all other entities with which such corporation or other entity would be considered a single employer under Sections 414(b) or 414(c) of the Code.

“Tax Withholding Obligation” means any federal, state, local or foreign (non-United States) income, employment or other tax or social insurance contribution required by applicable law to be withheld in respect of Awards.

“Termination of Service” means the termination of the Participant’s employment or consultancy with, or performance of services for, Immunomedics and its Subsidiaries. Temporary absences from employment because of illness, vacation or leave of absence and transfers among Immunomedics and its Subsidiaries shall not be considered Terminations of Service. With respect to any Award that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, “Termination of Service” shall mean a “separation from service” as defined under Section 409A of the Code to the extent required by Section 409A of the Code to avoid the imposition of any tax or interest or the inclusion of any amount in income pursuant to Section 409A of the Code. A Participant has a separation from service within the meaning of Section 409A of the Code if the Participant terminates employment with Immunomedics and all Subsidiaries for any reason. A Participant will generally be treated as having terminated employment with Immunomedics and all Subsidiaries as of a certain date if the Participant and the entity that employs the Participant reasonably anticipate that the Participant will perform no further services for Immunomedics or any Subsidiary after such date or that the level of bona fide services that the Participant will perform after such date (whether as an employee or an independent contractor) will permanently decrease to no more than 20 percent (20%) of the average level of bona fide services performed (whether as an employee or an independent contractor) over the immediately preceding 36-month period (or the full period of services if the Participant has been providing services for fewer than 36 months); provided, however, that the employment relationship is treated as continuing while the Participant is on military leave, sick leave or other bona fide leave of absence if the period of leave does not exceed six months or, if longer, so long as the Participant retains the right to reemployment with Immunomedics or any Subsidiary.

“Total and Permanent Disability” means, with respect to a Participant, except as otherwise provided in the relevant Award Agreement, that a Participant is (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to last until the Participant’s death or result in death, or (ii) determined to be totally disabled by the Social Security Administration or other governmental or quasi-governmental body that administers a comparable social insurance program outside of the United States in which the Participant participates and which conditions the right to receive benefits under such program on the Participant being unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to last until the Participant’s death or result in death. The Administrator shall have sole authority to determine whether a Participant has suffered a Total and Permanent Disability and may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant’s condition.

“Unit” means a bookkeeping entry used by Immunomedics to record and account for the grant of the following types of Awards until such time as the Award is paid, cancelled, forfeited or terminated, as the case may be: stock units, Restricted Stock Units, Performance Units, and Performance Shares that are expressed in terms of units of Common Stock.

{end of document}

ANNUAL MEETING OF STOCKHOLDERS OF

IMMUNOMEDICS, INC.

December 3, 2014

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

i Please detach along perforated line and mail in the envelope provided. i

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK

INK AS SHOWN HERE ☒

						FOR	AGAINST	ABSTAIN
1. Proposal to elect the nominees listed below as the Directors of the Company.				2.	Proposal to approve the compensation of our named executive officers.	☐	☐	☐

				3.	Proposal to approve the amendment and restatement of our Certificate of Incorporation, as amended.	FOR ☐	AGAINST ☐	ABSTAIN ☐

NOMINEES:	FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
° David M. Goldenberg ° Cynthia L. Sullivan ° Brian A. Markison ° Mary E. Paetzold ° Richard L. Sherman ° Don C. Stark	☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐	4. 5.

Proposal to approve the Immunomedics, Inc. 2014
Long-Term Incentive Plan.

Proposal to ratify the appointment of KPMG LLP
as the Company’s independent registered public
accounting firm for the fiscal year ending June 30,
2015.

						☐ FOR ☐	☐ AGAINST ☐	☐ ABSTAIN ☐

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement of the meeting.

This Proxy when executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR the election of each Director (Proposal 1), FOR Proposal 2, FOR Proposal 3, FOR Proposal 4 and FOR Proposal 5.

If you wish to vote in accordance with the Board of Directors’ recommendations, just sign below. You need not mark any boxes.

PLEASE CAST YOUR VOTE AS SOON AS POSSIBLE!

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐	I/we plan to attend the 2014 Annual Meeting ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

IMMUNOMEDICS, INC.

300 THE AMERICAN ROAD

MORRIS PLAINS, NEW JERSEY 07950

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

DECEMBER 3, 2014

IMMUNOMEDICS, INC., BOARD OF DIRECTORS SOLICITS THIS PROXY

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated October 22, 2014, in connection with the 2014 Annual Meeting of Stockholders to be held at 10:00 a.m., local time, on Wednesday, December 3, 2014, at the offices of Immunomedics, Inc., 300 The American Road, Morris Plains, New Jersey 07950, and hereby appoints Cynthia L. Sullivan and Peter P. Pfreundschuh, and each of them (with full power to act alone), the proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of Immunomedics, Inc. registered in the name provided in this Proxy which the undersigned is entitled to vote at the 2014 Annual Meeting of Stockholders, and at any adjournment or postponement of the meeting, with all the powers the undersigned would have if personally present at the meeting. Without limiting the general authorization given by this Proxy, the proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy.

This Proxy when executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR the election of each Director (Proposal 1), FOR the approval of the compensation of our named executive officers (Proposal 2), FOR the amendment and restatement of our Certificate of Incorporation, as amended (Proposal 3), FOR the approval of the Immunomedics, Inc. 2014 Long-Term Incentive Plan (Proposal 4) and FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2015 (Proposal 5).

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

IMMUNOMEDICS, INC.

December 3, 2014

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

-  OR  -

TELEPHONE - Call toll-free 1-800-690-6903 from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

COMPANY NUMBER
- OR -
INTERNET - Access “www.proxyvote.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.	ACCOUNT NUMBER

You may enter your voting instructions at www.proxyvote.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

i Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet or telephone.  i

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

						FOR	AGAINST	ABSTAIN
1. Proposal to elect the nominees listed below as the Directors of the Company.				2.	Proposal to approve the compensation of our named executive officers.	☐	☐	☐

				3.	Proposal to approve the amendment and restatement of our Certificate of Incorporation, as amended.	FOR ☐	AGAINST ☐	ABSTAIN ☐

NOMINEES:	FOR	AGAINST	ABSTAIN
° David M. Goldenberg ° Cynthia L. Sullivan ° Brian A. Markison ° Mary E. Paetzold ° Richard L. Sherman ° Don C. Stark	☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐	4. 5.

Proposal to approve the Immunomedics, Inc. 2014
Long-Term Incentive Plan.

Proposal to ratify the appointment of KPMG LLP as
the Company’s independent registered public
accounting firm for the fiscal year ending June 30,
2015.

						FOR ☐ FOR ☐	AGAINST ☐ AGAINST ☐	ABSTAIN ☐ ABSTAIN ☐

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement of the meeting.

This Proxy when executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR the election of each Director (Proposal 1), FOR Proposal 2, FOR Proposal 3, FOR Proposal 4 and FOR Proposal 5.

If you wish to vote in accordance with the Board of Directors’ recommendations, just sign below. You need not mark any boxes.

PLEASE CAST YOUR VOTE AS SOON AS POSSIBLE!

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐	I/we plan to attend the 2014 Annual Meeting ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.